As filed with the Securities and Exchange Commission on May 7, 1999
                                                   Commission File No. 333-77267
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------





                                 AMENDMENT NO. 1


                                       TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

       Delaware                      3841                     87-0459536
 (State of jurisdiction of  (Primary Standard     (I.R.S. Employer incorporation
 or organization)             Classification           Identification Number)
                                Code Number

                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
 (Address and telephone number of registrant's principal executive offices and principal place of business)

                           Thomas F. Motter, President
                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ----------------------

                                   Copies to:

                             Randall A. Mackey, Esq.
                             Mackey Price & Williams
                        170 South Main Street, Suite 900
                         Salt Lake City, Utah 84101-1655
                            Telephone: (801) 575-5000

                    Approximate date of proposed sale to the
              public: As soon as practicable after the Registration
                          Statement becomes effective.
                             -----------------------

      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                                              CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                          Title of each                                               Proposed         Proposed
                             class of                                  Amount         maximum          maximum         Amount of
                         securities to be                              to be       offering price     aggregate      registration
                            registered                               registered      per Share      offering price        fee
----------------------------------------------------------------------------------------------------------------------------------

Resale of Common Stock issuable upon exercise of Win Capital Warrants     25,000            $ 4.00     $    100,000        $ 27.80
Resale of Common Stock issuable upon exercise of Cyn Del Warrants.        75,000            $ 4.00     $    300,000        $ 83.40
Resale of Common Stock issuable upon exercise of officer's Warrants      125,000            $ 2.63     $    325,750        $ 91.39
Resale of Common Stock issued to an officer of the Company........        50,000            $ 3.50     $    175,000        $ 48.65
Resale of Common Stock issuable upon conversion of Series D Preferred
      Stock.......................................................     1,140,000            $ 1.75     $  1,596,000            (1)
Resale of Common Stock issuable upon exercise of KSH Investment Group
      Warrants....................................................        55,539            $ 2.50     $    138,848            (1)
Resale of Common Stock issuable upon exercise of KSH Investment Group
      Warrants....................................................        10,461            $ 2.69     $     28,140            (1)
Resale of Common Stock issuable upon exercise of KSH Investment Group
      Warrants....................................................       142,400            $ 2.38     $    338,912            (1)
Resale of Common Stock issuable upon exercise of Win Capital Warrants     35,000            $ 2.30     $     80,500            (1)
Resale of Common Stock issuable upon exercise of Cyn Del Warrants.       105,000            $ 2.30     $    241,500            (1)
Resale of Common Stock issuable upon exercise of Class A Warrants      1,000,000            $ 7.50     $  7,500,000            (2)
Resale of Common Stock issuable upon exercise of Underwriter's Warrants  100,000            $ 8.125    $    812,500            (2)
Resale of Common Stock issuable upon exercise of Underwriter's Warrants  100,000            $ 7.50     $    750,000            (2)
Resale of Common Stock issuable upon exercise of Win Capital Warrants    291,000            $ 3.00     $    873,000            (2)
Resale of Common Stock issuable upon exercise of Note Holders' Warrants  287,500            $ 3.33     $    975,375            (2)
Resale of Common Stock issuable upon exercise of Attorney's Warrants      25,000            $ 3.33     $     83,250            (2)
Resale of Common Stock issuable upon conversion of Series C Preferred
      Stock.......................................................     1,713,143            $ 1.75     $  2,998,000            (2)
Resale of Common Stock issuable to Certain Holders of Common Stock       216,316            $ 2.875    $    621,909            (2)
Resale of Common Stock issuable to Certain Holders of Common Stock     1,000,000            $ 2.875    $  2,875,000            (2)
                                                                                                                       -----------
      Total Registration Fee......................................                                                         $251.24
==================================================================================================================================

(1) Registration fee was previously paid pursuant to Form SB-2 Registration Statement No. 333-77267, filed on April 27, 1999.

(2) No registration fee is required as securities were previously registered by Form SB-2 Registration Statement, No. 333-2496, effective as of July 10, 1996., Form SB-2 Registration Statement No. 333-57711, effective as of September 14, 1998, and Form SB-2 Registration Statement No. 333-68471, effective as of January 4, 1999. Pursuant to Rule 429, this is a combined registration statement which relates to the securities previously registered by the earlier registration statements and the securities being registered by this registration statement.

      The Registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                        PARADIGM MEDICAL INDUSTRIES, INC.

                              Cross Reference Sheet

              Form SB-2 Item No. and Caption                       Prospectus Caption


Item 1.       Front of Registration Statement and Outside Front    Outside Front Cover
              Cover Page of Prospectus

Item 2.       Inside Front and Outside Back Cover Pages            Inside Front and outside Back Cover Pages
              of Prospectus

Item 3.       Summary Information and Risk Factors                 Prospectus Summary; Risk Factors

Item 4.       Use of Proceeds                                      Use of Proceeds

Item 5.       Determination of Offering Price                      Not Applicable

Item 6.       Dilution                                             Not Applicable

Item 7.       Selling Security Holders                             Not Applicable

Item 8.       Plan of Distribution                                 Outside Front Cover Page; Plan of Distribution

Item 9.       Legal Proceedings                                    Business - Legal Proceedings

Item 10.      Directors, Executive Officers, Promoters             Management
              and Control Persons

Item 11.      Security Ownership of Certain Beneficial Owners      Principal Shareholders
              and Management

Item 12.      Description of Securities                            Outside Front Cover Page; Description of
                                                                   Securities

Item 13.      Interest of Named Experts and Counsel                Legal Matters; Experts

Item 14.      Disclosure of Commission Position on                 Description of Securities; Plan of Distribution
              Indemnification for Securities Act Liabilities

Item 15.      Organization Within the Last Five Years              Certain Transactions

Item 16.      Description of Business                              Business

Item 17.      Management's Discussion and Analysis or Plan of      Management's Discussion and Analysis or Plan of
              Operation                                            Operation

Item 18.      Description of Property                              Business - Properties

Item 19.      Certain Relationships and                            Certain Transactions
              Related Transactions

Item 20.      Market for Common Equity and Related                 Price Range of Common Stock and Class A
              Stockholder Matters                                  Warrants and Dividend Policy, Description of
                                                                   Securities
Item 21.      Executive Compensation                               Management - Executive Compensation

Item 22.      Financial Statements                                 Financial Statements;

Item 23.      Changes in and Disagreements with Accountants on     Not Applicable
              Accounting and Financial Disclosure

PROSPECTUS
----------




                                6,496,359 Shares

                        PARADIGM MEDICAL INDUSTRIES, INC.
                                  Common Stock

                                  -------------

            Paradigm Medical Industries, Inc. develops, manufactures and sells diagnostic and surgical equipment for the eyes. We currently market two ultrasonic surgery systems for removing cataracts and are developing a laser surgery system for the next generation of cataract removal. We also have a Blood Flow AnalyzerJ that detects and treats the eye condition glaucoma by diagnosing blood flow in the eyes. In addition, we acquired exclusive technology and manufacturing rights to four diagnostic eyecare instruments formerly manufactured by the Humphrey Systems Division of Carl Zeiss, Inc. (AHumphrey Systems@). Our sales come from our two ultrasonic surgery systems and related medical supplies and the Blood Flow AnalyzerJ. We plan to market the four diagnostic eyecare instruments acquired from Humphrey Systems. The laser system is still being tested and needs approval from the Food and Drug Administration before it can be sold.

            Our primary purpose in registering Common Stock for resale is to raise money to manufacture and market the four diagnostic eyecare instruments acquired from Humphrey Systems and to bring the laser surgery system to market. This will include significant manufacturing and marketing expenses, as well as research and developments costs and other expenses. We are registering for resale a total of 6,496,359 shares of Common Stock.

            This Prospectus supercedes all prior registrations. Our shares are listed for trading on The Nasdaq SmallCap Market under the symbols PMED and PMEDW. On May 6, 1999, the closing sales price for our Common Stock was $3.50 per share and the closing sales price for our Class A Warrants was $.78 per warrant.


            Investing in the Common Stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See ARisk Factors@ beginning on page 5.


            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                     This Prospectus is dated May ___, 1999.

                               PROSPECTUS SUMMARY

            This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

                                   THE COMPANY

            We develop, manufacture and sell surgical and diagnostic equipment and instrumentation for the eyes known as ophthalmic equipment with related accessories, including disposable products. Our surgical equipment is designed for cataract treatment with minimum invasion of the eye. We market two ultrasonic cataract surgery systems with related instruments. One of the ultrasound systems, the Precisionist Thirty ThousandJ, is manufactured as the base surgery system for our Precisionist Thirty ThousandJ Ophthalmic Surgical WorkstationJ (the "WorkstationJ"). We currently developing a laser cataract surgery system as an adjunct to its Workstation. This product is currently undergoing investigational trials in the United States. If successfully developed and approved for medical uses, we plan to market the laser system as a plug-in module for its WorkstationJ. We also have the exclusive rights to sell the Blood Flow AnalyzerJ in the United States. This product is a portable computerized system designed for diagnosis of blood flow volume in the eye for detection and treatment of glaucoma. We are currently developing additional test applications for this diagnostic product. In addition, we have acquired exclusive technology and manufacturing rights to four diagnostic eyecare instruments, formerly manufactured by Humphrey Systems. All product manufacturing and service related to these instruments has been moved to our Salt Lake City facility.

                                   EYE SURGERY

     A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, reducing vision. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant which restores visual clarity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately 2 million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

                                 SURGERY SYSTEMS

     We manufacture and sell two phaco systems with accessories. The Precisionist 3000 PlusJ system was introduced in 1992 and is a low-cost portable system intended primarily for the international market. The Precisionist Thirty ThousandJ Ocular Surgery WorkstationJ is our newest generation system which is the base for our expandable surgical "workstation" platform. We believe that current phaco systems can be difficult for many eye surgeons to master and that other eye surgery systems can be developed that intrude less into the eye. We are developing its proprietary PhotonJ laser system and unique patented probe for laser cataract removal which we believe can address the difficulties associated with phaco systems. We intend to make the PhotonJ laser system a plug-in module for its WorkstationJ if and when cleared for market by the Food and Drug Administration (the "FDA"). The development of the laser cataract system is being done in cooperation with eye surgeons in the United States and through research and development work being conducted by our engineering group, and under contract with the Dixon Medical Laser Laboratory at the University of Utah in Salt Lake City.

     We believe that in certain surgical conditions, our laser system will be easier to use and safer than present phaco systems. The probe will be smaller than typical probes employing ultrasonic needle technology and will deliver laser energy directly to the desired tissue area by means of a smooth blunt end. The laser probe has been shown to eliminate high-frequency vibrations in the eye and to significantly reduce heat build-up which are complications associated with the phaco method. In 1996, we received FDA approval to conduct clinical trials in the United States with the PhotonJ laser system. During these Phase I clinical trials we discovered that the PhotonJ laser system was effective in removing softer grade cataracts. We completed our Phase I clinical trials in 1997, and received FDA approval to proceed to an expanded Phase II clinical to provide the statistical data required to approve the PhotonJ laser system for laser cataract removal. There is no assurance, however, that we will successfully complete the Phase II clinical trials or that additional disadvantages or problems unique to the PhotonJ laser system will not be discovered during the Phase II clinical trials or following FDA approval of the system.

     In addition to cataract surgery, we believe that our PhotonJ laser system is capable of being configured with specialty probes for use in other ophthalmic surgical procedures. These potential applications could represent substantial growth opportunities including additional sales of equipment, instruments, accessories and disposables. However, there can be no assurance that these applications will be developed or approved. Further there is no guarantee that the laser will be accepted by the eye surgery market in this capacity.


                               BLOOD FLOW ANALYZER

     In June 1997, we received FDA clearance to market the Blood Flow AnalyzerJ for detection of glaucoma and other retina related diseases. The device measures not only pressure in the eye but also blood flow in the eye. Reduced blood flow in the eye may cause nerve fiber bundle death from lack of oxygen resulting in loss of vision associated with glaucoma. Our Blood Flow AnalyzerJ is a portable automated system that presents an affordable method for such blood flow testing for ophthalmic and optometric doctors. We have an exclusive licence to private label, package and market the product in the United States, with full international marketing rights. See "Business - General."


                               MARKETING AGREEMENT

     In June, 1998, we entered into a Co-Distribution Agreement with Pharmacia & Upjohn Company and Natural Healthcare Manufacturing Corporation, which provides for the marketing and sale of a range of ophthalmic products. Under the terms of the Co-Distribution Agreement, we, Parmacia & Upjohn and National Healthcare will offer a comprehensive package of products to cataract surgeons, including cataract surgical equipment, intraocular lens, implants, intraocular pharmaceuticals, surgical instruments and sterile procedural packs. See "Business - General."


                      ACQUISITION OF DIAGNOSTIC INSTRUMENTS

      In July 1998, we entered into an Agreement for Purchase and Sale of Assets with the Humphrey Systems to acquire the exclusive technology and manufacturing rights to four diagnostic eyecare instruments, formerly manufactured by Humphrey System. These instruments are ultrasound-based products which represent one of the Company=s core technology areas and include the Ultrasonic Biometer 820, the A/B Scan System Model 837, the Ultrasound Pachymeter Model 855, and the Ultrasound Biomicroscope Model 840 and all accessories, packaging and end-user collateral products for each of the product lines. All product manufacturing and service has been moved to our Salt Lake City facility. Product shipments of the Ultrasound Pachymeter Model 855 resumed in December 1998. Product shipments of the Ultrasonic Biometer 820 are expected to resume in the second quarter of 1999 and product shipments of the A/B Scan System Model 837 and the Ultrasound Biomicroscope Model 840 are expected to resume in the third quarter of 1999. The acquisition gives us a fast track entry into the expanding eyecare diagnostics market. In addition, the ultrasound products compliment our cataract and glaucoma product offerings and expand our market into optometry. See "Business - General."

                                 The Offering

Securities Offered ..............  The  resale  of  6,496,359  shares  of Common
                                   Stock, consisting of the resale of 2,251,900 shares of Common Stock issuable upon the exercise of the Class A Warrants, Underwriter's Warrants, Win Capital Warrants, Note holders' Warrants, Attorney's Warrants, KSH Investment Group Warrants and Cyn Del Warrants; the resale of 1,713,143 shares of Common Stock issuable upon the conversion of the Series C Convertible Preferred Stock (the "Series C Preferred Stock"); the resale of 1,140,000 shares of Common Stock issuable upon the conversion of the Series D
                                   Convertible Preferred Stock (the "Series D Preferred Stock"); the resale of 216,316 shares of Common Stock consisting of the resale of 90,000 shares for satisfaction of debt pursuant to the Stock Exchange for Satisfaction of Debt Agreement with Zevex International, Inc. ("Zevex") and 126,316 shares for purchase of assets pursuant to the Agreement for Purchase and Sale of Assets with Humphrey Systems Division of Carl Zeiss, Inc. ("Humphrey Systems"); the resale of 1,000,000 shares of Common Stock for purchase of assets from Humphrey Systems pursuant to the Agreement for Purchase and Sale of Assets and for raising additional working capital;
                                   and the resale of 50,000 shares of Common Stock issued to John W. Hemmer, Vice President of Finance, Treasurer, Chief Financial Officer and a director of the Company for services to the Company and the resale of 125,000 shares of Common Stock issuable upon the exercise of Warrants issued to Mr. Hemmer in connection with his retirement. Each Class A Warrant entitles the holder to purchase one share of common Stock at an exercise price of $7.50 per share. Each Underwriter's Warrant entitles the holder to purchase one share of common Stock at an exercise price of $7.50 to $8.125 per share. Each Win Capital Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.30 to $4.00 per share. Each of the Note Holders' Warrants and Attorney's Warrants entitles the holder to purchase one share of Common Stock at an exercise price of $3.33 per share. Each KSH Investment Group Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.38 to $2.69 per share. Each Cyn Del Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.30 to $4.00 per share. Each Warrant issued to Mr. Hemmer entitles him to purchase one share of Common Stock at an exercise price of $2.63 per share. Each share of Series C Preferred Stock and Series D Preferred Stock is convertible at a conversion price of $1.75 per share. The Note is convertible at a conversion price of $2.00 per share. The Class A Warrants, Underwriter's Warrants, Win Capital Warrants, Note Holders' Warrants and Attorney's Warrants are subject in certain circumstances to earlier redemption by us. The Series C Preferred Stock, Note and Series D Preferred Stock are subject in certain circumstances to automatic conversion. See "Securityholders Registering Shares" and "Description of Securities."

Common Stock outstanding
prior to the offering ...........  5,894,741 shares.

Common Stock outstanding
after the offering (1)...........  12,391,100 shares.

Use of Proceeds..................  All funds received by us upon the exercise of the Warrants will be used for general corporate purposes. We will not receive any proceeds from the conversion of the Series C Preferred Stock or the Series D Preferred Stock. See "Use of Proceeds."


Risk Factors/Dilution............  The offering  involves a high degree of risk.
                                   See "Risk Factors."

Nasdaq Symbols
     Common Stock................  PMED
     Class A Warrants............  PMEDW

                                         Summary Financial Information

                                                                    For the                  For the                  For the
                                                                  year ended               year ended               year ended
                                                                 September 30,            December 31,             December 31,
                                                                     1996                     1997                     1998
                                                                 -------------            ------------             ------------
Statement of Operations Data:
  Sales...................................................     $    252,000          $      464,000              $  1,258,000
  Costs of sales..........................................          180,000                 333,000                   813,000
  Operating expenses......................................        1,328,000               2,933,000                 3,160,000
  Operating loss..........................................       (1,256,000)             (2,802,000)               (2,715,000)
  Other income (expense)..................................         (193,000)                208,000                    44,000
  Net loss................................................       (1,449,000)             (3,010,000)               (2,759,000)
  Net loss attributable to common shareholders
     After non-cash preferred dividend....................       (1,448,000)             (3,010,000)               (2,759,000)
  Net loss per common share...............................            (0.66)                  (0.82)                     (.69)
  Shares used in computing net loss per share.............        2,193,000               3,663,000                 4,022,000
  Cash dividends per share................................             None                    None                      None

                                                                    As of                  As of
                                                                December 31,            December 31,
                                                                    1997                   1998
                                                               -------------           -------------
Balance Sheet Data:
 Current assets...........................................     $  1,857,000            $  1,415,000
  Current liabilities.....................................        1,055,000                 492,000
  Working capital........................................           802,000                 923,000
  Total assets...........................................         2,713,000               2,241,000
  Long-term debt, less current portion....................        1,082,000                  33,000
 Accumulated deficit......................................       (8,258,000)            (15,887,000)
 Stockholders' equity.....................................          576,000               1,716,000


                                  RISK FACTORS

       Before you invest in our Common Stock, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this Prospectus before you decide to purchase shares of our Common Stock. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

       Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

Limited  Working  Capital;  Limited  Operating  History;   Accumulated  Deficit;
Anticipated Losses.

       As of December 31, 1998, we had limited working capital of $923,000. We also have not been in business for a long time. Most of our current sales are related to the Precisionist 3000 Plus, our ultrasonic eye surgery machine. Our accumulated deficit was $8,258,406 as of December 31, 1997 and $15,887,000 as of December 31, 1998. Such losses have resulted principally from costs incurred in connection with research and development, including clinical trials, of the laser surgery system. Medical products were not sold by us until late 1992. Our ability to become profitable largely depends on successfully developing clinical applications and obtain regulatory approvals for its laser surgery products, including the PhotonJ LaserPhacoJ, and to effectively market such products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters or other unforeseen difficulties.

Possible Future Delisting of Securities from The Nasdaq SmallCap Market and Market Illiquidity.

       We received a letter from the Nasdaq staff, dated January 7, 1998, notifying us that our securities would be delisted from The Nasdaq SmallCap Market at the close of business on January 15, 1998 because we failed to demonstrate compliance with all the requirements for continued listing. We requested a review of the staff's findings and conclusions. A hearing to review the staff's findings and conclusions was held on February 19, 1998. We were determined to be in compliance with the requirements for continued listing on The Nasdaq SmallCap Market as a result of the proceeds we had received from sale of 20,030 shares of Series C Preferred Stock and the exchange of 12% Convertible, Redeemable Promissory Notes for 9,950 shares of Series C Preferred Stock.

       In order to remain eligible for quotation on Nasdaq, we must maintain $2,000,000 in net tangible assets, a $500,000 market value of the public float (excluding shares held directly or indirectly by officers, directors and controlling stockholders), and at least 300 round lot holders of our Common Stock. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share. If we are unable to comply with these new listing requirements in the future, our securities would be delisted from the Nasdaq SmallCap Market. We may be unable to satisfy all requirements to remain listed on Nasdaq. If delisted from Nasdaq, our securities may then be traded on the OTC Electronic Bulletin Board or in the over-the-counter market in the so-called "pink sheets." As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained.

Disclosures Relating to Low Priced Stocks; Possible Restrictions on Resales of Low Priced Stocks and on Broker-Dealer Sales; Possible Adverse Effect of "Penny Stock" Rules on Liquidity for the Company's Securities.

       If our securities were to be delisted from Nasdaq as discussed above, they may become subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers that sell securities governed by Rule 15g-9 to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by Rule 15g-9, the broker-dealer must determine whether the purchaser qualifies as a purchaser and must receive the purchaser's written consent to the transaction prior to sale. Consequently, Rule 15g-9 may adversely effect the ability purchasers and others to sell our securities and otherwise affect the trading market in our securities.

       The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Exchange Act require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

       The foregoing penny stock restrictions will not apply to our securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or if we meet certain minimum net tangible asset or average revenue criteria. There can be no assurance that our securities will qualify for exemption from these restrictions. In any event, even if our securities were exempt from such restrictions, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If our securities were subject to the rules on penny stocks, the market liquidity for our securities could be materially adversely affected.

Future Capital Needs and Uncertainty of Additional Funding.

       We may require substantial funds in addition to the net proceeds of this Offering for various reasons, including continuing research and development, expanding clinical trials, completing the FDA approval process for its products (including the PhotonTM LaserPhacoTM), and manufacturing and marketing its existing products. See "Risk Factors -- Government Regulation; Uncertainty of FDA Approval" below. In the short term, based on past financial needs and on currently planned programs, we anticipate that the net proceeds of this Offering and the interest earned from it, together with funds generated from future product sales, should be adequate, even if at the minimum level, to satisfy our capital requirements for approximately 12 months. This estimate is based on certain assumptions and there can be no assurance that the net proceeds of this Offering will be sufficient to satisfy our capital requirements for 12 months. Even if this Offering is successful, we will need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of its research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop itself, which may materially adversely affect our continued operations.

Technological Uncertainty and Early Stage of Product Development.

       The science and technology of medical products, including lasers, is rapidly evolving. Our medical systems may require significant further research, development, testing and regulatory clearances. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the proposed products will prove to be ineffective or unsafe; that they fail to receive necessary regulatory clearances; that the proposed products are uneconomical; that others hold proprietary rights which preclude us from marketing such products; or that others market better products. Accordingly, we are unable to predict whether its research and development activities will result in any commercially profitable products. Further, due to the extended testing and regulatory review process required, we may be unable to sell our current and proposed laser cataract system products. There is also no guarantee that we will be able to develop and sell a glaucoma surgery system. See "Business."

Government Regulation; Uncertainty of FDA Approval.

       We are subject to substantial regulation by the FDA and other federal and state regulatory agencies. FDA regulations require us to obtain either a 510(k) clearance or pre-marketing approval prior to marketing a product in the United States. We are also subject to foreign regulation and must receive various types of approvals from foreign government agencies prior selling its products in some countries. The clearance and approval processes for both the FDA and foreign regulatory authorities are costly, time consuming and uncertain. In addition, we are required to obtain FDA approval before exporting a device which has not received FDA marketing clearance or approval. We may never be able to obtain these required government approvals. See "Risk Factors--Future Capital Needs and Uncertainty of Additional Funding." Delays or failure to obtain such approvals would materially and adversely effect us, as would changes in existing requirements. We have received a 510(k) clearance from the FDA for our ultrasonic surgery systems allowing us to sell both devices in the United States. We have also received 510(k) clearance to market an ocular blood flow analyzer manufactured by O.B.F. Labs, Ltd. ("O.B.F. Labs"). In May 1995, we were granted an investigational device exemption for our PhotonJ LaserPhacoJ System allowing us to conduct clinical studies in support of our application with the FDA to obtain approval to market our laser surgery system. We have completed the authorized clinical studies and has requested authorization for expanded clinical studies. We have also received FDA approval to manufacture and export the PhotonJ LaserPhacoJ System internationally. However, we have not yet obtained approval from some foreign countries to market the laser product where approval is necessary. We anticipate that many contemplated applications of our currently existing and planned products will be subject to the lengthy regulatory approval process, including preclinical studies, clinical trials and extensive regulatory review and could take many years and require the expenditure of substantial resources. See "Business--Regulation."

Lack of Operating Experience.

       Our executives rely on their experience and skill from their professional occupations. None of our executives has direct experience in managing a company which utilizes research and product development activities and technology to such a high degree.
See "Management."

Dependence on Laser Cataract System.

       We are also developing a laser cataract system for inclusion in our WorkstationJ. Phase I clinical trials have concluded for FDA approval for the PhotonJ LaserPhacoJ system. During the clinical trial, we discovered that the PhotonJ LaserPhacoJ system may not effectively remove viscerous cataracts. In May, 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We are highly dependent on FDA approval of its PhotonJ LaserPhacoJ system to generate future revenues. With the recently discovered possible limitation of the PhotonJ LaserPhacoJ, the system may not be approved by the FDA. See "Business -- Products."

Potential Obsolescence from Rapid Technological Change.

       Our market is subject to rapid technological change. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development on our existing products and to develop new products. Despite such investment, our current or proposed products may be unsuccessful.

Product and Market Competition.

       Our laser system will potentially receive competition from other laser systems, such as excimer, holmium (Ho:YAG), Erbium (Er:YAG), Nd:YLF (Neodymium:Yttium-Lithium-Fluoride) or lasers of other wave lengths. Competition may also come from other medical devices and other surgical techniques. Further, the cataract surgical device industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed and have a well recognized trade name related to their product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors which will affect future sales include regulatory approvals, performance, pricing, timely product shipment, safety, customer support, convenience of use and patient and general market acceptance. See "Business-- Competition."

Business Development Risks.

       New ventures, particularly those involved in a highly technical industry such as the medical industry, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre-production planning, new products can incur unexpected problems in full scale production, which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures can also be expected from time to time. Any business, including ours, is substantially dependent upon the capabilities and performance of both management and sales personnel. Mistakes in judgment or performance can be costly and, in certain instances, disabling. Therefore, management skill, experience, character and reliability are of significant importance.

Dependence On Key Personnel.

       Our success largely depends on a number of key employees. The loss of services of one or more of these employees could have a material adverse effect on us, including the development and sale of eye surgery systems. We are especially dependent upon the efforts and abilities of certain of our senior management, particularly Thomas F. Motter, Chairman of the Board, President and Chief Executive Officer, and Robert W. Millar, Vice President of Engineering and Manufacturing. Messrs. Motter and Millar are each employed by us under a five-year employment agreement. The loss of any of our key executives could have a material adverse effect on us and our operations and prospects, although the loss of either Mr. Motter or Mr. Millar could have a more significant adverse effect. We have no key man insurance on either Mr. Motter or Mr. Millar. We believe that our future success will also depend, in part, upon our ability to attract, retain and motivate qualified personnel. There is no assurance, however, that we will be successful in attracting and retaining such personnel. See "Management."

Production Risks.

       The high-technology product line requires us to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations. Components must be custom designed and manufactured, which is not only complicated and expensive, but can also require a number of months to accomplish. Slight mistakes in either the design or manufacture can result in unsatisfactory parts that may not be correctable. Because our business requires the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders, but also in disagreements regarding liability and, in any event, extended delays in production. Moreover, we rely on suppliers that are related to each other for parts and equipment. When dealing with related suppliers the terms on which parts and equipment are purchased may not be as favorable as could be obtained from unrelated third-party suppliers. See "Business."

Lack of Independent Market Testing.

       We believe that there is substantial commercial demand for its laser surgery system and blood flow analyzer for the eyes at a profitable price. However, this belief is solely based on our management=s experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of this demand, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist. See "Business."

No Assurance of Market Acceptance.

       Our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors including receiving regulatory approvals, demonstrating the safety, and advantages of our products over existing systems and techniques. Our laser surgery system may never gain market acceptance since the system may not effectively remove viscerous cataracts. Further, we be unable to successfully market our products even if they perform successfully in clinical applications. Our Precisionist ThirtyThousand TM Workstation TM may not gain acceptance unless we can reduce or eliminate the vacuum surge and develop additional, complementary surgical devices for installation in that host system.

Dependence on Patents and the Protection of Proprietary Technology.

       We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants and third-parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. Our laser probe is protected by a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. We own the exclusive worldwide rights to this patent. Patents are reported by O.B.F. Labs to be pending in the United States and Japan and with the European Economic Community for the blood flow analyzer for the eyes we plan to market. The pending patents may not be perfected. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such products could be severely restricted or prohibited. We may be required to obtain licenses to utilize such patents or proprietary rights of others and acceptable terms may be unavailable. If we do not obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending itself against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain. See "Business--Intellectual Property."

Limited Nature of Patent Protection.

       Others may sell products similar to our Photon TM LaserPhaco TM system or the Blood Flow Analyzer TM for the eyes before we can market either device. We rely on the protections that we hope to realize under the United States and foreign patent laws. See "Business--Intellectual Property Protection." However, patents provide limited protections. We have a United States patent on the hand-held probe design and applications for various foreign patents are either pending or planned, and the patents for the blood flow analyzer for the eyes are reported by O.B.F. Labs to be pending. Similar devices, however, could be designed that do not infringe on our patent rights, but that are similar enough to compete against our patented products. Moreover, it is possible that an unpatented but prior existing device or design may exist that has never been made public and therefore is not known to us or the industry in general. Such a device could be introduced into the market without infringing on our current patent. If any such competing non- infringing devices are produced and distributed, our profit potential would be seriously limited, which would seriously impair our viability. See "Business--Competition."

Limitations on Medical Reimbursement.

       We anticipate that our medical devices will generally be purchased by ophthalmologists and hospitals that will then bill various third-party payors, such as government programs and private insurance plans, for the health care services provided to their patients. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which our medical devices may be used, however, may be denied reimbursement as elective. In addition, third-party payors may deny reimbursement if they determine that the use of our products was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. Even if we receive FDA clearances for our products, third-party payors may nevertheless deny reimbursement. Furthermore, third-party payors increasingly challenge the prices charged for medical products and services. Reimbursement from third-party payors may be unavailable or if available, that reimbursement may be limited when compared with reimbursement for competitive procedures, thereby materially adversely affecting our ability to profitably sell products. The market for our products could also be adversely affected by recent federal legislation that reduces reimbursements under the capital cost pass-through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors or changes in government and private third-party payors' policies toward reimbursement for procedures employing our products would have a material adverse effect on us. See "Risk Factors--Proposed Health Care Reform" and "Business--Marketing and Sales--Third-Party Reimbursement."

Proposed Health Care Reform.

       President Clinton's Administration is making proposals to change aspects of the delivery and financing of health care services. Other legislation to accomplish the same purpose has or will also be introduced by members of Congress. Legislation derived from one or more of these proposals may be enacted in the near future. Such legislation to control or reduce public (Medicare and Medicaid) and private spending on health care, to reform the methods of payment for health care goods and services by both the public and private sectors, and to provide universal access to health care may be passed. We cannot predict what form this legislation may take or the effect of such legislation on its business. It is possible that the legislation ultimately enacted by Congress will contain provisions resulting in price limits and utilization controls which may reduce the rate of increase in the growth of the ophthalmic laser market or otherwise adversely affect our business. It is also possible that future legislation could result in modifications to the nation's public and private health care insurance systems which will affect reimbursement policies in a manner adverse to us. We also cannot predict what other legislation relating to our business or the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect legislation may have on the results of its operations.

New Product Quality.

       Our Precisionist ThirtyThousandJ WorkstationJ is a new computer-based product unproven by day-to-day use in the marketplace. As is common with other new computer-based products, we have discovered certain circuitry problems and component failures with the first WorkstationJ that we manufactured. We believe that we have corrected most if not all of these problems. However, there is no assurance that all of these problems have been detected or corrected. If customers were to experience significant problems with the WorkstationJ, if we could not fix or correct the problems, or if our customers were dissatisfied with the functionality or performance of the WorkstationJ, or product support provided by us, we would be materially adversely effected.

Dependence on Outside Suppliers and Manufacturers.

       We currently purchase all of its components, supplies and contract manufacturing from third-party suppliers. Substantially all of our current products are manufactured or assembled by three companies under long-term manufacturing agreements. See "Business--Marketing and Sales--Manufacturing and Raw Materials." However, if we were required to locate other manufacturers or suppliers, we could experience increased costs and significant delays in both locating and switching to new vendors. Further, it would be difficult for us to develop the capacity to manufacture or assemble its products in-house since we have no experience in large-scale manufacturing. In addition, we may be unsuccessful in developing the necessary facilities or recruiting trained personnel to achieve profitable manufacturing or assembling capacities.

Minimal Marketing Experience.

       We have commenced a direct sales program to market its current and proposed products. See "Business--Marketing and Sales." However, we have minimal direct sales experience and may need to recruit additional qualified personnel for this purpose. Our sales program may be unsuccessful or we may be unable to attract and retain qualified distributors on favorable terms.

Product Liability and Possible Insufficiency of Insurance.

       The nature of our business exposes it to risk from product liability claims and there can be no assurance that the Company can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $1,000,000 per claim with an aggregate policy limit of $1,000,000. There is substantial doubt that this amount of insurance would be adequate to cover liabilities should we face significant claims. A successful products liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. Any losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

World Economic, Political and Currency Fluctuations.

       We anticipate that a significant portion of its future product sales will be in foreign countries. Because we quote prices for our products and accepts payment on sales principally in U.S. dollars, any significant increase in the value of the U.S. dollar against local currencies may make our products less competitive with foreign products. The economic and political instability of some foreign countries also may affect the ability of ophthalmologists and others to purchase our products, or the ability of potential customers to pay for the procedures for which our products are used. See "Business--Competition."

Potential Adverse Effects of Future Sales of Stock; Dilution.

       As of March 31, 1999, approximately 58% or about 3,390,000 of the total 5,894,741 shares of Common Stock outstanding were "restricted securities" within the meaning of Rule 144 under the 1933 Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months, sell in ordinary transactions, or in transactions directly with a market maker an amount equal to the greater of one percent of our then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. An additional 47,226 shares could immediately be sold in reliance on Rule 144 upon the conversion of our Series A and Series B Preferred Stock issued and outstanding as of March 31, 1999 for shares of Common Stock. An additional 33,125 shares could also be immediately sold in reliance upon Rule 144 upon the exercise of the La Jolla Warrants and FAS Warrants and an additional 660,280 shares could eventually be sold in reliance upon Rule 144 upon the exercise of Stock Options granted to our employees and directors. Moreover, an additional 80,000 shares of Common Stock could be sold upon the conversion of the Series C Preferred Stock and 1,140,000 shares of Common Stock could be sold upon the conversion of the Series D Preferred Stock. Further, 1,000,000 shares could be sold upon the exercise of Class A Warrants issued in connection with the July 1996 public offering and 512,500 shares could be sold upon the exercise of warrants held by Bridge Note investors, and our attorneys and underwriters of the July 1996 public offering. Finally, 739,400 shares could be sold upon the exercise of warrants that we have issued to Win Capital , Cyn Del and KSH Investment Group and 125,000 shares could be sold upon the exercise of warrants that we have issued to John W. Hemmer. We have agreed to register the shares of Common Stock issuable upon exercise of Class A Warrants, Underwriter's Warrants, Win Capital Warrants, Note Holders' Warrants, Attorney's Warrants, KSH Investment Group Warrants and Cyn Del Warrants on the same registration statement as the shares of Common Stock issuable upon conversion of the Series C and Series D Preferred Stock and Note and keep such registration statement current until such time as all shares of Common Stock issuable upon exercise of the warrants and conversion of the Series C and Series D Preferred Stock are freely tradeable pursuant to Rule 144(k) promulgated under the Securities Act, all at our cost and expense. Sales of such shares would increase the number of shares in the public float and have an adverse effect on the market price of the Common Stock.

Possible Volatility of Stock Price.

       Our Common Stock and Class A Warrants are currently traded on The Nasdaq SmallCap Market. Factors such as announcements by us of the regulatory status of products, quarterly variations in its financial results, the gain or loss of material contracts, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of such securities to fluctuate significantly.

Adverse Effects of Board of Director Control of Preferred Stock.

       Our Certificate of Incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. Those terms and conditions may include preferences on an equal or prior rank to existing series of Preferred Stock. Those shares may be issued on such terms and for such consideration as the Board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of March 31, 1999, 8,119 shares of Series A Preferred Stock, 31,236 shares of Series B Preferred Stock, 1,400 shares of Series C Preferred Stock and 1,140,000 shares of Series D Preferred Stock were issued and outstanding, which are immediately convertible, in the aggregate, into 1,267,226 shares of our Common Stock. See "Description of Securities--Preferred Stock."

No Dividends on Common Stock.

       We issued a stock dividend on its Series A Preferred Stock and Series B Preferred Stock on January 8, 1996, to stockholders of record as of December 31, 1994. We have not paid any cash dividends on our Common Stock and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business. The holders of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to non-cumulative cash dividends paid out of surplus earnings. See "Dividend Policy" and "Description of Securities--Preferred Stock."

Board Discretion as to Use of Proceeds.

       All of the net proceeds of the Offering, if any, have been allocated to working capital (and not otherwise allocated for a specific purpose) and will be used for such purposes as management may determine in its sole discretion without the need for stockholder approval with respect to any such allocations. See "Use of Proceeds."

Rescission Offer to Series B Shareholders.

       We issued 493,000 shares of Series B Preferred Stock in 1994 and 1995. The Series B Shares may not have been sold in compliance with certain aspects of California corporate law and federal and state securities laws. Concurrently with our July 1996 public offering, we provided the Series B Shareholders with a rescission offer (the "Rescission Offer") to repurchase all Series B Preferred shares (the "Rescission Shares") owned by the Series B Shareholders. The Series B Shareholders were offered the right to rescind their purchases and receive a refund of the price paid by them of $4.00 per share plus an amount equal to the interest thereon at rates ranging from 6% to 12% per annum from the date the Rescission Shares were purchased to July 25, 1996, the date our public offering closed and each rescinding shareholder was paid by us. The original purchasers of approximately 93% of the Series B Shares (460,250 shares) rejected the Rescission Offer by responding as requested in the Rescission Offer or by failing to return a response within thirty days of receiving the Rescission Offer. Two shareholders owning a combined total of 32,750 shares accepted the Rescission Offer. The Rescission Offer was designed to reduce any type of contingent liability we may be subject to in connection with its private placement of Series B Preferred Stock. However, the Rescission Offer may not have fully relieved us from exposure to contingent liability under federal or state securities laws. Not every state statutorily provides for voluntary rescission offers. In addition, other states, although authorizing rescission offers, do not completely limit the liability of the offeror. Thus, we may have continuing liability in certain states following the Rescission Offer.

Limited Liability for Officers and Directors and Indemnification Matters.

       Our Certificate of Incorporation eliminates in certain circumstances the liability of directors for monetary damages for breach of their fiduciary duty as directors. We have entered into indemnification agreements (the "Indemnification Agreements") with certain directors and officers. Each such Indemnification Agreement provides that we will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. The Indemnification Agreements will also require that we indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he or she is successful. See "Management--Limitation of Liability and Indemnification Matters."

Dilutionary Possibilities.

       The Board of Directors has the inherent right under applicable Delaware law, for whatever value the Board deems adequate, to issue additional shares of Common Stock up to the limit of shares authorized by the Certificate of Incorporation, and, upon such issuance, all holders of shares of Common Stock, regardless of when it is issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. The Board of Directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of shares of Preferred Stock in a series, to create a new series of Preferred Stock and to establish preferences and all other terms and conditions in regard to such newly-created series. Any of those actions will dilute the holders of Common Stock and also affect the relative position of the holders of any series of any class. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered. See "The Offering."

                                 USE OF PROCEEDS

       Holders of Class A Warrants, Underwriter's Warrants, Win Capital Warrants, Note Holders' Warrants, Attorney's Warrants, Cyn Del Warrants and KSH Investment Group Warrants are not obligated to exercise any of their Warrants. However, assuming exercise of all of the Warrants and assuming the issuance of the 1,000,000 additional shares of Common Stock being registered for resale for the purchase of assets from Humphrey Systems and for raising additional working capital, the net proceeds from this Offering to be received by the Company from the issuance of 2,376,900 shares of Common Stock covered by this Prospectus and issuable upon the exercise of the Warrants and from the insurance of 1,000,000 additional shares of Common Stock are estimated to be $15,545,775. The closing bid price of the Common Stock on The Nasdaq SmallCap Market was $3.50 on May 6, 1999. Approximately 55% of the Warrants are exercisable at prices above $3.50. Accordingly, there is no assurance that any of the Warrants will be exercised and the Company may not receive any proceeds from this Offering. The Company will not receive any proceeds from the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock, the Note or Series D Preferred Stock.

       The Company currently anticipates that it will use the net proceeds of this Offering, if any, to fund working capital requirements. In the event sufficient proceeds are not received, the Company's short term plan is to meet cash needs through external financing sources such as bank financing and private offerings of debt and/or equity. The Company also expects the cash flow from operations will provide additional funds to the Company as operating revenues increase.

       The cost, timing and the amount of funds required for such uses by the Company cannot be precisely determined at this time and will be based upon, among other things, competitive developments, the rate of the Company's progress in product development, and the availability of alternative methods of financing. In addition, the Company's Board of Directors has broad discretion in determining how the proceeds of this Offering received by the Company will be applied.


                                 CAPITALIZATION

            The following table sets forth the capitalization of the Company at December 31, 1998.



                                                                                                            As of
                                                                                                     December 31,
                                                                                                             1998
-----------------------------------------------------------------------------------------  ------------------------

Long-term obligations(1)                                                                            $        33,000
                                                                                                        -----------

Stockholders' equity:

            Series A Preferred Stock, $.001 par value per share;
            500,000 shares authorized, 34,619 issued and outstanding                                              -

            Series B Preferred Stock, $.001 par value per share;
            500,000 shares authorized, 31,236 issued and outstanding                                              -

            Series C Preferred Stock, $.001 par value per share;
            30,000 shares authorized; 6,900 issued and outstanding                                                -

            Series D Preferred Stock, $.001 par value per share;
            1,140,000 shares authorized; -0- issued and outstanding                                               -

            Common Stock, $.001 par value per share; 20,000,000 shares
            authorized, 5,500,306 issued and outstanding (2)                                                  5,000

            Additional paid-in-capital                                                                   17,704,000

            Treasury Stock, 2,600 shares of common stock                                                    (4,000)

            Unearned compensation                                                                          (94,000)

            Stock subscription receivable                                                                   (8,000)

            Accumulated deficit                                                                        (15,887,000)
                                                                                                    --------------

Total stockholders' equity                                                                                1,716,000
                                                                                                    ---------------

Total capitalization                                                                                $     1,749,000
                                                                                                    ===============
-------------------


            (1) Excludes current portion of long-term debt.

            (2) Does not include (i) 2,376,900 shares of Common Stock issuable upon the exercise of the Class A Warrants, Underwriter's Warrants, Win Capital Warrants, Note Holders' Warrants, Attorney's Warrants, KSH Investment Group Warrants, Cyn Del Warrants and Hemmer Warrants;
            (ii) 21,525 shares of Common Stock issuable upon exercise of the FAS Warrants; (iii) 13,920 shares of Common Stock issuable upon conversion of the 11,600 Series A Preferred Stock underlying the La Jolla Warrants; (iv) 47,226 shares of Common Stock issuable upon the conversion of the 8,119 shares of outstanding Series A Preferred Stock and 31,236 shares of outstanding Series B Preferred Stock; (v) 2,853,143 shares of Common Stock issuable upon the conversion of the Series C Preferred Stock and the Series D Preferred Stock; and (vi) 750,000 shares of Common Stock issuable upon the exercise of options granted under the Company's 1995 Option Plan.

Bridge Financing

       During the period beginning on December 26, 1995 and ending on February 21, 1996, the Company sold a total of 23 Units to 14 investors (13 of which were accredited investors) at a price of $25,000 per Unit primarily to finance its public offering which was completed in July 1996 (excluding one Unit which was issued for services). Each Unit consisted of a $25,000 Promissory Note with a stated interest rate of 12% and Warrants to purchase 12,500 shares of Company's Common Stock. Each Note bears interest at an imputed interest rate of 18% per annum and is payable on the earlier of the closing of the Company raising at least $4,000,000 through a public offering or December 31, 1996, at the $25,000 face amount of the Notes plus accrued interest at the rate of 12% per annum.
Each Warrant is exercisable, beginning on the date the Warrant is issued and expiring on December 1, 2000, by the holder thereof to purchase one share of the Company's Common Stock at an exercise price of $3.33 per share. The Company may redeem the Warrants one year after completion of the offering at a price of $.05 per Warrant at such time as the Company's Common Stock has been trading in The Nasdaq SmallCap Market or an established exchange at a price equal to or above $10.00 for a period of 30 consecutive trading days ending within 15 days of the date of redemption. See "Description of Securities."

Private Placement of 12% Convertible, Redeemable Promissory Notes

       During the period from October 24, 1997 to December 8, 1997, the Company sold a total of 21.4 Units of 12% Convertible, Redeemable Promissory Notes to 23 persons (all of whom were accredited investors) through a private placement at a price of $50,000 per Unit, each Unit consisting of a $50,000 Unsecured 12% Convertible, Redeemable Promissory Note. The Company received $1,070,000 in cash as a result of the private placement transaction and paid $128,400 in commissions and expenses. The Notes bear interest at 12% per annum, payable semi-annually on each six month anniversary of the initial closing of the private placement. The principal amount of the Notes, together with all accrued, unpaid interest are due and payable on the three year anniversary of the closing of the private placement. The Notes are redeemable prior to maturity at 112% of the face value of each Note, plus accrued unpaid interest, upon 30 days written notice to the holders of the Notes at any time after (i) the 30-day anniversary of the effective date of the registration statement the Company will undertake to file with the Securities and Exchange Commission to register the shares of its Common Stock issuable to the noteholders upon conversion of the Notes, and
(ii) the average closing price of the Company's Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given to the Company to the noteholders is at least $3.50 per share. Each Note is convertible into 25,000 shares of the Company's Common Stock (one share for each $2.00 principal amount of the Note) at the option of the noteholders until such time as the Notes have been repaid in full. During the period from February 2, 1998 to March 26, 1998, 22 of the noteholders representing $995,000 of the Notes elected to exchange their Notes for Series C Convertible Preferred Stock pursuant to the terms of a Security Exchange Agreement. See "Capitalization -- Private Placement of Series C Convertible Preferred Stock" and "Description of Securities."

Private Placement of Series C Convertible Preferred Stock

       During the period from February 2, 1998 to April 11, 1998, the Company sold a total of 20,300 shares of Series C Preferred Stock to 58 persons (all of whom were accredited investors) through a private placement at a price of $100.00 per share. The Company received $2,003,000 in cash as a result of the private placement transaction and paid $235,360 in commissions and expenses. The holders of the shares are entitled to 12% non-cumulative dividends. However, the shares are entitled to dividends declared on the Company's Common Stock on an as converted basis, i.e., as if the shares had been converted into Common Stock. The holders of the shares of Series C Preferred Stock have the option at any time to convert such shares into the Company's Common Stock at a conversion price equal to $1.75 per share of the Common Stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations with respect to the Common Stock. In addition, the shares will be automatically converted into Common Stock upon 30 days' written notice by the Company to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement on which shares of Common Stock issuable upon conversion of the shares are registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of conversion is given by the Company to holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2002 will be automatically converted at such date at the conversion price then in effect. See "Description of Securities."

Private Placement of Series D Convertible Preferred Stock

       During the period from January 14, 1999 to March 1, 1999, the Company sold a total of 1,140,000 shares of Series D Preferred Stock to 71 persons (all of whom are accredited investors) through a private placement at a price of $1.75 per share. The Company received $1,995,000 in cash as a result of the private placement transaction and paid $199,500 in commissions. The holders of the shares are entitled to 10% non-cumulative dividends. However, the shares are entitled to dividends declared on the Company's

Common Stock on an as converted basis, i.e., as if the shares had been converted into Common Stock. The holders of the shares of Series D Preferred Stock have the option at any time to convert such shares into the Company's Common Stock at a conversion price equal to $1.75 per share of the Common Stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations with respect to the Common Stock. In addition, the shares will be automatically converted into Common Stock upon 30 days' written notice by the Company to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement on which shares of Common Stock issuable upon conversion of the shares registered and (ii) average closing price of the Common Stock over a 20-day period immediately prior to the date on which notice of conversion is given by the Company to holders of the shares is at least $3.50 per share. Any shares still left standing after January 1, 2002 will be automatically converted at such date at the conversion price then in effect. See "Description of Securities."

                             SELECTED FINANCIAL DATA

       The following table sets forth the Company's selected historical financial data for the years ended September 30, 1996, December 31, 1997, and December 31, 1998. The selected financial data as of and for the years ended September 30, 1996, December 31, 1997 and December 31, 1998 are derived from the financial statements of the Company which have been audited by Tanner & Co. The Company changed its fiscal year end to December 31, effective December 31, 1996. The following financial information should be read in conjunction with the Financial Statements and related notes thereto.

                                                                   For the                For the                For the
                                                                  year ended             year ended            year ended
                                                                 September 30,          December 31,          December 31,
Statement of Operations Data                                         1996                   1997                    1998
----------------------------                                         ----                   ----                    ----
Net sales...................................................  $       252,000      $       464,000       $     1,258,000
Net cost of sales...........................................          180,000              333,000               813,000
Operating Expenses..........................................        1,328,000            2,933,000             3,160,000
Operating Loss..............................................       (1,256,000)          (2,802,000            (2,715,000)
Other income (expenses).....................................         (193,000)            (208,000)              (44,000)
Net loss....................................................       (1,449,000)          (3,010,000)           (2,759,000)
Net loss attributable to common shareholders................       (1,448,000)          (3,010,000)           (2,759,000)
Net loss per common share...................................            (0.66)               (0.82)                 (.69)
Shares used in computing net loss per share ................        2,193,000            3,663,000             4,022,000
Cash dividends per share....................................             None                 None                  None



                                                                                   As of                 As of
                                                                               December 31,           December 31,
Balance Sheet Data:                                                                1997                  1998
-------------------                                                                ----                  ----

Current Assets.............................................................    $   1,857,000     $   1,415,000
Current liabilities........................................................        1,055,000           492,000
Working capital............................................................          802,000           923,000
Total assets...............................................................        2,713,000         2,241,000
Long-term debt, less current portion.......................................        1,082,000            33,000
Accumulated deficit........................................................       (8,258,000)      (15,887,000)
Stockholder's equity.......................................................          576,000         1,716,000

                PRICE RANGE OF COMMON STOCK AND CLASS A WARRANTS
                               AND DIVIDEND POLICY

        Our Common Stock and Class A Warrants trade on The Nasdaq SmallCap Market under the symbols of "PMED" and "PMEDW." Prior to July 22, 1996, there was no public market for the common stock. As of May 6, 1999, the closing bid prices for our Common Stock and Class A Warrants were $3.50 per share and $.78 per warrant. The following are the high and low sales prices for the Common Stock and Class A Warrants by quarter as reported by Nasdaq since July 22, 1996.


                                                        Common Stock                      Class A Warrants
                                                        Price Range                         Price Range
                                           --------------------------------------  ---------------------------
          Period (Calendar Year)                 High                Low              High              Low
          ----------------------
1996
  Third Quarter (Since July 22, 1996)            6                   2                1-3/16            1/8
  Fourth Quarter                                 5-5/8               2-7/8            1-7/16            7/16

1997
  First Quarter                                  6-3/8               3                1-9/16            3/4
  Second Quarter                                 5-3/4               3                1                 2
  Third Quarter                                  6                   1-9/16           1-3/8             1/8
  Fourth Quarter                                 4-5/8               2-7/16           7/8               1/4

 1998
  First Quarter                                  4-11/16             2-7/8            15/16             1/4
  Second Quarter                                 6-1/2               3-13/16          1-5/16            1/4
  Third Quarter                                  4-9/16              2-1/2            11/16             7/16
  Fourth Quarter                                 3                   1-9/16           1-3/16            7/16

1999
  First Quarter                                   4                  2-3/32           1-1/16            15/32

       Our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Convertible Preferred Stock are not publicly traded. As of March 31, 1999, there were 646 record holders of Common Stock, 8 record holders of Series A Preferred Stock, 6 holders of Series B Preferred
Stock, 3 record holders of Series C Preferred Stock, and 72 record holders of Series D Convertible Preferred Stock.

       We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We must pay cash dividends to holders of our Series A Preferred, Series B Preferred, Series C Preferred, and Series D Convertible Preferred Stock before we can pay any cash dividends to holders of our common stock. Dividends paid in cash pursuant to outstanding shares of our Series A, Series B, Series C, and Series D Preferred Stock are only payable from surplus earnings and are non-cumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the Common Stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that the Board of Directors deems relevant. We did issue 6,764 shares of Series A Preferred and 6,017 shares of our Series B Preferred on January 8, 1996 as a stock dividend to Series A and Series B shareholders of record as of December 31, 1994.
(See "Description of Securities - Preferred Stock.")


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION

General

       The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward looking statements which involve risks and uncertainty. Our actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed in this section. We changed our fiscal year to the period from January 1 to and including December 31.

       We are engaged in the design, development, manufacture and sale of high technology eye care products. Our surgical equipment is designed to perform minimally invasive cataract surgery and is comprised of surgical devices and related instruments and accessories, including disposable products. Our ultrasound diagnostic products include a pachymeter, an A-Scan, an A/B Scan and a biomicroscope, the technology for which we acquired from Humphrey Systems in 1998. In addition, we market our Blood Flow AnalyzerTM. Our activities for the twelve months ended December 31, 1998 included domestic and international sales of the Precisionist Thirty Thousand(TM) Ocular Surgery Workstation(TM) cataract surgery systems, the Blood Flow Analyzer(TM), the Humphrey Systems ultrasound diagnostic equipment, and research and development on the Photon(TM) laser cataract removal system which received FDA approval for expansion to Phase II Clinical Trials on May 19, 1998.

       In July 1998, we announced the acquisition of the exclusive manufacturing rights to four FDA-approved ophthalmic diagnostic instruments from Humphrey Systems, a division of Carl Zeiss, Inc. which complement our cataract surgical equipment and Blood Flow AnalyzerTM. We commenced delivery of the Pachymetric Analyzer, which measures corneal thickness, in December 1998 and the Ultrasound A-Scan, which measures the axial length of the eye, in March 1999. We expect to begin shipments of the Ultrasound A/B Scan, which is used by retinal specialists to identify foreign bodies in the posterior chamber of the eye and in evaluating the structural integrity of the retina, in the second quarter of 1999. We should commence shipments of the Ultrasonic Biomicroscope ("UBM"), which creates a high-resolution computer image of the unseen parts of the eye providing a map for the glaucoma surgeon, in the third quarter of 1999. In summary, we expect all four instruments to be in production in the third quarter of 1999.

Results of Operations

       Fiscal year Ended December 31, 1998 Compared to Fiscal year Ended December 31, 1997.

       Our sales increased by $794,000, or 171%, to $1,258,000 for the twelve months ended December 31, 1998 from $464,000 for the comparable period in 1997. The higher level of sales in fiscal 1998 was primarily due to the sale of 21 Precisionist Thirty ThousandTM and 17 Blood Flow Analyzers compared with 8 Precisionist Thirty ThousandTM and 3 Blood Flow Analyzers in fiscal 1997. Sales of products in the surgery equipment market are contingent upon customer evaluation and acceptance. In 1998, two Precisionist Thirty Thousands were returned compared with five in 1997 when we identified and corrected certain necessary software and hardware revisions. With the introduction of the new fluidic system in March 1999 for the Precisionist Thirty Thousand WorkstationTM, coupled with the shipment of the four new ophthalmic diagnostic instruments, we anticipate a significant improvement in sales. The cost of sales increased $480,000 or 144%, to $813,000 for the twelve months ended December 31, 1998, from $333,000 for the comparable period in 1997. The gross margin for the twelve months ended December 31, 1998 of 35.4%, was 7.2% higher than the gross margin for the comparable period in 1997, of 28.2%, primarily as a result of the amortization of capitalized engineering and design charges. If the amortization of capitalized engineering and design charges, a non-cash expense, is excluded, the gross margin for 1998 was 41.3% or slightly less than the gross margin of 41.4% for 1997.

       Marketing and selling expenses increased by $430,000, or 72.8%, to $1,021,000 for the twelve months ended December 31, 1998, from $591,000 for the comparable period in 1997. The increase was a result of our adding a sales manager and two additional sales representatives, an increase in advertising promotional activities associated with trade shows and laser seminars for ophthalmic surgeons in conjunction with launching the Photon Ocular Surgery SystemTM, and service problems due to software and hardware revisions to the Precisionist ThirtyThousand(TM) Ocular Surgery Workstation(TM).

       General and administrative expenses increased $39,000 from $1,802,000 in 1997 or 2.2% to $1,841,000 for the twelve months ended December 31, 1998, primarily due to higher costs associated with the implementation of a new computer network and accounting, manufacturing and inventory control system.

       Research and development expenses decreased by $242,000, or 44.8% for the year ended December 31, 1998, to $298,000 from $540,000 for the comparable period in 1997. The decrease was primarily the result of the completion of a substantial part of the engineering and design changes on the Precisionist ThirtyThousand(TM) Ocular Surgery Workstation(TM).

       Other expenses decreased by $164,000 to $44,000 for the year ended December 31,1998, compared to $208,000 for the same period in 1997. This is primarily due to the conversion of promissory notes into convertible preferred stock.

       We had a net loss of $2,759,000 or $.69 per share for the year ended December 31, 1998 as compared to a net loss of $3,010,000 or $.82 per share for the year ended December 31, 1997, a decrease of $251,000. The decrease was a result of increased sales and decreased research and development expenses offset by increased costs of sales, marketing, and selling expenses.

       Fiscal Year Ended December 31, 1997 Compared to Fiscal Year Ended September 30, 1996.

       Sales increased by $212,000, or 84%, to $464,000 for the twelve months ended December 31, 1997 from $252,000 for the twelve months ended September 30, 1996. Sales of product in the surgical equipment market are contingent upon customer evaluation. Based on the evaluation of the products shipped in our initial new product launch in 1997, five units were returned and certain software and hardware revisions were identified and corrected. The increase in sales in 1997 was a result of our launching the Photon Ocular Surgery System(TM) and the Precisionist Thirty Thousand(TM), the latest generation of our products on March 31, 1997.

       Cost of sales increased $153,000 or 85%, to $333,000 for the twelve months ended December 31, 1997 from $180,000 for the twelve months ended September 30, 1996, as a result of the increased sales. The gross margin for the twelve months ended December 31, 1997 of 28% was slightly lower than the gross margin for the twelve months ended September 30, 1996 of 29%, primarily as a result of the amortization of capitalized engineering and design charges of $61,000 in 1997 which reduced the gross margin from 41% to 28%.

       Marketing and selling expenses increased by $375,000, or 174%, to $591,000 for the twelve months ended December 31, 1997 from $216,000 for the fiscal year ended September 30, 1996. The increase was a result of our adding two additional sales representatives and increasing promotional activity in anticipation of our launching the Photon Ocular Surgery System(TM) and the Precisionist Thirty Thousand during the first quarter of 1997, and the resulting service expenses associated with installing identified software and hardware revisions.

       General and administrative expenses increased by $979,000, or 119%, to $1,802,000 for the twelve months ended December 31, 1997 from $823,000 for the twelve months ended September 30, 1996. This was the result of an increase in personnel and costs associated with pre-production and new product launch activities. Upgrades

       To garner sales, we offer the ultrasonic Precisionist(TM) system with an unconditional arrangement under which the customer may trade in its Precisionist(TM) system to upgrade to a Precisionist Thirty Thousand(TM) Ocular Surgery System(TM). Under this arrangement, the customer receives full credit for the trade in purchase price of the Precisionist(TM) system against the price of the new Precisionist Thirty Thousand(TM) Ocular Surgery System(TM). As of December 31, 1998, we had distributed approximately 51 Precisionist(TM) systems under this provision. The gross margin on these original sales was approximately $295,000 or 32%. If all of these customers were to exercise their upgrade privilege, we would exchange the Precisionist(TM) system for our new Precisionist Thirty Thousand(TM) Ocular Surgery System(TM) and refurbish the ultrasonic Precisionist(TM) systems and sell them in the international market. Any losses on the sale of the refurbished Precisionist(TM) systems, which are not expected to be significant, would reduce the gross margin on the Precisionist Thirty Thousand(TM) Ocular Surgery System(TM) sales. The total gross margin on the upgrade sales is estimated to be $1,677,000 or 41%. During the fiscal year ended December 31, 1998, there were two trade-in sales of units totaling $76,000 compared to two trade in sales totaling $94,000 for the like period in 1997. Liquidity and Capital Resources

       We used cash in operating activities of $2,414,000 for the twelve months ended December 31, 1998 compared to $2,624,000 for the twelve months ended December 31, 1997. The decrease of cash used by operating activities in 1998 is primarily attributable to a lower net loss. We used cash from investing activities of $92,000 for the twelve months ended December 31, 1998 compared to cash received from investing activities of $98,000 in fiscal 1997. The net cash provided by financing activities for the twelve months ended December 31, 1998 was $1,733,000 compared with $944,000 for the similar period in 1997. In March 1998, we completed the private placement of 20,030 shares of Series C Preferred Stock at $100 per share resulting in net proceeds of $1,739,000. In addition, we exchanged $995,000 of promissory notes for 9,950 shares of Series C Preferred Stock at $100 per share and the conversion of a $75,000 note into common stock.

       In March 1999, we completed a private placement of 1,140,000 shares of Series D Convertible Preferred Stock at $1.75 per share with the net proceeds approximating $1.6 million. On a pro-forma basis to reflect the March 1999 equity financing as of December 31,1998, total stockholders equity would be about $3.3 million with cash and cash equivalents of $1.7 million. Based on our 1999 budget and the net proceeds from the 1999 Preferred Stock offering, we believe that funds are sufficient to continue operations through December 31, 1999. However, no assurances can be given that our plan will be successful in achieving positive cash flow or profitability. The 1,140,000 common shares into which the Series D Convertible Preferred Stock is convertible are some of the shares being registered in this Offering.

       We will seek funding to meet our working capital requirements through collaborative arrangements and strategic alliances, additional public offerings and/or private placements of our securities or bank borrowings. There can be no assurance, however, that additional funds, if required, will be available from any of these or other sources on favorable terms, if at all.

       Our ratio of inventory to sales for the twelve month period ended December 31, 1998 was .57 compared with 1.80 for a similar period in 1997. With the launching of two new products within the past eighteen months, we have had to build inventory in anticipation of sales. As a result, the ratio of inventory to sales, particularly computed on the basis of inventory to quarterly sales, tends to fluctuate widely depending on our purchase orders with the manufacturers, the time lags between customer purchase orders, delivery and sales, the number of demonstration units in the field, the accuracy of the sales forecast and seasonal factors.

       At December 31, 1998, we had net operating loss carryforwards (NOLs) of approximately $9,600,000 and research and development tax credit carryforwards of approximately $34,000. These carryforwards are available to offset future taxable income, if any, and begin to expire in the year 2006. Our ability to use NOLs to offset future income is dependant upon the tax laws in effect at the time the NOLs can be utilized. The Tax Reform Act of 1996 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of change of ownership.

Effect of Inflation and Foreign Currency Exchange

       We have not realized a reduction in the selling price of the Precisionist phaco system as a result of domestic inflation. Nor have we experienced unfavorable profit reductions due to currency exchange fluctuations or inflation with its foreign customers. Impact of New Accounting Pronouncements

       In June 1998,  the FASB issued SFAS No. 133,  "Accounting  for Derivative
Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 1999. We believe that the adoption of SFAS 133 will not have any material effect on our financial statements.

       We have reviewed all other recently issued accounting standards in order to determine their effects, if any, on the results of operations or financial position. Based on that review, we believe that none of these pronouncements will have a significant effect on current or future earnings or operations. Year 2000

         The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. We do not anticipate that any significant modification or replacement of our software will be necessary for our computer systems to properly utilize dates beyond December 31, 1999 or that we will incur significant operating expenses to make any such computer system improvements. We are not able to determine, however, whether any of our suppliers, lenders, or service providers will need to make any such software modifications or replacements or whether the failure to make such software corrections will have an effect on our operations or financial condition.


                                    BUSINESS

General

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic equipment, instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. We market two ultrasonic cataract surgery systems with related instruments, accessories and disposable products. One of the ultrasound systems, the Precisionist Thirty Thousand(TM), is manufactured as the base surgery system for our Precisionist Thirty Thousand(TM) Ophthalmic Surgical Workstation(TM). We are currently developing a laser cataract surgery system as an adjunct to our ultrasound cataract surgery equipment. This product is currently undergoing investigational trials in the United States. If successfully developed and approved for medical uses, we plan to market the laser system as a plug-in module for our Workstation(TM). Our diagnostic product is the Blood Flow Analyzer(TM). This product is a portable computerized system for which we have secured a license granting us the right to market the product in the United States. This product is designed for diagnosis of ocular blood flow volume for detection and treatment of glaucoma. We are currently developing additional test applications for this diagnostic product.

         A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant which restores visual acuity. Cataract surgery is the single largest volume, and revenue producing outpatient surgical procedure, for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately 2 million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         We manufacturer and sell two phaco systems with instruments, accessories and disposable products. The Precisionist 3000 Plus(TM) system was introduced in 1992 and is a low-cost portable system intended primarily for the international market. The Precisionist Thirty Thousand(TM) Ocular Surgery Workstation(TM) is our newest generation system which is the base for our expandable surgical "workstation" platform. We believe current phaco systems can be difficult for many ophthalmic surgeons to master and are limited in their ability to be the most minimally invasive method possible. We are developing a proprietary patented laser system and unique patented probe for laser cataract removal which we believe can address the difficulties associated with phaco systems. We intend to make the patented laser system a plug-in module for its Workstation(TM) if and when cleared for market by the FDA. The development of the laser cataract system is being done in cooperation with ophthalmic surgeons in the United States and through research and development work being conducted by our engineering group, and under contract with the Dixon Medical Laser Laboratory at the University of Utah in Salt Lake City.

         We believe that in certain surgical conditions, our laser system will be easier to use and safer than present phaco systems. The probe will be smaller than typical probes employing ultrasonic needle technology and will deliver laser energy directly to the desired tissue area by means of a smooth blunt end. The laser probe has been shown to eliminate high-frequency vibrations in the eye and to significantly reduce heat build-up which are complications associated with the phaco method. In 1996, we received FDA approval to conduct clinical trials in the United States with the Photon(TM) laser system. During these Phase I clinical trials, we discovered that the Photon(TM) laser system was effective in removing softer grade cataracts. We completed our Phase I clinical trials in 1997, and have received FDA approval to proceed to an expanded Phase II clinical to provide the statistical data required to approve the Photon(TM) laser system for laser cataract removal. There is no assurance however that we will successfully complete the Phase II clinical trials or that additional disadvantages or problems unique to the Photon(TM) laser system will not be discovered during the Phase II clinical trials or following FDA approval of the system.

         In addition to cataract surgery, we believe that our Photon(TM) laser system is capable of being configured with specialty probes for use in other ophthalmic surgical procedures. These potential applications could represent substantial growth opportunities including additional sales of equipment, instruments, accessories and disposables. However, there can be no assurance that these applications will be developed or approved. Further, there is no guarantee that the laser will be accepted by the ophthalmic surgery market in this capacity.

       In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for detection of glaucoma and other retina related diseases. The device measures not only intraocular pressure but also pulsatile ocular blood flow, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. We have secured a license granting us the exclusive right to private label, package and market the product in the United States, with full international marketing rights. The procedure done by the Blood Flow Analyzer(TM) is not currently covered by an insurance procedure code for which third-party payors will reimburse providers. As such, sales of this product may be significantly less than would otherwise be expected.

         On June 26, 1998, we entered into a Co-Distribution Agreement with Pharmacia & Upjohn Company and National Healthcare Manufacturing Corporation which provides for the marketing and sale of a range of ophthalmic products. Under the terms of the Co- Distribution Agreement, we, Pharmacia & Upjohn and National Healthcare will offer a comprehensive package of products to cataract surgeons, including cataract surgical equipment, intraocular lens implants, intraocular pharmaceuticals, surgical instruments and sterile procedural packs. We will provide the Precisionist ThirtyThousand(TM) for distribution and sale under the Co-Distribution Agreement. The Pharmacia & Upjohn products to be distributed as part of the Co-Distribution Agreement include the Healon(R) and Healong(R) viscoelastic solution and the CeeOn line of foldable, small intraocular lens implants, designed to replace the natural lens removed during cataract surgery.

         On July 23, 1998, we entered into an Agreement for Purchase and Sale of Assets with the Humphrey Systems Division of Carl Zeiss, Inc. to acquire the ownership and manufacturing rights to certain assets of Humphrey Systems that are used in the manufacturing and marketing of an ultrasonic microprocessor based-line of ophthalmic diagnostic instruments, including the Ultrasonic Biometer Model 820, the A/B Scan System Model 837, the Ultrasound Pachymeter Model 855, and the Ultrasound Biomicroscope Model 840, and all accessories, packaging and end-user collateral materials for each of the product lines for the sum of $500,000, payable in the form of 78,947 shares of our common stock which were issued to Humphrey Systems and 26,316 shares of common stock which were issued to Douglas Adams. However, if the net proceeds received by Humphrey Systems from the sale of the shares issued pursuant to the Agreement for Purchase and Sale of Assets is less than $375,000 (after payment of commissions, transfer taxes and other expenses relating to the sale of such shares), then we are required to issue additional shares of common stock or pay additional funds to Humphrey Systems as is necessary to increase Humphrey Systems' net proceeds from the sale of the assets to $375,000. Since Humphrey Systems realized only $162,818 from the sale of the 78,947 shares of common stock, we will probably have to issue approximately 80,000 additional shares at current market prices to enable Humphrey Systems to receive its guaranteed amount.

         The rights to the ophthalmic diagnostic instruments that have been purchased from Humphrey Systems under the Agreement compliment both our cataract surgical equipment and our ocular Blood Flow Analyzer(TM). The Ultrasonic Biometer calculates the prescription for the intraocular lens to be implanted during cataract surgery. The Ultrasound Pachymeter measures corneal thickness for the new refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lense fitting. The A/B Scan System combines the Ultrasonic Biometer and ultrasound imaging for advanced diagnostic testing throughout the eye and is a viable tool for retinal specialists. The Ultrasound Biomicroscope utilizes microscopic digital ultrasound resolution for detection of tumors and improved glaucoma management.

Background

       History. Our business originated with Paradigm Medical, Inc., a California corporation formed in October 1989. Paradigm Medical, Inc. developed our present ophthalmic business and was operated by its founders, Thomas F. Motter and Robert W. Millar. In May 1993, Paradigm Medical, Inc. merged with and into Paradigm Medical Industries, Inc. At the time of the merger, Paradigm Medical Industries, Inc. was a dormant public shell existing under the name French Bar Industries, Inc. French Bar had operated a mining and tourist business in Montana. Prior to its merger with Paradigm Medical, Inc. in 1993, French Bar had disposed of its mineral and mining assets in a settlement of outstanding debt and had returned to the status of a dormant entity. Pursuant to the merger, we caused a 1-for 7.96 reverse stock split of our shares of common stock. We then acquired all of the issued and outstanding shares of common stock of Paradigm Medical, Inc. using shares of our own common stock as consideration. As part of the merger, we changed our name from French Bar Industries, Inc. to Paradigm Medical Industries, Inc. and the management of Paradigm Medical, Inc. assumed control. In April 1994, we caused a 1-for-5 reverse stock split of our shares of common stock. In February 1996, we redomesticated to Delaware pursuant to a reorganization.

Overview

         Disorders of the Eye. The human eye is a complex organ which functions much like a camera, with a lens in front and a light-sensitive screen, the retina, in the rear. The intervening space contains a transparent jelly-like substance, the vitreous, which together with the outer layer, the sclera and cornea, helps the eyeball to maintain its shape. Light enters through the cornea, a transparent domed window at the front of the eye. The size of the pupil, an aperture in the center of the iris, controls the amount of light that is then focused by the lens onto the retina as an upside-down image. The lens is the internal optical component of the eye and is responsible for adjusting focus. The lens is enclosed in a capsule. The retina is believed to contain more than 130 million light- receptor cells. These cells convert light into nerve impulses that are transmitted right side up by the optic nerve to the brain, where they are interpreted. Muscles attached to the eye control its movements.

         Birth defects, trauma from accidents, disease and age related deterioration of the components of the eye can all contribute to eye disorders. The most common eye disorders are either pathological or refractive. Many pathological disorders of the eye can be corrected by surgery. These include cataracts (clouded lenses), glaucoma (elevated pressure in the eye), corneal disorders such as scars, defects and irregular surfaces and vitro-retinal disorders such as the attachment of membrane growths to the retina causing blood leakage within the eye. All of these disorders can impair vision. Many refractive disorders can be corrected through the use of eyeglasses and contact lenses. Myopia (nearsightedness), hyperopia (farsightedness) and presbyopia (inability to focus) are three of the most common refractive disorders.

         Ultrasound Technology. Ultrasound devices have been used in ophthalmology since the late 1960s for diagnostic and surgical applications when treating or correcting eye disorders. In diagnostics, ultrasound instruments are used to measure distances and shapes of various parts of the eye for prescription of eyeglasses and contact lenses and for calculation of lens implant prescriptions for cataract surgery treatment. These devices emit sound waves through a hand-held probe that is placed onto or near the eye with the sound waves emitted being reflected by the targeted tissue. The reflection "echo" is computed into a distance value that is presented as a visual image, or cross-section of the eye, with precise measurements displayed and printed for diagnostic use by the surgeon.

         Surgical use of ultrasound in ophthalmology is limited to treatment of cataractous lenses in the eye through a procedure called phacoemulsification or "phaco." A primary objective of cataract surgeries is the removal of the opacified (cataractous) lens through an incision that is as small as possible. The opacified lens is then replaced by a new synthetic lens intraocular implant. Phaco technology involves a process by which a cataract is broken into small pieces using ultrasonic shock waves delivered through a hollow, open-ended metal needle attached to a hand-held probe. The fragments of cataractous tissue are then removed through aspiration. Phaco systems were first designed in the late
1960s after various attempts by surgeons to use other techniques to remove opacified lens, including crushing, cutting, freezing, drilling and applying chemicals to the cataract. By the mid-1970s, ultrasound had proven to be the most effective technology to fragment cataracts. Industry sources indicate that phaco cataract treatment is the technology for cataract removal used in over 80% of surgeries in the United States and over 20% of all foreign surgeries.

         Laser Technology. The term "laser" is an acronym for Light Amplification by Stimulated Emission of Radiation. Lasers have been commonly used for a variety of medical and ophthalmic procedures since the 1960s. Lasers emit photons of light into a highly intense beam of energy that typically radiates at a single wavelength or color. Laser energy is generated and intensified in a laser tube or solid-state cavity by charging and exciting photons of energy contained within material called the lazing medium. This stored light energy is then delivered to targeted tissue through focusing lenses by means of optical mirrors or fiber optics. Most laser systems use solid state crystals or gases as their lazing medium. Differing wavelengths of laser light are produced by the selection of the lazing medium. The medium selected determines the laser wavelength emitted, which in turn is absorbed by the targeted tissue in the body. Different tissues absorb different wavelengths or colors of laser light. The degree of absorption by the tissue also varies with the choice of wavelength and is an important variable in treating various tissue. In a surgical laser, light is emitted in either a continuous stream or in a series of short duration "pulses," thus interacting with the tissue through heat and shock waves, respectively. Several factors, including the wavelength of the laser and the frequency and duration of the pulse or exposure, determine the amount of energy that interacts with the targeted tissue and, thus, the amount of surgical effect on the tissue.

         Lasers are widely accepted in the ophthalmic community for treatment of certain eye disorders and are popular for surgical applications because of their relatively non-invasive nature. In general, ophthalmic lasers, such as argon, Nd:YAG and excimer (argon-fluoride) are used to coagulate, cut or ablate targeted tissue. The argon laser is used to treat leaking blood vessels on the retina (retinopathy) and retinal detachment. The excimer laser was recently tested in clinical trials for limited use in corneal refractive surgery. The Nd:YAG pulsed laser is used to perforate clouded posterior capsules (posterior capsulotomy) and to relieve glaucoma- induced elevated pressure in the eye (iridotomy, trabeulorplasty, transcleral cyclophotocoqulation). Argon, Nd:YAG and excimer lasers are primarily used for one or two clinical applications each. In contrast to these conventional laser systems, our Photon(TM) laser cataract system is designed to be used for multiple ophthalmic applications, including certain new applications that may be made possible with our proprietary technology. Such new applications, however, must be tested in clinical trials and be approved by the FDA.

Products

         Our principal surgical product is an ultrasonic system used by ophthalmologists to remove cataracts. In 1990, we received clearance from the FDA pursuant to Section 510(k) of the Food, Drug and Cosmetics Act on our Precisionist 3000(TM) phaco system for cataract surgery, which system was upgraded to the Precisionist 3000 Plus(TM) in 1994. We also completed our preclinical in vitro and in vivo (animal) testing of the Photon(TM) laser cataract surgical system and submitted a Section 510(k) Premarket Notification to the FDA for the Photon(TM) laser cataract system in September 1993, with a follow-up Investigational Device Exemption application submitted in October 1994 to provide additional clinical data through human cases to support its earlier filing. The Investigational Device Exemption was approved in May 1995. Phase I clinical trials were begun in April 1996 with surgeries completed in December 1996. Patient follow-up examinations as mandated by the FDA study were completed in July 1997, and we submitted our final report to the FDA thereafter. During the Phase I clinical trials, we discovered that the Nd:YAG laser system is most effective on soft cataracts. Hard cataracts can be removed using the already existing ultrasound capability of the Workstation(TM). The FDA approved Phase II trials on soft cataracts in May 1998. Seven laser systems are now installed in the United States and surgeries are being performed with trial completion expected in the first half of 1999.

         Precisionist 3000 Plus(TM) System. The Precisionist 3000 Plus(TM) system is our first cataract surgery system, having been developed in 1992 and enhanced in 1994. The system is compact, portable and simple to operate with a very low operating cost. The primary market for the 3000 Plus(TM) is in foreign countries where phaco technology is emerging and price-points are relatively low. The 3000 Plus(TM) is also a good replacement or back-up system. The system features a simple analog presentation of the ultrasound phaco equipment, irrigation and aspiration fluidics. The 3000 Plus(TM) provides the basic standard features for phaco surgery including: automated priming and tuning, error detection of ultrasound handpiece and tip functions, audible vacuum feedback tones, ultrasound energy metering, pneumatic high-speed anterior vitrectomy and bipolar electrosurgery coagulation.

         Precisionist Thirty Thousand(TM). The Precisionist Thirty Thousand(TM) is our core phaco surgical technology and the base system for the Precisionist Thirty Thousand(TM) Ocular Surgery Workstation(TM) platform. The Thirty Thousand(TM) was placed into production and sale in 1997. As a phaco cataract surgery system, we believe the Thirty Thousand(TM) is equal or superior to the present competitive systems in the United States. The system features a graphic color display and unique proprietary on-board computer and graphic user interface linked to a soft-key membrane panel for flexible programmable operation. The system provides real-time "on- the-fly" adjustment capabilities for each surgical parameter during the surgical procedure for high-volume applications. In addition, the Thirty Thousand(TM) provides one hundred pre-programmable surgery set-ups, with a second level of sub-programmed custom modes within each major surgical screen (i.e., ultrasound phaco and irrigation/aspiration modes). The Thirty Thousand(TM) features our newly developed proprietary fluidics panel which is completely non-invasive for improved sterility and provides a surgical environment in the eye that virtually eliminates fluidic surge and chamber maintenance problems normally associated with phaco cataract surgery. This new fluidics system provides greater control for the surgeon and allows safe operation at much higher vacuum setting by sampling changes in aspiration 100 times per second. Greater vacuum in phaco surgery means less use of ultrasound or laser energy to fragment the cataract and less chance for surrounding tissue damage. In addition to the full complement of surgical modalities (e.g., irrigation, aspiration, bipolar coagulation and anterior vitrectomy), system automation includes "dimensional" audio feedback of vacuum levels and voice confirmation for major system functions, providing an intuitive environment in which the advanced phaco surgeon can concentrate on the surgical technique rather than the equipment.

         Photon(TM) Workstation(TM). The Precisionist Thirty Thousand(TM) Ocular Surgery Workstation(TM) which comprises the base system for the Precisionist Thirty Thousand(TM) is the first system known by us which uses the expansive capabilities of today's advanced computer technology to offer seamless open architecture expandability of the system hardware and software modules. The Workstation(TM) utilizes an embedded computer developed for us. The computer is controlled by a proprietary software system we developed that interfaces with all components of the system: ultrasound, fluidics (irrigation), aspiration, venting, coagulation and anterior vitrectomy (pneumatic). Each component is controlled as a peripheral module within this fully integrated system. This approach allows for seamless expansion and refinement of the Workstation(TM) with the ability to add other hardware and software features. Expansion hardware such as our Photon(TM) laser system, when approved by the FDA, and hardware for additional surgical applications are easily implemented by means of a pre-existing expansion rack which resides in the base of the Workstation(TM). These expanded capabilities could include, but would not be limited to: laser systems, video surgical fiber optic imaging, cutting and electrosurgery equipment. However, there is no guarantee that the Workstation(TM) will be accepted in the market place.

         Photon(TM) Laser System. The Photon(TM) laser cataract system, which is still subject to FDA approval, is designed to be installed as a seamless plug-in upgrade or add-on to our Precisionist Thirty Thousand(TM) Ocular Surgery Workstation(TM). The plug-in platform concept is unique in the ophthalmic surgical market for systems of this magnitude and presents a unique market opportunity for us. The main elements of the laser system are the Nd:YAG laser module, Photon(TM) laser software package and interchangeable disposable hand-held fiber optic laser Photofragmentation Probe(TM) or LCP(TM). The
Photon(TM) laser utilizes the on-board microprocessor computer of the Workstation(TM) to generate short pulse laser energy developed through the patented LCP(TM) to targeted cataract tissue inside the eye, while simultaneously irrigating the eye and aspirating the diseased cataract tissue from the eye. The probe is smaller in diameter than conventional ultrasound phaco needles and presents no damaging vibration or heat build-up in the eye. Our Phase I clinical trials demonstrated that this probe can easily reduce the size of the cataract incision from 3.0 mm to under 2.0 mm thereby reducing surgical trauma and complementing current foldable intraocular implant technology. The laser probe may also eliminate any possibility for burns around the incision or at the cornea and may therefore be used with cataract surgery techniques which utilize a more delicate clear cornea incision which can eliminate sutures and be conducted with topical anesthesia. However, this system may not effectively remove harder grade cataracts. Harder grade cataracts can be removed using the already existing ultrasound capability of the Workstation(TM). We intend to refine the laser delivery system and laser cataract surgical technique through expanded research and clinical studies. As far as we can determine, no integrated single laser photofragmenting probe is presently available on the market that uses laser energy directly, contained in an enclosed probe, to plasmatize cataract tissue at a precise location inside the eye while simultaneously irrigating and aspirating the site.

         Our laser system is based upon the concept that pulsed laser energy produced with the micro-processor controlled Nd:YAG laser system provides ophthalmic surgeons with a more precise and less traumatic alternative in cataract surgery. Although conventional ultrasonic surgical systems have proven effective and reliable in clinical use for many years, their use of high frequency shock waves and vibration to fragment the cataract can make the procedure difficult and present risk of complication both during and after surgery. In contrast, our laser system, which utilizes short centralized energy bursts, should permit the delivery of the laser beam with less trauma to adjacent tissue. Therefore, unlike ultrasonic systems, whose vibrations and shock waves affect (and can damage) non-cataractous tissues within the eye, our Photon(TM) laser cataract system should only affect tissues it comes into direct contact with.

         Surgical Instruments, Accessories and Disposables. In addition to the cataract surgery equipment, we are aggressively pursuing development and product introductions for a range of cataract surgery instruments and accessories that will be sold with our surgical systems and to fit other competitive systems. In January 1998, we received FDA 510(k) clearance for a line of proprietary titanium ultrasonic phaco needles we manufacture in our Salt Lake City facility. The needles were released for sale in May 1998 in a sterile Phaco PAK(TM). In May 1998, we received FDA 510(k) clearance for a line of irrigation/aspiration probes and tips. Product release occurred in October 1998. These products and additional instruments were previously sourced from third-party vendors. We believe that by developing our own instruments and accessories we can improve product performance, introduce innovative differentiation and improve sales margins. Our surgical systems utilize or will utilize accessory instruments and disposables, some of which are proprietary to us. These include replacement ultrasound tips, sleeves, tubing sets and fluidics packs, instrument drapes and laser cataract probes. We intend to expand our disposable accessories as we further penetrate the cataract surgery market and expand the treatment applications for our Workstation(TM).

         Diagnostic Eyecare Products. Glaucoma is a leading cause of blindness in the world. Glaucoma is a partial or total loss of visual field resulting from certain progressive disease or degeneration of the retina, macula or nerve fiber bundle. The cause and mechanism of the glaucoma pathology is not completely understood. Present detection methods focus on the measurement of intraocular pressure in the eye to determine the possibility of pressure being exerted upon the retina, and optic nerve fiber bundle, which can diminish visual field. Recently, retinal blood circulation has been indicated as a key component in the presence of glaucoma. Several companies produce color Doppler equipment in the $150,000 price range intended to provide measurement of ocular blood flow activity in order to diagnose and treat glaucoma at an earlier stage.

         Blood Flow Analyzer(TM) This is our first diagnostic eyecare device. The device is manufactured for us and we market it pursuant to a license agreement. The device is a portable desktop system that utilizes a proprietary patented pneumatic Air Membrane Applanation Probe(TM) (the "AMAP(TM)") which is attached to any model of standard examination slit lamp which is then placed on the cornea of the patient's eye to measure the intraocular pressure within the eye. The device is unique in that it reads a series of intraocular pressure pulses over a short period of time (approximately five to ten seconds) and generates a wave form profile which can be correlated to blood flow volume within the eye. The blood flow volume is calculated by a proprietary software algorithm developed by David M. Silver, Ph.D, one of our directors. The device presents a numerical intraocular pressure reading and blood flow analysis rating in a concise printout which is affixed to the patient history file. In addition, the data generated by the device can be downloaded to a personal computer system for advanced database development and management. The device measures not only intraocular pressure but also pulsatile ocular blood flow, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. We have secured a license granting us the exclusive right to private label, package and market the product in the United States, with full international marketing rights. We market the Blood Flow Analyzer(TM) as a stand-alone Model 100 SE unit, and packaged with a custom built computer system as the Model 100 LE. The Blood Flow Analyzer(TM) utilizes a single-use disposable cover for its AMAP(TM) corneal probe which is shipped in sterile packages. The AMAP(TM) probe tip cover provides accurate readings and acts as a prophylactic barrier for the patient. The device has been issued a patent in the European Economic Community and is patent pending in the United States and Japan. The FDA cleared the Blood Flow Analyzer(TM) for marketing in June 1997 and we commenced selling the system in September 1997. In addition to the Humphrey products, this diagnostic product will permit us to expand our market to approximately 35,000 optometric practitioners in the United States in addition to the approximately 18,000 ophthalmic practitioners who currently perform eye surgeries and are candidates for our surgical systems. International sales of the Blood Flow Analyzer(TM) will be further expanded in 1999.

         Pachymetric Analyzer. We produce the Ultrasonic Pachymeter used for measurement of corneal thickness. We anticipate steady monthly sales with the positioning of this product for use in conjunction with the popular LASIK (refractive laser surgery) procedure. Delivery of our backlog of the first eight units began December 1998.

         Ultrasonic A Scan. The Ultrasonic A Scan was and remains the industry standard for axial length eye measurement, which is a prerequisite procedure reimbursed by Medicare and is performed before every cataract surgery. Product shipments began in January 1999. Over 5,000 Humphrey model A-Scan systems have been installed in the worldwide market, representing a substantial market opportunity for software upgrades and extended warranty contract sales.

         Ultrasonic A/B Scan. The A/B Scan is used by retinal sub-specialists to identify foreign bodies in the posterior chamber of the eye and to evaluate the structural integrity of the retina. The A/B Scan is attractive to the general ophthalmic community at large because of its lower price point.

         Ultrasonic Biomicroscope ("UBM"). The UBM was developed by Humphrey Systems in conjunction with the New York Eye and Ear Infirmary in Manhattan and the University of Toronto. The UBM creates a high-resolution computer image of the unseen parts of the eye that is a "map" for the glaucoma surgeon. The UBM is an "enabling technology" for the ophthalmologist that we have repositioned for broader market sales penetration. Formerly sold only to glaucoma sub-specialty practitioners, we reintroduced the UBM at a price-point (Retail List $39,500) targeted for the average practitioner seeking to add glaucoma filtering surgical procedures and income to his/her cataract surgical practice. The UBM related surgical filtering procedures are fully reimbursable by Medicare and insurance providers. This untapped new market positions us as a leader in the rapidly expanding glaucoma imaging and treatment segment. The UBM was introduced at the American Academy of Ophthalmology meeting in November 1998 where we secured eight system sales with cash deposits from domestic and foreign customers. At the time these orders represented our total projected unit sales for fiscal 1999. As a result, and based on recently submitted foreign dealer sales forecasts, we have revised our UBM unit sales projections upward and plan to begin 1999 shipments earlier than projected to meet a potential steady-state demand of five systems per month.

Marketing and Sales

         Ophthalmologists are mainly office-based and perform their surgeries in local hospitals or surgical centers that provide the necessary surgical equipment and supplies. Ophthalmologists are generally involved in decisions relating to the purchase of equipment and accessories for their independent ambulatory surgical centers and for the hospitals with which they are affiliated. This provides the opportunity for direct, targeted, personal selling, responsive high quality customer service and short buying cycles to achieve a product sale in the office or hospital. Hospitals also comprise a significant market as recent demand for ultrasonic surgery technology has put pressure on ophthalmologists, who in turn persuades the hospital to install the latest technology system so that they can offer this procedure to their patients and the community.

         Industry analysts report that the United States ophthalmic surgical device market has been characterized by slower growth in recent years. This has apparently been caused by the uncertainty and potential reforms associated with the health care industry. Further, hospitals have been inclined to keep their older phaco machines longer than expected as they have been forced to mind budgets more carefully and have become less willing to invest in capital equipment until more information on health care reform becomes available. However, analysts predict that the ophthalmic surgical device market will see renewed growth in the coming years as the health care environment stabilizes and as the growing elderly population produces an increased number of cataract surgeries. As a consequence of these factors, the market should see a greater rate of replacement of older machines that hospitals and surgeons have been postponing for longer than usual.

         Current Market Acceptance and Potential. As of December 31, 1998, we had distributed over 60 Precisionist 3000 and 3000 Plus(TM) phaco systems since the introduction of the systems, 14 of the new Precisionist Thirty Thousand(TM) Workstation(TM)s and 11 Photon(TM) Laser Phaco(TM) Workstation(TM). The principal purchasers have been ophthalmologists and clinics in many countries throughout the world. We believe that the market for our products is being driven by:

              * the aging of the population, which is evidenced by the domestic and international cataract surgery volume growth trend over the past ten years,

              * the entry by emerging countries (including China, Russia, and other countries in Asia, Eastern Europe and Africa) into advanced technology medical care for their populations,

              * increased awareness worldwide of the benefits of the minimally invasive phaco cataract procedure, and

              * the introduction of technology improvements such as our laser system.

         Marketing Organization. Paradigm markets its products internationally through a network of dealers and domestically through direct sales representatives and manufacturer's representatives. As of December 31, 1998, we had six direct domestic sales representatives and one manufacturer's representative in the United States and 21 foreign dealers. This is in addition to 53 Paradigm Pharmacia & Upjohn Alliance representatives domestically. All of these sales representatives are assigned exclusive territories and have entered into contracts with Paradigm that contain performance quotas. Paradigm also plans to continue to market its products by identifying customers through internal market research, trade shows and direct marketing programs. We also utilize a Clinical Advisory Board comprised of leading ophthalmic surgeons in the United States and Europe who speak at conventions, train ophthalmologists and visit foreign doctors and dealers to promote Paradigm's products.

         We will emphasize the expandable features of the Workstation(TM) when marketing it. Our marketing approach will be to focus on the upgradeability of the Workstation(TM) and to develop the image of the Workstation(TM) as the most versatile, upgradeable and cost effective surgical equipment available. Paradigm will continue to focus its sales efforts towards ophthalmic hospital and surgical center facilities specializing in cataract surgery. However, as systems are installed, Paradigm will expand its focus to provide additional ophthalmic and non-ophthalmic surgical applications as part of its Workstation(TM). Additional surgical applications will expand the market for the Workstation(TM) as well as associated sales of disposable surgical products.

         We disseminated information about the innovative capabilities of our products through advertisement and printed materials at our annual exhibition at the annual meeting of the American Academy of Ophthalmology in New Orleans, Louisiana in November 1998. The theme of our advertisement for the Ocular Surgery Workstation(TM) was "The Future of Phaco is the Future of Ophthalmic Surgery." We will expand upon the concept of the "Workstation(TM)" with additional advanced laser and surgical capabilities. We have also launched a campaign for the Blood Flow Analyzer. The product was introduced to the ophthalmic marketplace at the American Academy of Ophthalmology meeting in October 1997 and to the optometric marketplace at the California Optometric
Association and Vision Expo Easy New York meetings. The theme of Paradigm's advertisement for its Blood Flow Analyzer was "Don't Miss Half of Your Glaucoma Patients... A Fast, Clinically Proven Test For Ocular Blood Flow." (See, "Business--Products.")

         Product advertising is focused in the three industry trade newspapers, Ocular Surgery News, Ophthalmology Times and the American Optometric Association News. Most of the ophthalmologists or optometrists in the United States receive one or more of these magazines through professional subscription programs. The media has shown strong interest in our technology and products, as evidenced by several recent front page articles in these publications.

         Manufacturing and Raw Materials. Currently, Paradigm has a small manufacturing and warehousing facility located in Salt Lake City. All components and the finished surgical systems are manufactured under subcontracting arrangements. None of these subcontractors manufactures products that compete with our products. All component and systems manufacturing is performed under a system of quality control and testing. As a condition to such contracting, each subcontractor's manufacturing facilities and personnel must comply with the Good Manufacturing Practices (GMP) guidelines established by the FDA, as well as similar guidelines established by foreign governments, including CE Mark and 1S0-9001.

         We currently subcontract the manufacture of our Precisionist Thirty Thousand(TM) system to one of our stockholders, Zevex International, Inc., which is located in Salt Lake City, Utah. The remaining operating elements of the Photon(TM) laser cataract system are resident in the Precisionist Thirty Thousand(TM) system supplied by Zevex. Although substantial reliance is currently placed with Zevex, we believe we would be able to find alternative manufacturers for our products currently manufactured by Zevex, including in-house manufacturing. Paradigm also believes that there are multiple sources of raw materials that are used or could be used in its products.

         The laser cavity, optical train and power source for the Photon(TM) laser cataract system are supplied by Sunrise Technologies, Inc. in Fremont, California. We have established an internal laser cataract probe manufacturing facility and plan to have all probe production take place in Salt Lake City. The remaining operating elements of the Photon(TM) laser cataract system, the computer controller, fluidics and ancillary surgical modalities, are developed through Zevex. Although substantial reliance is currently placed with Zevex and Sunrise, we believe we would be able to find alternative manufacturers for the components of the Photon(TM) lower cataract system. We also believe that there are multiple sources of raw materials that are used or could be used in our products.

         Paradigm subcontracts the manufacturing of some of its ancillary instruments, accessories and disposables through specified vendors in the United States. These products are contracted in quantities and at costs consistent with our financial purchasing capabilities and pricing needs. Paradigm manufactures the LCP(TM) laser cataract probe and some of its surgical instruments, accessories and fluidics surgical tubing sets at its facility in Salt Lake City.

         The Blood Flow Analyzer(TM) is manufactured by OBF Labs. We may repackage the analyzer using a module cover we designed and it may also be marketed under our trade name and mark regardless of whether it is repackaged. Our License and Manufacturing Agreement with OBF Labs continues through December 31, 2000 and is automatically renewable for successive one year additional terms, unless either party gives written notice to the other at least 90 days prior to the expiration of the term.

         Product  Service  and  Support.  Service  for  Paradigm's  products  is overseen from its Salt Lake City, Utah headquarters and is augmented by its international dealer network who provide technical service and repair. Installation, on-site training and a limited product warrant are included as the standard terms of sale. We provide distributors with replacement parts at no charge during the warranty period. To date, we have incurred minimal expenses under this warranty program. International distributors are responsible for installation, repair and other customer service to installed systems in their territory. All systems parts are modular sub-components that are easily removed and replaced. Paradigm maintains an adequate parts inventory and provides overnight replacement parts shipment to its dealers. After the warranty period expires, we offer one year and three year service contracts to domestic customers and will continue to sell parts to international dealers who in turn create their own service plans with their customers. As of December 31, 1998, we have not sold any service contracts.

         Third-Party Reimbursement. It is expected that our laser systems and diagnostic system will generally be purchased by ophthalmologists and hospitals as well as optometrists who will then bill various third-party payors for the health care services provided to their patients. These payors include Medicare, Medicaid and private insurers. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which the Photon(TM) laser cataract systems may be used, may be determined to be elective in nature, and third-party reimbursement may not be available for such procedures, even if approved by the FDA. In addition, third-party payors may deny reimbursement if they determine that the procedure was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. There can be no assurance that reimbursement from third-party payors will be available, or if available, that reimbursement will not be limited, thereby having a material adverse effect on our ability to develop new products on a profitable basis, its operating results and financial condition.

         Co-Distribution Agreement with Pharmacia & Upjohn Company and National Healthcare Manufacturing Corporation. We entered into a Co-Distribution Agreement as of June 26, 1998 with Pharmacia & Upjohn Company and National Healthcare Manufacturing Corporation, which provides for the marketing and sale of a range of ophthalmic products. Under the terms of the Co-Distribution Agreement, Paradigm, Pharmacia & Upjohn and National Healthcare will offer a comprehensive package of products to cataract surgeons, including cataract surgical equipment, intraocular lens implants, intraocular pharmaceuticals, surgical instruments and sterile procedural packs. We will provide the Precisionist ThirtyThousand(TM) for distribution and sale under the Co-Distribution Agreement. The Pharmacia & Upjohn products to be distributed as part of the Co-Distribution Agreement include Healon(R) and Healongv(R) viscoelastic solution and the CeeOn line of foldable, small intraocular lens implants, designed to replace the natural lens removed during cataract surgery.

Research and Development

         Paradigm's primary market for its surgical products is the cataract surgery market. However, we believe that our laser systems may potentially have broader ophthalmic applications. Consequently, we believe that a strong research and development capability is important for our future. We have enlisted several recognized and respected consultants and other technical personnel to act in technical and medical advisory capacities. Several of these consultants serve on Paradigm's Clinical Advisory Board to provide expert and technical support for current and proposed products, programs and services. In addition, we are conducting an extensive research program in conjunction with the Dixon Medical Laser Lab at the University of Utah. The research is aimed at improving the laser system performance for cataract surgery and exploring additional surgical applications.

         Paradigm believes its research and development capabilities provide it with the ability to respond to regulatory developments, including new products, new product features devised from its users and new applications for its products on a timely and proprietary basis. Paradigm intends to continue investing in research and development and to strengthen its ability to enhance existing products and develop new products. We spent $540,000 in fiscal year ended December 31, 1997, and $298,000 in the year ended December 31, 1998.

Competition

         General. Paradigm faces competition in the cataract and the glaucoma surgery markets, and the glaucoma diagnostic market from two principal sources:

              *   manufacturers  of  competing   ultrasound  systems  used  when
                  performing cataract treatments and

              * developers of technologies for ophthalmic diagnostic and surgical used for treatment.

The surgical equipment industry is dominated by a few large companies that are well established in the marketplace, have experienced management, are well financed and have well recognized trade names and product lines. We believe that the combined sales of five entities account for over 90% of the ophthalmic surgery market. The remaining market is fragmented among emerging smaller companies, some of which are foreign. The ophthalmic diagnostic market has a similar composition.

         Most major competitors either entered or expanded into the cataract or glaucoma markets through the acquisition of smaller, entrepreneurial high-technology manufacturing companies. Therefore, because existing competitors or other entities desiring to enter the market could conceivably acquire current entrepreneurial enterprises with small market activity, any and all competitors must be considered to be formidable.

         The Cataract Surgical System Industry. Presently, products offered by the major manufacturers utilize ultrasonic technology. Those systems rely on accessories including single-use cassette packs and other ancillary surgical disposables such as saline solution, sutures and intraocular lenses for their profits. The cassette packs are required for fluid and tissue collection during the surgical procedure. The cassette packs are generally unique and proprietary to their respective systems and represent a barrier to entry for third-party, lower-cost after-market suppliers. While there is growing market resistance in the United States and internationally to single-use cassettes, Paradigm anticipates that manufacturers of ultrasound equipment will continue to develop and enhance their present ultrasound products in order to protect their investments in system and cassette technology and to protect their profits from sales of these cassettes and accessories. Our Precisionist Thirty Thousand(TM) ultrasonic phaco system has the ability to use either reusable or single-use disposable components. The Photon(TM) laser cataract system will utilize probes and cassette packs designed for single-use and semi-disposable instruments priced at a level consistent with the demands of health care cost containment. This will allow health care provider a substantial measure of cost containment, while providing Paradigm with the quality control and income capability of cassette sales.

         The typical list price of a competitive advanced ultrasonic system ranges from approximately $60,000 to $100,000. Lower cost models generally have a list price ranging from approximately $30,000 to $60,000. The list price for the Precisionist Thirty Thousand(TM) ocular surgery system is $89,900. The Photon(TM) Laser Phaco(TM) will be sold at a price of approximately $129,000. The international market, with significantly lower medical budgets, has not been able to justify the expense of using disposable components. Budgetary constraints have limited current manufacturers from gaining a significant share of the international ultrasound equipment market, and provided a niche for the emerging smaller companies discussed above.

         Ultrasound Equipment Manufacturers. As a relatively recent entrant into the cataract surgical equipment market with a newer equipment line, Paradigm is establishing itself and, as yet, does not hold a significant share of the market. We currently recognize Bausch & Lombe, Alcon Laboratories, and Allergan Medical Optics as our primary competitors in the ultrasound phaco cataract equipment market.

         Laser Equipment Manufacturers. To our knowledge, there are several other companies attempting to develop laser equipment for cataract surgery. Based on currently available information, these competitive laser companies appear to offer a less viable means of treating cataracts using laser technology. We believe that there is presently no directly competing Nd:YAG laser- assisted cataract surgical system available in the market. Paradigm also believes that its product is sufficiently distinctive and, if properly marketed, can capture a significant share of the cataract surgical device market. However, there are substantial risks in undertaking a new venture in an established and already highly competitive industry. In the short-term, we are seeking to exploit these opportunities. Depending upon further developments, we may ultimately exploit those opportunities through a merger with a stronger entity already established or one that desires to enter the medical industry.

         Paradigm believes that its ability to compete successfully will depend on its capability to create and maintain advanced technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for its products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through third parties.

         The Retinal Diagnostic Market. The Glaucoma Research Foundation suggests that with the aging of the so-called baby boom generation, there will be an increase of macular degeneration and glaucoma in the United States, the leading causes of adult blindness worldwide. The damage caused by these diseases is irreversible. The preconditions for the onset of macular degeneration or glaucoma are low ocular blood flow and high intraocular pressure. Diagnostic screening is important for individuals susceptible to these diseases. People in high risk categories include: African Americans over 40 years of age, all persons over 60 years of age, persons with a family history of glaucoma or diabetes, and the very near sighted. The Glaucoma Research Foundation recommends that these high risk individuals be tested once every two years for glaucoma. According to the U.S. Census Bureau, in 1995 there were over 30 million adults 65 years of age and older and 8 million African Americans 45 years of age and older. The Glaucoma Research Foundation reports that glaucoma currently accounts for more than 7 million visits to physicians annually.

         We are subject to intense competition in the ophthalmic diagnostic market from well-financed, established companies with recognizable trade names and product lines and new and developing technologies. The industry is dominated by several large entities which we believe account for the majority of diagnostic equipment sales. Paradigm expects to derive revenues initially from the sale of its blood flow analyzer and later through the sale of disposable accessories for that device. The device is designed to detect glaucoma in an earlier stage than is presently possible. In addition, the device performs tonometry and blood flow analysis. The blood flow analyzer has a list price ranging from approximately $13,500 and $20,000. Other ophthalmic diagnostic devices which do not detect glaucoma in the early stages of the disease as does Paradigm's analyzer yet retail at comparable prices. We believe that we can compete in the diagnostic marketplace based upon the lower price and improved diagnostic functions of the analyzer.

         The Glaucoma Surgery Market. The glaucoma surgery market is similar in composition to the retinal diagnostic market. The market is dominated by several large companies. Because there are existing glaucoma and laser surgery products in the market, Paradigm hopes to be able to enter the market relatively quickly through FDA Section 510(k) clearance of its new systems and products. Paradigm believes that it can compete in this established marketplace since it will be offering its glaucoma surgery system as an add-on to its Workstation(TM). We believe that our Workstation(TM) will give us a competitive advantage to gain a position in the marketplace.

Intellectual Property Protection

         Our cataract surgical products are proprietary in design, engineering and performance. These ultrasonic products have not been patented to date because the primary technology for ultrasonic tissue fragmentation, as available to all competitors in the market, is mainly in the public domain.

         The Photon(TM) laser cataract system is protected under a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. and subsequently assigned by Photomed International, Inc. and a Japanese patent issued in 1997 to Paradigm for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand-held probe of a unique design. We secured the exclusive worldwide right to this patent shortly after its issue, and to the international patents pending, from Photomed by means of a license agreement. The license agreement was amended on December 5, 1997 to allow Photomed the right to conduct research, development and marketing utilizing the patent in certain medical sub-specialties other than ophthalmology for which Paradigm would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent.

         OBF Labs, the manufacturer of the Blood Flow Analyzer(TM) that Paradigm markets in the United States under a non-exclusive license agreement, has been granted a patent in the European Economic Community and has patents pending in the United States and Japan.

         Although our trademarks are important to our business, it is not our policy to pursue trademark registrations for our trademarks associated with our products. Consequently, we rely on common law trademark rights to protect unregistered trademarks, although common law trademark rights do not provide Paradigm with the same level of protection as would U.S. federal registered trademarks. Common law trademark rights only extend to the geographical area in which the trademark is actually used while U.S. federal registration prohibits the use of the trademark by any party anywhere in the United States.

         Paradigm also relies on trade secret law to protect some aspects of its intellectual property. All key employees, consultants and advisors are required to enter into a confidentiality agreement with Paradigm. Most of our third-party manufacturers and formulators are also bound by confidentiality agreements.

Regulation

         Our surgical and diagnostic systems are regulated as medical devices by the FDA under the Food, Drug and Cosmetics Act or FDC Act. As such, these devices require premarket clearance or approval by the FDA prior to their marketing and sale. Such clearance or approval is premised on the production of evidence sufficient for a company to show reasonable assurance of safety and effectiveness regarding its products. Pursuant to the FDC Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States and the export of medical devices from the United States. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, denial of premarket clearance or approval for devices, recommendations by the FDA that Paradigm not be allowed to enter into government contracts, and criminal prosecution.

         Following the enactment of the Medical Device Amendments to the FDC Act in May 1976, the FDA began classifying medical devices in commercial distribution into one of three classes: Class I, II or III. This classification is based on the controls that are perceived to be necessary to reasonably ensure the safety and effectiveness of medical devices. Class I devices are those devices, the safety and effectiveness of which can reasonably be ensured through general controls, such as adequate labeling, advertising, Premarket notification and adherence to the FDA's Good Manufacturing Practice regulations. Some Class I devices are exempt from some of the general controls. Class II devices are those devices the safety and effectiveness of which can reasonably be assured through the use of special controls, such as performance standards, postmarket surveillance, patient registries and FDA guidelines. Class III devices are devices that must receive premarket approval by the FDA to ensure their safety and effectiveness. Generally, Class III devices are limited to life-sustaining, life-supporting or implantable devices, or to new devices that have been found not to be substantially equivalent to legally marketed devices.

         There are two principal methods by which FDA approval may be obtained. One method is to seek FDA approval through a premarket notification filing under
Section 510(k) of the FDC Act. If a manufacturer or distributor of a medical device can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a pre-1976 Class III medical device for which the FDA has not called for a premarketing approval, the manufacturer or distributor may seek FDA Section 510(k) premarket clearance for the device by filing a Section 510(k) premarket notification. The Section 510(k) notification and the claim of substantial equivalence will likely have to be supported by various types of data and materials, possibly including clinical testing results, obtained under an Investigational Device Exemption granted by the FDA. The manufacturer or distributor may not place the device into interstate commerce until an order is issued by the FDA granting premarket clearance for the device. There can be no assurance that Paradigm will obtain
Section 510(k) premarket clearance for any of the future devices for it seeks such clearance including the Photon(TM) Laser.

         The FDA may determine that the device is "substantially equivalent" to another legally marketed Class I, Class II or pre-1976 Class III device for which the FDA has not called for a premarketing approval and allow the proposed device to be marketed in the United States. The FDA may determine, however, that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a determination regarding substantial equivalence. A "not substantially equivalent" determination or a request for additional information could delay Paradigm's market introduction of its products and could have a material adverse effect on its business, operating results and financial condition.

         The alternate method to seek approval is to obtain premarket approval from the FDA. If a manufacturer or distributor of a medical device cannot establish that a proposed device is substantially equivalent to another legally marketed device, whether or not the FDA has made a determination in response to a Section 510(k) notification, the manufacturer or distributor will have to seek premarket approval for the proposed device. A premarket approval or PMA application would have to be submitted and be supported by extensive data, including preclinical and clinical trial data to prove the safety and efficacy of the device. If human clinical trials of a proposed device are required and the device presents a "significant risk," the manufacturer or the distributor of the device will have to file an Investigational Device Exemption application with the FDA prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and mechanical testing. If the IDE application is approved, human clinical trials may begin at a specific number of investigational sites, and the approval letter could include the number of patients approved by the FDA. An IDE clinical trial can be divided into several parts or phases. Sometimes, a company will conduct a feasibility study to confirm that a device functions according to its design and operating parameters. This is usual clinical trial site. If the Phase I results are promising, the applicant may, with the FDA's permission, expand the number of clinical trial sites and the number of patients to be treated to assure reasonable stability of clinical results. Phase II studies are performed to confirm predictability of results and the absence of adverse reactions. The applicant may, upon receipt of the FDA's authorization, subsequently expand the study to a third phase with a larger number of clinical trial sites and a greater number of patients. This involves longer patient follow-up times and the collection of more patient data. Product claims, labeling and core data for the premarketing approval are derived primarily from this portion of the clinical trial. The applicant may also, upon receipt of the FDA's permission, consolidate one or more of such portions of the study. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study, provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. Although both approval methods may require clinical testing of the device in question under an approved Investigational Device Exemption, the premarket approval procedure is more complex and time consuming.

         Upon receipt of the premarketing approval application, the FDA makes a threshold determination whether the application is sufficiently complete to permit a substantive review. If the FDA determines that the PMA is sufficiently complete to permit a substantive review, the FDA will "file" the application. Once the submission is filed, the FDA has by regulation 90 days to review it; however, the review time is often extended significantly by the FDA asking for more information or clarification of information already provided in the submission. During the review period, an advisory committee may also evaluate the application and provide recommendations to the FDA as to whether the device should be approved. In addition, the FDA will inspect the manufacturing facility to ensure compliance with the FDA's Good Manufacturing Practice requirements prior to approval of a PMA. While the FDA has responded to PMA applications within the allotted time period, PMA reviews generally take approximately 12 to 18 months or more from the date of filing to approval. The PMA process is lengthy and expensive, and there can be no assurance that approval will be obtained for any of Paradigm's products determined to be subject to such requirements. A number of devices for which PMA approval has been sought by other companies have never been approved for marketing.

         Any products manufactured or distributed by Paradigm pursuant to a premarket clearance notification or PMA are or will be subject to pervasive and continuing regulation by the FDA. The FDC Act also requires that our products be manufactured in registered establishments and in accordance with GMP regulations. Labeling, advertising and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of medical devices is also subject to regulation in certain instances. In addition, the use of Paradigm's products may be regulated by various state agencies.

         All lasers manufactured for Paradigm are subject to the Radiation Control for Health and Safety Act administered by the Center for Devices and Radiological Health of the FDA. The law requires laser manufacturers to file new product and annual reports and to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users pursuant to specific performance standards, and to comply with labeling and certification requirements. Various warning labels must be affixed to the laser, depending on the class of the product, as established by the performance standards.

         Although Paradigm believes that it and its manufacturers currently comply and will continue to comply with all applicable regulations regarding the manufacture and sale of medical devices, such regulations are always subject to change and depend heavily on administrative interpretations. We cannot be sure that future changes in review guidelines, regulations or administrative interpretations by the FDA or other regulatory bodies, with possible retroactive effect, will not materially adversely affect us. In addition to the foregoing, we are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of potentially hazardous substance. There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations and that such compliance will not have a material adverse effect upon our ability to conduct business.

         Paradigm and the manufacturers of its products may be inspected on a routine basis by both the FDA and individual states for compliance with current GMP regulations and other requirements.

         Congress has considered several comprehensive federal health care programs designed to broaden coverage and reduce the costs of existing government and private insurance programs. These programs have been the subject of criticism within Congress and the health care industry, and many alternative programs and features of programs have been proposed and discussed. Therefore, Paradigm cannot predict the content of any federal health care program, if any is passed by Congress, or its effect on it and its business. Some measures that have been suggested as possible elements of a new program, such as government price ceilings on nonreimbursable procedures and spending limitations on hospitals and other healthcare providers for new equipment, could have an adverse effect on our business, operating results or financial condition. Uncertainty concerning the features of any health care program considered by the Congress, its adoption by the Congress and the effect of the program on our business could result in volatility of the market price of our common stock.

         Furthermore, the introduction of Paradigm's products in foreign countries may require it to obtain foreign regulatory clearances. We believe that only a limited number of foreign countries have extensive regulatory requirements, including France, Germany, Korea and Japan. A number of European and other economically advanced countries, including Italy, Norway, Spain and Sweden, have not developed regulatory agencies for intensive supervision of such devices. Instead, they generally have been willing to accept the approval of the FDA. Therefore, a premarket approval, Section 510(k) or approved Investigational Device Exemption from the FDA is tantamount to approval in those countries. These countries and most developing countries have simply deferred direct discretion to licensed practicing surgeons to determine the nature of devices that they will use in medical procedures. Paradigm's two ultrasound systems, the Photon(TM) laser cataract system it is developing and the ocular blood flow analyzer are all devices which require FDA approval. Therefore, a significant aspect of the acceptance of the devices in the market is our effectiveness in obtaining the necessary approvals. Having an approved IDE allows Paradigm to export a product to qualified investigational sites.

Regulatory Status of Products

         The Precisionist 3000 Plus(TM) and the Precisionist Thirty Thousand(TM) Systems. Pursuant to Section 510(k) of the FDC Act, the FDA granted market clearance for the commercialization of the Precisionist 3000 Plus(TM) system in 1990 and the Precisionist Thirty Thousand(TM) system in 1995, thereby allowing Paradigm to sell these devices in the United States for their intended use as cataract surgical systems. That clearance, in turn, has allowed for similar approvals in several foreign countries, allowing sales to be undertaken in all of those countries. Because no approvals are required in many developing countries, including several countries in the Middle East and Latin America, those areas are potentially viable markets.

         Applications for approval in other western countries, including Germany and France, are currently pending. Under present circumstances, although there is no assurance, approval of the German application is expected. Because France places substantial credence in German approvals, it is expected that approval in France will follow sometime thereafter. In Japan and Korea, we have provided the Precisionist(TM) system to established dealers that have applied for approval in those respective countries.

         The Photon(TM) Laser Cataract System. We acquired permission from the FDA to manufacture the device and approval to export it to qualified investigator sites outside the United States under an open IDE granted by the FDA in May 1995. Although the Photon(TM) laser cataract system is uniquely configured in an original and proprietary manner, the laser system, a Nd:YAG laser, is not proprietary to the device or to Paradigm and is widely used in the medical industry and other industries as well. Of particular significance is the fact that this particular component has received previous market clearance from the FDA for other ophthalmic and medical applications. Also of significance is our belief that the surgical treatment method used with the Photon(TM) laser cataract is similar to the current ultrasound cataract treatment employed by ophthalmologists. We thus believe that we can obtain Section 510(k) clearance for the Photon(TM) laser cataract system sometime in 1999.

         Paradigm submitted its Premarket Notification under Section 510(k) of the FDC Act for the Photon(TM) laser cataract system in September 1993. The FDA requested clinical support data for claims made in the Section 510(k) Premarket Notification, and in October 1994 we submitted an IDE application to provide for a "modest clinical study" in order to collect the data required by the FDA for clearance of the Photon(TM) laser cataract system. The FDA granted this IDE in May 1995. We began human clinical trials in April 1996 and completed the clinical surgeries in December 1996. Through the clinical trials we discovered that the Photon(TM) laser cataract system may not effectively remove harder grade cataracts. We requested and received FDA approval to conduct Phase II clinical studies at seven sites in hopes of refining the laser system and surgical method to remove such cataracts and provide the statistical data required to approve the Photon(TM) laser system for laser cataract removal. There is no guarantee, however, that Paradigm will be successful in improving the laser system to remove harder grade cataracts.

         Blood Flow Analyzer(TM) (Paradigm BFA(TM)). The FDA granted market clearance pursuant to Section 510(k) of the FDC Act, for the commercial sale of our Blood Flow Analyzer in June 1997 for the intended use and claims of applanation tonometry and blood flow analysis. The clearance allows immediate marketing in the United States for this new product and allows Paradigm to expand its product base into the ophthalmic office and optometric office with a diagnostic system.

Employees

         As of December 31, 1998, we had 20 full-time employees. This number does not include manufacturer's representatives who are independent contractors rather than our employees. We also utilize several consultants and advisors. There can be no assurance that we will be successful in recruiting or retaining key personnel. None of our employees is a member of a labor union and we have never experienced any business interruption as a result of any labor disputes.

Facilities

         Paradigm's executive offices are currently located at 1127 West 2320 South, Suite A, Salt Lake City, Utah. This facility consists of approximately 4,397 square feet of leased office space under a three year lease that will expire on December 31, 2000 with an additional three year renewal option. We leased an additional 3,700 square feet in October 1998 in a building adjacent to our current facility, which is owned by the same landlord. The facility is leased from Eden Roc, a California partnership, at a base monthly rate of $6,315 plus a monthly common maintenance area fee. The base monthly rent increases to $6,415 and $6,518 for the second and third years of the lease. Pursuant to the lease, we pay all real estate and personal property taxes and the insurance costs on the premises. Paradigm believes that this facility is adequate and satisfies its needs for the foreseeable future.

Legal Proceedings

         Paradigm is not a party to any legal proceedings and is not aware of any threatened legal proceedings which may be brought against it.

                                   MANAGEMENT

Directors and Executive Officers

         The executive officers and directors of Paradigm, their ages and their positions are set forth below:


Name                                    Age       Position

Thomas F. Motter                         50       Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer

Michael W. Stelzer                       51       Vice President of Operations,
                                                  Chief Operating Officer,
                                                  Secretary and Director

Robert W. Millar                         42       Vice President of Engineering
                                                  and Manufacturing, and
                                                  Director

John W. Hemmer                           72       Vice president of Finance,
                                                  Treasurer, Chief Financial
                                                  Officer and Director

Patrick M. Kolenik                       47       Director

Robert L. Frome                          59       Director


         The directors are elected for one year terms which expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.

         Thomas F. Motter has served as Chairman of the Board of Paradigm since April 1993. Since December 12, 1997 and from May 1994 to August 1997, he has served as President and Chief Executive Officer. From June 1989 to April 1993, Mr. Motter served as Chief Executive Officer of Paradigm Medical, Inc. which merged with Paradigm in May 1994. From September 1990 to April 1992, he was employed by HGM Medical Laser Systems as general manager of their International Division. From October 1978 to June 1989, Mr. Motter was employed by SmithKline Beckman's Humphrey Instruments Division, which developed and manufactured advanced ophthalmic diagnostic instruments, serving last as National Sales Manager overseeing all domestic sales in its ophthalmic computer division. Mr. Motter received a B.A. degree in English from Stephen's College in 1970 and an M.B.A. degree from Pepperdine University in 1975.

         Michael W. Stelzer has served as Vice President of Operations and Chief Operating Officer since December 12, 1997 and its Secretary since July 30, 1998. From August 8, 1997 to December 12, 1997, he served as President and Chief Executive Officer. Mr. Stelzer joined our Board of Directors in April 1993. From June 1989 to April 1993, he served as a General Counsel and a director of Paradigm Medical, Inc. which merged with the Paradigm May 1994. From January 1995 to August 1997, Mr. Stelzer served as the Executive Vice President and Chief Financial Officer of Rhino Marketing, Inc., a sports related holding company, and was President of one of its subsidiaries. Prior to joining Rhino, Mr. Stelzer was President and General Counsel for MarDec, Inc., a golf accessory marketing company, from 1993 to 1995. Mr. Stelzer is a licensed attorney with the state of California and has practiced law in California since 1980. From March 1972 to January 1980, Mr. Stelzer was controller of Ponderosa Telephone Company. Mr. Stelzer received a B.S. degree in business administration from the University of California, Davis in 1970 and a Juris Doctorate from Humphreys College of Law in 1979.

         Robert W. Millar has served as Vice President of Engineering and Manufacturing since December 12, 1997 and as a director since April 1993. From April 1995 to December 12, 1997, Mr. Millar served as Executive Vice President. From January 1991 to April 1993, he was employed as President by Paradigm Medical, Inc., which merged with Paradigm in May 1994. From January 1990 to January 1991, Mr. Millar was employed by HGM Medical Laser Systems, serving as Director of Marketing and Product Management for all ophthalmic and surgical markets. From October 1988 to December 1989, Mr. Millar was employed as Group
Products Manager for the Customer Products Division of Esselte Pendaflex Corporation, a manufacturer and distributor of office supply products. From July 1986 to February 1988, Mr. Millar was employed by TechnaVision Inc., a company engaged in the manufacture of ophthalmic diagnostic and other eyecare equipment. From February 1980 to July 1986, he was employed by Pogue McJunkin & Associates, a professional industrial design firm. Mr. Millar received a B.S. degree in industrial design from the College of Design in Detroit, Michigan in 1979.

         John W. Hemmer, C.F.A., has served as Vice President of Finance, Treasurer and Chief Financial Officer and as a director since November 1995. Since October 1989, Mr. Hemmer has served as a director and consultant for Sea Pride Industries, Inc. and its subsidiaries in Gulf Breeze, Florida, which developed the first offshore marine production system licensed and permitted for use in the Gulf of Mexico. From March 1992 to July 1994, Mr. Hemmer was employed as the Secretary and Vice President of Finance of Advance Electronics, Inc., which is engaged in the retail distribution of health and beauty products. From November 1991 to December 1994, Mr. Hemmer was Secretary and Treasurer of Agro Industrial Development, Ltd., which established a Free Trade Zone in Belize for the production and export of seafood. He was the President and Chief Executive Officer of John W. Hemmer, Inc., a registered broker/dealer firm from May 1987 to May 1989, which subsequently changed its name to Westfalia Investments Inc., but retained his registered representative status until March 1995. Prior thereto, he was Vice President of Bankers Trust Company in charge of venture capital and a member of the research and investment management committees. Mr. Hemmer was Vice President of Corporate Finance at Dempsey, Tegler & Company, Inc., a Senior Analyst at Lazard Freres & Company and an Investment Officer of The Chase Manhattan Bank. Mr. Hemmer received a B. A. degree in Economics from Queens College in 1951 and an M.S. degree in Banking and Finance from Columbia University Graduate School of Business in 1952.

         Patrick M. Kolenik has been a director since November 1997. Mr. Kolenik has been Special Assistant to the President of International Heritage, Inc. since 1996 and President and Co-Founder of Cyn Del & Co., Inc. since 1992. He was a co-founder and director of Win Capital Corp., an investment banking firm, but resigned as a director in 1996. As of July 1, 1998, Mr. Kolenik resumed an affiliation with Win Capital Corp. From 1969 to 1989, Mr. Kolenik held various positions at Sherwood Securities Corp., a securities firm, including President and Chief Executive Officer, Executive Vice President of Trading, Executive Vice President of Corporate Syndicate and Vice President of Corporate Finance. He also served as a director of Sherwood Securities Corp. Mr. Kolenik attended Baruch College where he majored in finance.

         Robert L. Frome, Esq. has been a director since September 3, 1998. He has been a Senior Partner at the Olshan Grundman Frome & Rosenzweig law firm in New York City for over twenty years. He serves as a director of HealthCare Services Group, Inc., the nation's largest provider of housekeeping, linen and laundry services to long term care facilities, and of NUCO2, the nation's largest provider of bulk carbon dioxide to restaurant, fast food outlets and convenience stores. Mr. Frome is a trustee of Daytop Village Foundation and The Hospital for Joint Diseases of New York University Medical Center. He received an LL.B. from Harvard Law School in 1961 and LL.M. and B.S. degrees from New York University in 1962 and 1958.

Technical and Medical Advisory Personnel

         We utilize an informal Clinical Advisory Board of recognized practicing ophthalmic surgeons in technical and medical advisory capacities. Outside consultants are generally used on an ad hoc basis and such individuals do not meet together as a group and are not compensated. The members of Paradigm's Clinical Advisory Board are as follows:

         Paul L. Archambeau, M.D. - Dr. Archambeau is an ophthalmologist in Santa Rosa, California and a faculty member at the University of California at San Francisco. He received his medical degree at the University of Buffalo
Medical School in 1959 and performed his residency at the Mayo Clinic in Rochester, Minnesota.

         Daniele S. Aron-Rosa, Ph.D, M.D. - Dr. Aron-Rosa is a faculty member at the Rothschild Eye Institute in Paris, France. She received a doctorate degree in physics from the University of Paris in 1957 and received her medical degree there in 1962 and performed her residency at the University of Paris Hospital.

         David C. Brown, III, M.D. - Dr. Brown is an ophthalmologist in Fort Myers, Florida. He received his medical degree at the University of Florida in 1963 and also performed his residency at that facility.

         Alan S. Crandall, M.D. - Dr. Crandall is an ophthalmologist in Salt Lake City, Utah. He received his medical degree at the University of Utah in 1973 and performed his residency at the University of Pennsylvania

         I. Howard Fine, M.D. - Dr. Fine is an ophthalmologist practicing in Eugene, Oregon and a member of the Oregon Health Sciences University faculty. Dr. Fine received his medical degree at Boston University in 1966 and also performed his residency at that facility.

         Stephane P. Ganem, M.D. - Dr. Ganem is chairman of the ophthalmology department at the Rothschild Eye Institute in Paris, France.

         Frederic B. Kremer, M.D. - Dr. Kremer is an ophthalmologist in Radnor, Pennsylvania. He received his medical degree at the Jefferson Medical Center in 1976 and performed his residency at the Wills Eye Hospital in Philadelphia, Pennsylvania.

         Francis A. L'Esperance, M.D. - Dr. L'Esperance is President of the American Board of Laser Surgery and a faculty member at the Columbia College of Physicians and Surgeons. He received his medical degree from Harvard Medical School in 1956 and performed his residency at the Massachusetts Eye and Ear Infirmary.

         Michael B. Limberg, M.D. - Dr. Limberg is an ophthalmologist practicing in San Luis Obispo, California. He received his medical degree at the University of Utah Medical School in 1982 and performed his residency at Louisiana State University.

         Marc A. Michelson M.D. - Dr. Michelson is an ophthalmologist in Birmingham, Alabama. He received his medical degree at the University of Alabama in 1975, and performed his residency at the Eye Foundation Hospital in Birmingham, Alabama.

         Lawrence E. Noble M.D. - Dr. Noble is an ophthalmologist in Provo, Utah. He received his medical degree at the University of Oregon in 1964, and performed his residency at the Good Samaritan Hospital.

         Jaswant Singh Pannu, M.D. - Dr. Pannu is an ophthalmologist in Lauderdale Lakes, Florida. He received his medical degree at the University of Miami in 1967 and performed his residency at the Milwaukee, Wisconsin Veterans Administration Hospital and at Evanston Hospital in Evanston, Illinois.

         David M. Schneider, M.D. - Dr. Schneider is an ophthalmologist in Cincinnati, Ohio. He received his medical degree at the University of Cincinnati in 1975, and performed his residency at the University of Cincinnati.

         Jeffrey G. Straus, M.D. - Dr. Straus is an ophthalmologist in Metairie, Louisiana. He received his medical degree at State University of New York at Buffalo in 1984 and performed his residency at Ochsner Foundation Hospital and Clinic in New Orleans, Louisiana.

         Gerald Zelman, M.D. - Dr. Zelman is a Ophthalmologist in Manhasset, New York. He received his medical degree at the University of Lausanne in 1964, and performed his residency at the Brooklyn Eye and Ear facility in Brooklyn, New York.

Board Meetings and Committees

         The Board of Directors held a total of five meetings during the fiscal year ended December 31, 1998. The Audit Committee of the Board of Directors consists of directors Michael W. Stelzer, Patrick M. Kolenik and Robert L. Frome. The Audit Committee last met on September 14, 1998. The Audit Committee is primarily responsible for reviewing the services performed by Paradigm's independent public accountants and internal audit department and evaluating accounting principles and its system of internal accounting controls. The Compensation Committee of the Board of Directors consists of directors Robert M. Millar, Michael W. Stelzer and Patrick M. Kolenik. The Compensation Committee also last met on September 14, 1998. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. No director attended fewer than 75% of all meetings of the Board of Directors during the 1997 fiscal year.

         Pursuant to Nasdaq corporate governance requirements recently made applicable to Nasdaq SmallCap Market companies, the Company must have (i) a minimum of two independent directors; (ii) an audit committee with a majority of independent directors; and (iii) an annual stockholders meeting. We have and can presently satisfy each of these requirements. Messrs. Kolenik and Frome qualify as independent directors.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934

         Effective May 1, 1991, the Securities and Exchange Commission adopted revised rules regarding reporting of beneficial ownership of securities by officers, directors and owners of more than 10% of any class of a company's equity securities. During fiscal 1997, George J. Barenholtz, then a director of Paradigm, through an oversight, filed one late stock purchase transaction report covering one transaction.

Executive Compensation

         The following table sets forth, for each of the last three fiscal years and for the three month period ended December 31, 1996, the compensation received by Thomas F. Motter, Paradigm's Chairman of the Board, President and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at December 31, 1998 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 1998.


                                                   Summary Compensation Table


                                                                                    Long-Term Compensation


                                       Annual Compensation                    Awards                     Payouts

                                                            Other                     Securities
                                                           Annual       Restricted    Underlying     Long-term      All Other
     Name and                                           Compensation      Stock        Options/      Incentive    Compensation
Principal Position   Period     Salary($)   Bonus($)       ($)(6)       Awards($)      SARs(#)       Payout($)       (#)(5)

Thomas F. Motter,    1998(1)    $122,497          0             0              0              0            0          6,000
Chairman of the      1997(2)     129,584          0         5,250              0              0            0              0
Board, President     1996(3)      33,750          0             0              0              0            0              0
and Chief            1996(4)     111,042      1,000         3,600              0              0            0          6,000
Executive Officer

Robert W. Millar,    1998(1)     121,019          0             0              0              0            0          6,000
Vice President of    1997(2)     114,675          0         5,250              0              0            0              0
Engineering and      1996(3)      31,250          0             0              0              0            0              0
Manufacturing        1996(4)      99,792      1,000         3,600              0              0            0          6,000

John W. Hemmer,      1998(1)     117,884          0             0              0              0            0          6,000
Treasurer, Chief     1997(2)     112,670          0         5,250              0              0            0              0
Financial Officer    1996(3)      30,000          0             0              0              0            0              0
and Director         1996(4)      80,000          0         3,600(6)           0      20,000(6)            0          4,000

(1)    For the fiscal year ended December 31, 1998.
(2)    For the fiscal year ended December 31, 1997.
(3)    For the three month period ended December 31, 1996.
(4)    For the fiscal year ended September 30, 1996.
(5) The amounts indicated under "Other Annual Compensation" for 1996 and 1998 consist of payments related to the operation of automobiles by the named executive.
(6) On February 16, 1996, Paradigm granted Mr. Motter and Mr. Millar options to purchase 106,000 and 84,000 shares of its common stock at an exercise price of $5.00 per share. These options expire on February 15, 2001. On January 31, 1996, Paradigm granted Mr. Hemmer options to purchase 20,000 shares of its common stock at an exercise price of $5.00 per share. These options expire January 30, 2001

         The following table sets forth information concerning the exercise of options to acquire shares of Paradigm's common stock by the officers named above during the fiscal year ended December 31, 1998, as well as the aggregate number and value of unexercised options held by these officers on December 31, 1998.

                   Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values


                                                   Number of Securiites Underlying     Value of Unexercised
                                                      Unexercised Options/SARs     In-the-Money Options/SARs at
                                                      At December 31, 1997(#)          December 31, 1997($)



                         Shares
                        Acquired
                       On Exercise      Value
        Name               (#)      Reali;zed ($)   Exercisable     Unexercisable    Exercisable     Unexercisable

Thomas F. Motter           -0-      -0-            106,000        -0-               -0-             -0-

Robert W. Millar           -0-      -0-            84,000         -0-               -0-             -0-

John W. Hemmer             -0-      -0-            20,000         -0-               -0-             -0-

Michael W. Stelzer         -0-      -0-            20,000         -0-               -0-             -0-




Director Compensation

         The outside directors were each granted stock options to purchase 75,000 shares of Paradigm's common stock at an exercise price of $4.00 per share. Outside directors are also reimbursed for their expenses in attending Board and committee meetings. Directors are not precluded from serving Paradigm in any other capacity and receiving compensation therefor.

Employee 401(k) Plan

         In October 1996, Paradigm's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, Paradigm may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the Board to determine the amount of the contribution at the beginning of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan.

1995 Stock Option Plan

         We adopted a 1995 Stock Option Plan for our officers, employees, directors and consultants on November 7, 1995. This plan authorized the granting of stock options to purchase an aggregate of not more than 300,000 shares of Paradigm's common stock. On February 16, 1996, options for substantially all 300,000 shares were granted. On June 9, 1997, the shareholders approved an amendment to the plan to increase the number of shares of common stock reserved from issuance thereunder by an aggregate of 300,000 shares. That same day, 20,000 options each were granted to Michael W. Stelzer, Vice President of Operations and Chief Operating Officer, and John W. Hemmer, Vice President of Finance, Treasurer and Chief Financial Officer. On September 14, 1998, 37,450 options each were granted to Thomas F. Motter, President and Chief Executive Officer, Robert W. Millar, Vice President of Engineering and Manufacturing, and Messrs. Stelzer and Hemmer, and 75,000 options each to Patrick M. Kolenik and Robert L. Frome, the two outside directors. There are presently outstanding options to purchase 750,000 shares of common stock that have been granted under the plan. None of these options has been exercised.

         The plan is administered by the Compensation Committee. In general, the Compensation Committee, will select the person to whom options will be granted and will determine, subject to the terms of the plan, the number, exercise, and other provisions of such options. Options granted under the plan will become exercisable at such times as may be determined by the Compensation Committee.

         Options under the plan may be either incentive stock options as such term is defined in the Internal Revenue Code of 1986, as amended, or non-ISOs. ISOs may only be granted to persons who are employees. Non-ISOs may be granted to any person, including, but not limited to, employees, independent agents, consultants, as the Compensation Committee believes has contributed, or will contribute, to the Paradigm's succcess. The Compensation Committee shall determine the exercise price of options granted under the plan, provided that, in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% of voting power of Paradigm's stock) of the fair market value (as defined in the plan) of the common stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

         The term of each option shall not be more than 10 years (five years in the case of ISOs granted to holders of 10% of the voting power of Paradigm's stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the plan at any time; provided, however, that unless ratified by Paradigm's stockholders, no amendment or change in the plan will be effective which would increase the total number of shares which may be issued under the plan, materially increase the benefits accruing to persons granted under the plan or materially modify the requirements as to eligibility and participation in the plan. No amendment, supervision or termination of the plan shall, without the consent of an employee to whom an option shall previously have been granted, affect the rights of such employee under such option.

Employment Agreements

         Paradigm entered into employment agreements with each of Thomas F. Motter, Michael W. Stelzer, Robert W. Millar and John W. Hemmer and which commenced on January 1, 1998 and expire on January 1, 2003. The agreements require each employee to devote substantially all of his working time to Paradigm, provide that each of them may be terminated for "cause" (as provided in the agreements) and prohibit each of them from competing with Paradigm for two years following the termination of his employment agreement. The agreements provide for the payment of an initial base salary of $135,000 to Mr. Motter, $100,000 to Mr. Stelzer, $125,000 to Mr. Millar and $120,000 to Mr. Hemmer, and became effective as of January 1, 1998. In January 1998, Mr. Hemmer also received a bonus of 50,000 shares of common stock in recognition of the services previously rendered by him. The agreements provide for salary increases and bonuses as shall be determined at the discretion of the Board of Directors.

Change of Control Termination Agreements

         On September 14, 1998, Paradigm entered into a Change of Control Termination Agreement with each of Thomas F. Motter, Michael W. Stelzer, Robert
W. Millar and John W. Hemmer. The agreements are effective as of January 1, 1998 and continue in effect through December 31, 2002. However, beginning on December 31, 2002 and each December 31 thereafter, the term of each of the agreements shall automatically be extended for one additional year unless, no later than the preceding November 1, Paradigm shall have given notice that it does not wish to extend such agreement. If a change of control occurs during the original or any extended term of the agreement, the agreement shall continue in effect for a period of 12 months beyond the month in which the change of control occurred.

         The agreements provide that if there is a change of control of Paradigm, and provided there has been no termination of employment on account of death, disability, retirement or for cause, each of Messrs. Motter, Stelzer, Millar and Hemmer shall be entitled to receive the following benefits in the event their employment is terminated subsequent to the change of control:

         - payment of full base salary through the date of termination of employment at the rate in effect at the time of the change of control, plus all other amounts and benefits to which each is entitled under any compensation plan of Paradigm;

         - in lieu of any further salary payments for periods subsequent to the Termination Date, Paradigm shall pay a lump sum severance payment equal to 2.99 times the sum of the annual base salary in effect at the time of the change of control;

         -    payments of any deferred compensation, including deferred bonuses;

         - in lieu of shares of common stock issuable upon the exercise of outstanding options, an amount in cash shall be distributed equal to the product of the excess of the closing price of the shares as reported on the Nasdaq SmallCap Market on or nearest the Termination Date over the per share exercise price of each option times the number of shares covered by each such option; and

         - all legal fees and expenses incurred as a result of such termination including all fees and expenses incurred in contesting or disputing any termination of employment or seeking to obtain or enforce any right or benefit provided by the agreement.

         For the purposes of the agreement, a change of control shall have occurred if:

         - any person becomes a beneficial owner of 30% or more of the combined voting power of the then outstanding securities,

         - during any period of two consecutive years (not including any period prior to the execution of the agreement), individuals who at the beginning of the period constitute Paradigm Board of Directors and any new director whose election by the Board or nomination for election by the shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election were previously so approved, cease for any reason to constitute a majority,

         - Paradigm enters an agreement resulting in the occurrence of a change of control of Paradigm,

         -    the  Board  of  Directors  eliminates  or  otherwise  reduces  the
              authority,   duties  and/or   responsibilities  of  the  Executive
              Committee, or

         - the shareholders approve a merger or consolidation of Paradigm with any other corporation, other than a merger or consolidation that would result in the voting securities of Paradigm outstanding immediately prior to it continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 30% of the combined voting power of the voting securities of Paradigm or such surviving entity outstanding immediately after the merger or consolidation, or the shareholders approve a plan of complete liquidation of Paradigm or as agreement for the sale or disposition by Paradigm of all or substantially all of its assets.

         If any of the events constituting a change of control of Paradigm shall occur, each of Messrs. Motter, Stelzer, Millar and Hemmer shall be entitled to the benefits set forth above on the subsequent termination of their employment during the term of the Agreements unless the termination is on account of death, disability, or retirement, by Paradigm for cause, or by such individuals other than for good reason. Termination for cause is defined in the agreement to include termination on the willful and continued failure to substantially perform their duties after a written demand for substantial performance is delivered to the Board of Directors, which demand specifically identifies the manner in which the board believes that they have not substantially performed their duties, or the willful engaging by such individuals in conduct that is demonstrably and materially injurious to Paradigm. No act, or failure to act, on their part shall be deemed "willful" pursuant to the agreement unless done, or omitted to be done, by such individuals not in good faith and without a reasonable belief that their action or omission was in the best interest of Paradigm. In addition, they shall not be deemed to have been terminated for cause unless or until they shall have been delivered a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board of Directors at a meeting called for such purpose.

         Under the terms of the agreements, each of Messrs. Motter, Stelzer, Millar and Hemmer are entitled to terminate their respective agreement for good reason. Good reason is defined in the Agreements to include:

         - the assignment of any duties inconsistent with their status and position immediately prior to a change in control, or substantial adverse alteration in the nature or status of their responsibilities and those in effect immediately prior to a change in control;

         - a reduction in their annual base salary as in effect on the date of this Agreement or as such salary may be increased from time to time except for across-the-board salary reductions similarly effecting all key employees of Paradigm and all key employees of any person in control of Paradigm;

         - their relocation to a location not within 25 miles of Paradigm's present executive offices;

         - the failure by Paradigm, without their consent, to pay to them any part of their current compensation, or to pay any part of an installment of deferred compensation under any deferred compensation program, within seven days of the date the compensation is due;

         - the failure by Paradigm to continue to effect any bonus which they were entitled or any compensation plan which they participated immediately prior to a change of control that is material to their total compensation, including the 1995 Stock Option Plan, 401(k) pretax retirement savings plan, and flexible benefit plan;

         - the failure of Paradigm to continue to provide them with benefits substantially similar to those enjoyed by them under Paradigm's life insurance, medical, health and accident, or disability plans which they are participating at the time of a change of control, and for the failure to continue to provide them with an automobile or allowance in lieu of it, if they were provided with such automobile or allowance in lieu of it at the time of a change of control; and

         - the failure of Paradigm to obtain a satisfactory agreement with any successor to assume and agree to perform the agreements.

Profit Sharing Plan

         On February 16, 1996, Paradigm adopted a Profit Sharing Plan, under which an amount equal to 10% of the pretax profits will be set aside for the benefit of officers and key employees. This funding will be paid to the officers and key employees as follows: Thomas W. Motter, Chairman of the Board, President and Chief Executive Officer--30%; Robert W. Millar, Vice President of Engineering and Manufacturing--25%; John W. Hemmer, Chief Financial Officer and Treasurer--20%; and a pool of 25% to be allocated among the other officers and key employees as determined by the Compensation Committee and approved by the Board of Directors. This funding will only be paid if the qualified pretax profits exceed $10,000,000 for any fiscal year beginning October 1, 1996 and ending December 31, 2001. If the pretax profits reach $10,000,000 for any fiscal year, the entire pretax profits for that year will qualify for the funding. The plan expires at the end of its fifth fiscal year on December 31, 2001, when all funds held will be disbursed.

Limitation of Liability and Indemnification

         Paradigm reincorporated in Delaware in February 1996, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. Paradigm believes that the reincorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. Paradigm's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow the directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Paradigm's Bylaws provide that it shall indemnify its officers and directors to the fullest extent provided by Delaware law. The Bylaws authorize the use of indemnification agreements and Paradigm has entered into such agreements with each of its directors and executive officers. Retirement of Chief Financial Officer

         On May 6, 1999, the Company's Board of Directors authorized an agreement to be entered into with John W. Hemmer, Vice President of Finance, Treasurer and Chief Financial Officer of the Company, regarding the remaining term of his Employment

Agreement and the Change of Control Agreement. Under the terms of the proposed agreement, Mr. Hemmer's salary will continue until June 1, 1999, at which time his employment with the Company will terminate. Thereafter, Mr. Hemmer will become an independent consultant to the Company and receive an initial payment of $12,500 with annual payments of $25,000 being paid on January 2000 and each subsequent year for two additional years and the final payment in 2004 in the amount of $12,500, for a total consulting contract payment of $100,000. In addition, the Company is to issue Warrants to Mr. Hemmer to purchase 125,000 shares of Common Stock at an exercise price of $2.63 per share, with the underlying Common Stock to be registered in the Company's current registration statement. Finally, the Company is to issue Warrants to Mr. Hemmer to purchase 75,000 shares of Common Stock at the same exercise price as the Class A Warrants, or $7.50 per share. In consideration for the payments under the consulting contract and the Warrants to be issued to Mr. Hemmer, the Employment Agreement and the Change of Control Agreement with Mr. Hemmer will be cancelled as of June 1, 1999.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of Paradigm as to which indemnification is being sought, nor is Paradigm aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Paradigm pursuant to the foregoing provisions, or otherwise, Paradigm has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to beneficial ownership of Paradigm's common stock as of March 31, 1999 for (i) each executive officer of Paradigm, (ii) each director, (iii) each person known to Paradigm to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.


                                                                  Percent of
Name and Address(1)                       Number of Shares        Ownership(2)
------------------------------------ ----------------------- ------------------

Thomas F. Motter (3)(6)                    520,000                8.8%
Douglas MacLeod                            418,451                7.1%
Robert W. Millar(4)(6)                     336,105                5.7%
Michael W. Stelzer(5)(6)                    62,935                1.1%
John W. Hemmer(5)(6)                        70,513                1.2%
Robert L. Frome(7)                          14,000                  *
Patrick M. Kolenski(8)                       1,007                  *
Executive officers and directors
   as a group (6 persons)                1,004,560               17.0%
-----------------------------

*       Less than 1%.

(1) The address for Mr. Motter, Mr. Millar and Mr. Stelzer is c/o Paradigm Medical Industries, Inc., 1127 West 2320 South, Suite A, Salt Lake City, Utah 84119. The address for Mr. MacLeod is 1002 South 10th Street, Tacoma, Washington 98405. The address for Mr. Hemmer is 88 Meadow Road, Briarcliff Manor, New York 10510. The address for Mr. Frome is 505 Park Avenue, 16th Floor New York, New York 10022. The address for Mr. Kolenik is 35 Elizabeth Drive, Laurel Hollow, New York 11791.

(2) Assumes no exercise of the warrants described in this Prospects or any other warrants that Paradigm may have issued and no conversion of outstanding shares of Paradigm's Series A, Series B, Series C, and Series D Preferred Stock into Common Stock.

(3) Does not include options to purchase 143,450 shares of Common Stock granted to Mr. Motter under the 1995 Option Plan.

(4) Includes 2,000 shares held by William E. Millar, Mr. Millar's father, 10,000 shares held by Michael S. Millar, Mr. Millar's brother, and 100 shares to Nathan Glynn, Mr. Millar's nephew. Mr. Millar disclaims beneficial ownership of these 3,100 shares. Does not include options to purchase 121,450 shares of Common Stock granted to Mr. Millar under the 1995 Option Plan.

(5) Does not include option to purchase 57,450 shares of Common Stock granted to each of the two directors under the 1995 Option Plan.


(6) Does not include 250 shares of Series C Convertible Preferred Stock held by each of the four management directors.

(7) Does not include 750 shares of Series C Convertible Preferred Stock held by Mr. Frome or options to purchase 75,000 shares of Common Stock granted to him.

(8) Does not include 2,000 shares of Series C Convertible Preferred Stock held by Mr. Kolenik or options to purchase 75,000 shares of Common Stock granted to him.

Item 12. Certain Relationships and Related Transactions

         The information set forth herein describes certain transactions between Paradigm and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members of the Board of Directors and will be on terms no less favorable to Paradigm than those that could be obtained from unaffiliated parties.

         Paradigm subcontracts the manufacture of its Precisionist 3000 Plus(TM) and Precisionist Thirty Thousand(TM) Workstation(TM) to one of its shareholders, Zevex, Inc. which is located in Salt Lake City, Utah. On September 23, 1996, we entered into a Design, Engineering and Manufacturing Agreement with Zevex for the engineering and manufacture of the Workstation(TM) and Precisionist Thirty Thousand(TM). As of December 31, 1998, Zevex has manufactured and delivered 39 systems. However, the agreement can be terminated at any time by Paradigm if Zevex fails for two consecutive quarters to timely fulfill our purchase orders, or by Zevex if Paradigm fails to timely make the payments required by the agreement after having received a 20 day notice from Zevex demanding payment. Zevex is also under an exclusive contract with Paradigm, which expires September 23, 1999, that prohibits Zevex from manufacturing complete ultrasound or laser surgical systems for any other company, without permission. For the fiscal years ended December 31, 1997 and December 31, 1998, Paradigm purchased design and manufacturing services in the amounts of $1,070,000 and $48,663, respectively, from Zevex.

         On January 8, 1997, Paradigm subcontracted the subassembly of the laser module piece of the Photon(TM) Laser Phaco(TM) from Sunrise Technologies, Inc. During the 12 month period ending December 31, 1997, we purchased 10 laser module subassemblies for a total purchase price of $160,000, from Sunrise whose president was a member of Paradigm's Board of Directors at the time the manufacturing agreement was signed.

         The Photon(TM) LaserPhaco(TM) system is protected under a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. (U.S. Patent Number 4,694,828) for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand-held probe of a unique design and assigned to Photomed, a corporation owned in part by Dr. Eichenbaum. Paradigm secured the exclusive worldwide right to this patent shortly after its issue, and to the international patents pending, from Photomed by means of a License Agreement that entitled Dr. Eichenbaum to royalty payments equal to 1% of the proceeds from the net commercial sales of the Photon(TM) LaserPhaco(TM) system and accessories in all medical specialties. The License Agreement terminates July 7, 2003. The License Agreement was amended on December 5, 1997 to allow Photomed the right to conduct research, development and marketing utilizing the patent in certain medical sub-specialties other than ophthalmology for which we would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent.

         Randall Mackey, a director of Paradigm from September 1995 to September 3, 1998, is President and a shareholder of the law firm of Mackey Price & Williams, which rendered legal services to Paradigm in connection with Paradigm's public offering and other corporate matters. Legal fees and expenses paid to Mackey Price & Williams for the fiscal year ended December 31, 1997 totaled $118,765. For the fiscal year ended December 31, 1998, Paradigm paid legal fees and expenses in the amount of $97,414 and at year end owed $16,371. Paradigm also granted Mackey Price & Williams warrants to purchase 25,000 shares of Common Stock at an exercise price of $3.33 per share in partial payment for legal services relating to our July 1996 public offering.

         Mr. Kolenik, a director of Paradigm since November 1997, is a former director of Win, the placement agent for the Series C Convertible Preferred Stock offering. Under the terms of an agency agreement with Win, Paradigm agreed to pay to Win a commission equal to 9% of the aggregate purchase price of the shares sold, or $269,820. Win was also paid a non-accountable expense allowance equal to 3% of the aggregate purchase price of the shares sold. Paradigm has also entered into an agreement with Win dated August 20, 1997, wherein Win agreed to perform unspecified investment banking services for it for a two year period, for which Paradigm agreed to pay Win a monthly retainer of $2,000 for the first six months of the agreement, $4,000 per month for the second six months, and $6,000 per month for the remainder of the agreement. In an agreement entered into in February 1999, Win agreed to accept $7,500 in cash plus $60,500 in Common Stock valued at the close of business the day prior to the initial close of the Series D Convertible Preferred stock offering in addition to a $50,000 finders fee as it related to that offering. In addition, Paradigm issued Win warrants to purchase 191,000 shares of Common Stock at an exercise price of $3.00 per share in connection with the investment banking agreement and additional warrants to purchase 100,000 shares of common stock at $3.00 per share for services rendered in the private placement of Series C Convertible Preferred Stock.

         Prior to the initial closing of the Series D preferred stock offering, Paradigm borrowed $75,000 from Cyn Del, of which Mr. Kolenik is President, a director and a shareholder, and $25,000 from Win Capital. The combined $100,000 loan bears interest at a rate of 10% per annum, is payable pro rata monthly, and is due on the 6-month anniversary of the loan. Paradigm issued to Cyn Del five-year warrants to purchase 105,000 shares of Common Stock and Win Capital warrants to purchase 35,000 share of Common Stock both at an initial exercise price equal to the closing price of the Common Stock on the business day immediately prior to the issuance date of the warrants, or $2.30 per share, subject to adjustment according to the terms contained therein. Paradigm also entered into a one-year consulting agreement dated January 19, 1999, for Win Capital to provide financial consulting services to Paradigm in consideration for a fee of $5,000 per month for the term of the agreement.

SECURITYHOLDERS REGISTERING SHARES

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999 by each of the holders of Series C Preferred Stock (the "Selling Series C Preferred Stockholder"), assuming each of the Selling Series C Preferred Stockholders elects to exercise his conversion rights to convert the Series C Preferred shares (the "Series C Shares") into shares of Common Stock, at a conversion price equal to $1.75 per share of Common Stock, the number of shares of Common Stock to be sold by each Selling Series C Preferred Shareholder, and the percentage of each Selling Series C Preferred Stockholder after the sale of Common Stock included in this Prospectus.


                                                      Shares Beneficially                                  Shares Beneficially
                                                         Owned Prior to                    Number of         Owned After
                                                            Offering                      Shares Being          Offering
                                                                                            Offered
                                                                                          ------------
                Stockholders                           Number       Percent                                   Number    Percent
                ------------                           ------       -------                                   ------    -------
Robert M. Ball                                          7,143       *                           7,143              0       *
Robert J. Braig                                         5,714       *                           5,714              0       *
Thomas W. Brake                                         8,572       *                           8,572              0       *
Craig S. Brewer                                        14,286       *                          14,286              0       *
Consolidated Management Services, Inc.                 11,429       *                          11,429              0       *
Michael Demayo                                         11,429       *                          11,429              0       *
C. Richard Dobson                                       7,143       *                           7,143              0       *
Robert L. Frome                                        42,857       *                          42,857              0       *
Steven F. Gallop and Karen M. Gallop,                   5,714       *                           5,714              0       *
    JTWROS
William A. Gantz and Carol A. Gantz,                    5,714       *                           5,714              0       *
    JTWROS
John A. Grue                                            5,714       *                           5,714              0       *
Edward G. Hammond                                      14,286       *                          14,286              0       *
Hi-Tel Group, Inc.                                     42,857       *                          42,857              0       *
Rommie L. Honeycutt                                     5,714       *                           5,714              0       *
Roy Lee Hounshell                                       5,714       *                           5,714              0       *
Samuel C. Houser                                        5,714       *                           5,714              0       *
Randy N. Humphrey                                       5,714       *                           5,714              0       *
Jerry R. King                                          11,429       *                          11,429              0       *
Terry F. King                                          11,429       *                          11,429              0       *
Shannon E. Miller and Shannon S.                        5,714       *                           5,714              0       *
    Miller,  JTWROS
Joseph R. Nemeth                                       57,143       *                          57,143              0        *
Dr. Joseph Nemeth, IRA                                 57,143       *                          57,143              0       *
Christopher C. Northey                                  5,714       *                           5,714              0       *
Eileen M. O'Dea                                        42,857       *                          42,857              0       *
Laurence Leon Olive                                     5,714       *                           5,714              0       *
John D. Phillips, Jr.                                  11,429       *                          11,429              0       *
Richard D. Poling                                       5,714       *                           5,714              0       *
Feliciano Sergio Sabates, III                           8,572       *                           8,572              0       *
Claude W. Savage and Jean G. Savage                     5,714       *                           5,714              0       *
    JTWROS
Gregg Stokes                                            5,714       *                           5,714              0       *
TSP Associates, Inc.                                   57,143       *                          57,143              0       *
William E. Webb,  III                                   7,428       *                           7,428              0       *
Artas Corporation                                      28,571       *                          28,571              0       *
United Growth Fund, Inc. Profit Sharing                28,571       *                          28,571              0       *
    Plan
Sterling Capital LLC                                   14,286       *                          14,286              0       *
John W. Hemmer and Barbara Bean                        84,799(2)   1.4%                        14,286         70,513      1.2%
    Hemmer, JTWROS (1)
Gregory J. Lavin                                       14,286       *                          14,286              0       *
Robert W. Millar(3)                                   350,391      5.8%                        14,286        336,105       *
Thomas F. Motter(4)                                   534,285      8.9%                        14,285        520,000       *
Marc N. Rubin                                          28,571       *                          28,571              0       *
Thomas R. Wolf and Erica P. Wolf,                      17,143       *                          17,143              0       *
    JTWROS


Dr. Thomas R. Wolf, SEP IRA                            14,286       *                          14,286              0       *
Canadian Advantage Limited Partnership                142,857       *                         142,857              0       *
Paul N. Davis                                          17,143       *                          17,143              0       *
RF Lafferty & Co. Profit Sharing Plan                 114,286       *                         114,286              0       *
    FBO Henry Hackel
Roger Newman                                           28,571       *                          28,571              0       *
Samuel Richman                                         14,286       *                          14,286              0       *
Jeffrey Zarry Schwartz                                 14,286       *                          14,286              0       *
Richard C. Siskey                                      28,571       *                          28,571              0       *
Jeffrey G. Straus                                      25,690       *                          14,286         11,404       *
Wight Investment                                       28,571       *                          28,571              0       *
Michael W. Stelzer and Paula J. Stelzer,            77,221(6)      1.3%                        14,286         62,935(6)    *
    JTWROS(5)
Patrick Kolenik - IRA                                  28,571       *                          28,571              0       *
Patrick Kolenik and Delores Kolenik,                29,578(8)       *                          28,571          1,007(8)    *
    JTWROS(7)
Roger C. Husted                                        14,286       *                          14,286              0       *
Lincoln Trust Company FBO Michael B.                   57,143       *                          57,143              0       *
    Limberg, M.D.
Charles F. Trapp                                       20,000       *                          20,000              0       *
BCN Associates                                         28,571       *                          28,571              0       *
Charles Thompson                                       20,646       *                          14,286          6,360       *
Continental Stock Transfer & Trust Co.                 28,571       *                          28,571              0       *
Ronald A. and Karen A. Ballsin,                        57,143       *                          57,143              0       *
    JTWROS
Michael Associates                                     57,143       *                          57,143              0       *
Mark S. Richardson                                     14,286       *                          14,286              0       *
Mark and Lori Cozens                                    8,572       *                           8,572              0       *
Michael L. Salamone                                    14,286       *                          14,286              0       *
Premier Alliance Group, Inc.                           20,000       *                          20,000              0       *
Gary Hammond                                           14,286       *                          14,286              0       *
Jeffrey A. and Penny Strack                            14,286       *                          14,286              0       *
J. Michael Smith                                       14,286       *                          14,286              0       *
Irwin Messer and Alexandra S. Urdang,                  11,429       *                          11,429              0       *
     JTWROS
Sheila Sandman                                         14,286       *                          14,286              0       *
Joseph Aufrino                                         28,571       *                          28,571              0       *
Ted Levine                                             28,571       *                          28,571              0       *
B. Michael Pisani                                      14,286       *                          14,286              0       *
Alfred J. Ricciardi and Joseph Ricciardi,              28,571       *                          28,571              0       *
    JTWROS
Rose W. Zee                                            28,571       *                          28,571              0       *
Patrick and Linda Vetere, JTWROS                       14,286       *                          14,286              0       *
                                                 ------------                        ----------------  --------------
         TOTAL                                      2,671,467                               1,713,143        958,324

----------------------------------------

* Less than 1%

(1) Mr. Hemmer is Vice President of Finance, Treasurer, Chief Financial Officer and a director of the Company.

(2)      Includes 20,513 shares of Common Stock held by Mr. Hemmer.

(3) The Registering Securityholder is Vice President of Engineering and Manufacturing and a director of the Company.

(4) The Registering Securityholder is Chairman of the Board, President and Chief Executive Officer of the Company.

(5) Mr. Stelzer is Vice President of Operations, Chief Operating Officer and a director of the Company.

(6)      Includes 62,935 shares of Common Stock held by Mr. Stelzer.

(7)      Mr. Kolenick is a director of the Company.

(8)      Includes 1,007 shares of Common Stock held by Mr. Kolenick.

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999, by each of the holders of Series D Preferred Stock (the "Selling Series D Preferred Stockholders"), assuming each of the Selling Series D Preferred Stockholders elects to exercise his conversion rights to convert the Series D Preferred shares (the "Series D Shares") into shares of Common Stock, at a conversion price equal to $1.75 per share of Common Stock, the number of shares of Common Stock to be sold by each Selling Series D Preferred Stockholder, and the percentage of each Selling Series D Preferred Stockholder after the sale of Common Stock included in this Prospectus.


                                                                                                        Shares Beneficially
                                                                                                           Owned After
                                                                                                            Offering
                                                                                Number of
                                                                              Shares Being
              Stockholders                     Number         Percent           Offered             Number          Percent
              ------------                     ------         -------           -------             ------          -------

A.J. Baccala                                         15,000      *                       15,000       0                *
Jerry and Linda Bassin                               25,000      *                       25,000       0                *
Dr. Robert Bedrossian                                 5,000      *                        5,000       0                *
Dr. Valery Berger                                    15,000      *                       15,000       0                *
Bill D. and Claudia J. Berkley                       10,000      *                       10,000       0                *
Berkley Investments, Inc.                            10,000      *                       10,000       0                *
Paul and Judith Berkman                              15,000      *                       15,000       0                *
Edwin Bindseil                                       15,000      *                       15,000       0                *
Dr. Kostaki Bis                                       5,000      *                        5,000       0                *
Benjamin Bollag                                      70,000      *                       70,000       0                *
Dr. Richard Bowe IRA                                 25,316      *                       25,316       0                *
CarCap Co., LLC                                      10,000      *                       10,000       0                *
James & Caren Cobb                                   40,000      *                       40,000       0                *
Thomas C. Coleman                                    30,000      *                       30,000       0                *
William & Marion Conley                               5,000      *                        5,000       0                *
Corman Foundation, Inc.                              30,000      *                       30,000       0                *
Brian & Irene Cotter                                 10,000      *                       10,000       0                *
Jonathan Cress                                        5,000      *                        5,000       0                *
Scott Crowther                                       10,000      *                       10,000       0                *
George & JoAnn Dick                                  10,000      *                       10,000       0                *
John Donohue, IRA                                    20,000      *                       20,000       0                *
James A. Erb                                         10,000      *                       10,000       0                *
Clifford A. Falkenau Trust                            5,000      *                        5,000       0                *
Helen Falkenau                                        5,000      *                        5,000       0                *
Aaron I. Feder                                       10,000      *                       10,000       0                *
Dale S. and Jack Feinblatt                            9,000      *                        9,000       0                *
Dr. Ronald Friedman, IRA                             10,000      *                       10,000       0                *
Dr. Leon Gallin                                       5,000      *                        5,000       0                *
Anthony Gardocki                                     17,000      *                       17,000       0                *
Shadow Capital, LLC,                                 40,000      *                       40,000       0                *
Bonnie and Mort Goldberg                             10,000      *                       10,000       0                *
R. Steven Graves                                     10,000      *                       10,000       0                *
Sean Greene                                          10,000      *                       10,000       0                *
Halpert Enterprises Inc.                             10,000      *                       10,000       0                *
John Harte                                           15,000      *                       15,000       0                *
Douglas and Alexis Hogue                             10,000      *                       10,000       0                *
Dr. Roger Husted                                     11,500      *                       11,500       0                *
Irwin Kabat                                           6,000      *                        6,000       0                *
A. William Kapler                                    10,000      *                       10,000       0                *
Elaine Khalaf                                        10,000      *                       10,000       0                *
Aaron Kirzner                                         5,000      *                        5,000       0                *
Steven Kohn, IRA                                      9,356      *                        9,356       0                *
Lyudmila Korets                                       5,000      *                        5,000       0                *
Walter and Carol Koschak                             28,000      *                       28,000       0                *
Dr. Michael Limberg, IRA                            100,000      *                      100,000       0                *
Morris Macy                                           5,000      *                        5,000       0                *
Robert Margolin, IRA                                  5,000      *                        5,000       0                *
Michelle McDonough                                   15,000      *                       15,000       0                *
Mid-Lakes P/S Trust                                  50,000      *                       50,000       0                *
Dr. Joseph Nemeth                                   100,000      *                      100,000       0                *
Jules M. Ness                                        10,000      *                       10,000       0                *
James Pickett                                         5,000      *                        5,000       0                *
Dr. Soleiman Rabanipour                              10,000      *                       10,000       0                *
Dr. Sheldon Rabin, IRA                               20,000      *                       20,000       0                *
Reinhard & Reinhard M/P Plan                          8,000      *                        8,000       0                *
Marsha and Barry Reiss                               10,000      *                       10,000       0                *
Alan Rothstein                                       15,000      *                       15,000       0                *
Dr. Steven Rubel                                      5,000      *                        5,000       0                *
Melvyn and Lea Ruskin                                10,000      *                       10,000       0                *

Scott W. Sakin                                       10,000      *                       10,000       0                *
Judy Shapiro                                         25,000      *                       25,000       0                *
Larry and Katina Snyder                               5,000      *                        5,000       0                *
Jerold Stern                                          5,000      *                        5,000       0                *
Steve Shook Construction P/S Plan
Dtd. 12/10/82                                        10,828      *                       10,828       0                *
Joseph and Sandra Stewart                            10,000      *                       10,000       0                *
David Tadych                                          5,000      *                        5,000       0                *
Miles and Rochelle Weinberg                          10,000      *                       10,000       0                *
Xanadu Associates, LLC                               10,000      *                       10,000       0                *
Dr. Alkis Zingas Trust                               15,000      *                       15,000       0                *
Dr. Igor Zlotin                                       5,000      *                        5,000       0                *
Simon Zunamon Revocable Trust                        20,000      *                       20,000       0                *
                                                -----------                         -----------
            TOTAL                                 1,140,000                           1,140,000


                            DESCRIPTION OF SECURITIES

         Paradigm's authorized capital stock consists of 20,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share. Paradigm has created four classes of Preferred Stock, designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Convertible Preferred Stock.

         Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from legally available funds. Upon liquidation or dissolution of Paradigm, the holders of Common Stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The Common Stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion or redemption rights applicable to the shares of Common Stock. All the outstanding shares of Common Stock are fully paid and nonassessable.

         Preferred Stock. The Board of Directors is authorized, without further action by the stockholders, to issue, from time to time, up to 5,000,000 shares of Preferred Stock in one or more classes or series, and to fix or alter the designations, power and preferences, and relative participation, option or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock, and the number of shares constituting any such class or series and its designation and to increase or decrease the number of such class or series subsequent to the issuance of shares of such class or series, but not below the number of shares of such class or series then outstanding. The issuance of any series of preferred stock under certain circumstances could have the effect of delaying, deferring or preventing a change in control and could adversely affect the rights of the holders of the Common Stock. As of the date of this Memorandum, Paradigm has created and issued shares of four classes of preferred stock more fully discussed below.

         Series A Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a rate of
1.2 shares of Common Stock for each share of Series A Preferred Stock. Paradigm may, at its sole option, at any time, redeem all of the then-outstanding shares of Series A Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. The holders of shares of Series A Preferred Stock are entitled to non-cumulative preferred dividends at the rate of $0.24 per share of Series A Preferred Stock per annum, payable in cash on or before December 31 of each year, commencing December 31, 1995. Such dividends, however, can only be paid from surplus earnings of Paradigm and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. The Series A Preferred Stock has priority rights to dividends over the Common Stock, but will not participate in any dividends payable to the holders of shares of Common Stock. No dividends will be paid to holders of shares of Common Stock unless and until all dividends on shares of Preferred Stock have been paid in full for the same period. Except upon the redemption of the Series A Preferred Stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series A Preferred Stock as to dividends, or upon the liquidation, dissolution or winding-up of Paradigm, the payment of dividend from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up of Paradigm, the holders of shares of Series A Preferred Stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds of Paradigm to the holders of shares of Common Stock or any other stock of Paradigm ranking on liquidation junior or subordinate to the Series A Preferred Stock, an amount equal to $1.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series A Preferred Stock have no voting rights, except in those instances required by Delaware law.

         As of March 31, 1999, there were a total of 8,119 shares of Series A Preferred Stock issued and outstanding. A total of 9,743 shares of Common Stock has been set aside and reserved in the event that the holders of shares of Series A Preferred Stock elect to convert those shares into shares of Common Stock. As of March 31, 1999, 114,645 shares of Series A Preferred Stock have been converted into 137,574 shares of Common Stock.

         Series B Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series B Preferred Stock. Each share of the Series B Preferred Stock is convertible into shares of Common Stock at a rate of 1.2 shares of Common Stock for each share of Series B Preferred Stock. Paradigm may, at its sole option, at any time, redeem all of the then-outstanding shares of Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. Except upon the redemption of the Series B Preferred Stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series B Preferred Stock as to dividends, or upon the liquidation, dissolution or winding-up of Paradigm, the payment of dividends from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up of Paradigm, the holders of shares of Series B Preferred Stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds of Paradigm to the holders of shares of Common Stock or any other stock of Paradigm ranking on liquidation junior or subordinate to the Series B Preferred Stock, an amount equal to $4.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series B Preferred Stock have no voting rights, except in those instances required by Delaware law.

         As of March 31, 1999, there were a total of 31,236 shares of Series B Preferred Stock issued and outstanding. A total of 37,483 shares of Common Stock have been set aside and reserved in the event that the holders of shares of Series B Preferred Stock elect to convert those shares into shares of Common Stock. As of March 31, 1999, 461,764 shares of Series B Preferred Stock have been converted into 554,116 shares of Common Stock.

         Series C Preferred Stock. The Board of Directors has authorized the issuance of a total of 30,000 shares of Series C Preferred Stock. Each share of Series C Preferred Stock is convertible into shares of Common Stock at an initial conversion price equal to $1.75 per share of Common Stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the Common Stock. The shares are also automatically converted into Common Stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of Common Stock issuable upon conversion of the shares were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per shares. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series C Preferred Stock are entitled to 12% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the Common Stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of Common Stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series C Preferred Stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A Preferred Stock and Series B Preferred Stock with which Series C Preferred Stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series C Preferred Stock into Common Stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series C Preferred Stock shall have no voting rights, except in those instances required by Delaware law.

         As of March 31, 1999, there were a total of 1,400 shares of Series C Preferred Stock issued and outstanding. A total of 80,000 shares of Common Stock has been set aside and reserved in the event that the holders of the Series C Preferred Stock elect to convert those shares into shares of Common Stock. As of March 31, 1999, 28,580 shares of Series C Preferred Stock have been converted into 1,633,143 shares of Common Stock.

         Series D Convertible Preferred Stock. The Board of Directors authorized the issuance of a total of 1,140,000 shares of Series D Convertible Preferred Stock. Each share of Series D Preferred Stock is convertible into one share of Common Stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the Common Stock. The shares are also automatically converted into Common Stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of a registration statement in which shares of Common Stock issuable upon conversion of the shares are registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series D Preferred Stock are entitled to 10% non-cumulative preferred dividends. Additionally, holders of the shares will receive any dividends declared on the Common Stock on an as-converted basis. Such dividends accrue from the date of issuance or the last preferred dividend record date and are payable in cash or shares of Common Stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series D Preferred Stock are entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created, other than Series A Preferred Stock Series B Preferred Stock and Series C Preferred Stock with which Series D Preferred Stock shall, for purposes of a liquidation, rank junior, an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series D Preferred Stock into Common Stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $1.75 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series D Preferred Stock have no voting rights, except in those instances required by Delaware law.

         As of March 31, 1999, there were a total of 1,140,000 shares of Series d Preferred Stock issued and outstanding. A total of 1,140,000 shares of Common Stock has been set aside and reserved in the event that the holders of the Series D Preferred Stock elect to convert those shares into shares of Common Stock. As of March 31, 1999, no shares of Series D Preferred Stock have been converted into shares of Common Stock.

         Rescission Offer to Series B Preferred Stockholders. The 493,000 shares of Series B Preferred Stock issued to the Company's Series B Stockholders (the "Series B Stockholders") may not have been sold in compliance with certain aspects of California corporate law and federal and state securities laws. Concurrently with its public offering, the Company provided the Series B Stockholders with a rescission offer (the "Rescission Offer") to repurchase all Series B Preferred shares (the "Rescission Shares") owned by the Series B Stockholders. The Series B Stockholders were offered the right to rescind their purchases and receive a refund of the price paid by them of $4.00 per share plus an amount equal to the interest thereon at rates ranging from 6% to 10% per annum from the date the Rescission Shares were purchased to July 25, 1996, the date the Company's public offering closed and each rescinding shareholder was paid by the Company. The original purchasers of approximately 93% of the Series B Shares (460,250 shares) rejected the Rescission Offer. Two shareholders owning a combined total of 32,750 shares have accepted the Rescission Offer.

         Although the Company was not instructed by any regulatory body to actually conduct the Rescission Offer, the Company decided to go forward with the Rescission Offer to reduce any type of potential contingent liability it may be exposed to in connection with its private placement of Series B Preferred Stock. The Rescission Offer is designed to reduce such contingent liability by placing the Series B Stockholders on notice of possible defects and presenting them with an opportunity to avoid or mitigate damages. The Rescission Offer, however, may not fully relieve the Company from exposure to contingent liability under federal or state securities laws. See "Risk Factors -- Rescission Offer to Series B Stockholders."

         Class A Warrants. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $7.50 per share. Class A Warrants are exercisable through July 10, 2001 provided that at the time of exercise a current prospectus relating to the Common Stock is then in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class A Warrants are subject to redemption by the Company commencing July 10, 1997, upon 30 days' written notice, at a price of $.05 per Class A Warrant if the average closing bid price of the Common Stock for any 30 consecutive business days ending within 15 days of the date of which the notice of redemption is given shall have exceeded $8.50 per share. Holders of Class A Warrants automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All outstanding Class A Warrants must be redeemed if any Class A Warrants are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Class A Warrants by First Class mail, postage prepaid, 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Class A Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise a Class A Warrant shall terminate at 5:00 p.m. (Salt Lake City time) on the business day immediately preceding the date fixed for redemption.

         The Class A Warrants may be exercised upon surrender of the certificate(s) therefore on or prior to the expiration or the redemption date at the offices of Continental Stock Transfer & Trust Company, the Company's warrant agent (the "Warrant Agent") with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of warrants being exercised.

         The Class A Warrants contain provisions that protect the holders thereof against dissolution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including issuances of Common Stock (or securities convertible, exchangeable or exercisable into Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under employee benefit plans (ii) the sale or exercise of outstanding options or warrants or the Class A Warrants, or (iii) the conversion of shares of the Company's Preferred Stock to Common Stock.

         The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of Class A Warrants will not possess any right as a shareholder of the Company unless or until he or she exercises the Class A Warrants. As of March 31, 1999, no Class A Warrants have been exercised.

         Underwriter's Warrants. In connection with its public offering, the Company issued and sold to the underwriters of that offering, warrants to purchase 100,000 shares of Common Stock at $8.125 per share commencing July 10, 1998 and continuing to be exercisable until July 10, 2001, and an additional 100,000 shares of Common Stock at a price of $7.50 per share exercisable for the same period of time. During the exercise period, holders of the Underwriter's Warrants are entitled to certain demand and incidental registration rights with respect to the securities issuable upon exercise of the Underwriter's Warrants. The number of shares covered by the Underwriter's Warrants are subject to adjustment in certain events to prevent dissolution. The Company may redeem the Underwriter's Warrants beginning July 10, 1998 at a price of $.05 per warrant at such time as the Company's Common Stock has been trading on The Nasdaq SmallCap Market or an established exchange at a price equal to or above $10.00 per share for a period of 30 consecutive business days ending within 15 days of the date of redemption. Prior to July 10, 1998, the Underwriter's Warrants are not transferrable except to officers and directors of the representative, co-underwriters, selling group members and their officers or partners. As of March 31, 1999, no Underwriter's Warrants have been exercised.

         Win Capital Warrants. In connection with a letter agreement dated August 20, 1997, wherein Win Capital agreed to perform unspecified investment banking services, the Company issued Win Capital Warrants to purchase 191,000 shares of Common Stock at any time not later than August 19, 2000. The Company issued additional Warrants to Win Capital to purchase 100,000 shares of Common Stock at anytime no later than February 24, 2001 for services rendered in the private placement of Series C Preferred Stock. Each of the Win Capital Warrants entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 per share. The Win Capital Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration or the redemption date (as explained above) at the offices of the Company's Warrant agent with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised. The Company may redeem the Win Capital Warrants at a price of $.05 per Warrant at such time as the Company's Common Stock has been trading in the over-the-counter market as reported on The Nasdaq SmallCap Market at a price equal to or above $5.00 for a period of 20 consecutive trading days ending within 20 days of the date of redemption. The Win Capital Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Win Capital Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. As of March 31, 1999, no Win Capital Warrants have been exercised.

         Note Holders' and Attorney's Warrants. In connection with certain Bridge Financing, the Company issued Warrants to purchase 300,000 shares of Common Stock to investors. Pursuant to a warrant agreement between the Company and Mackey Price & Williams ("MP&W"), the Company issued Warrants to purchase 25,000 shares of Common Stock to MP&W. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.33 per share. The Note Holders' and Attorney's Warrants are exercisable through December 1, 2000. The Note Holders' and Attorney's Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration or the redemption date at the offices of the Company's warrant agent with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised. The Company may redeem the Note Holders' and Attorney's Warrants at a price of $.05 per Warrant at such time as the Company's Common Stock has been trading in the over-the-counter market as reported on The Nasdaq SmallCap Market at a price equal to or above $10.00 for a period of 30 consecutive trading days ending within 15 days of the date of redemption. The Note Holders' and Attorney's Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Note Holders' and Attorney's Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. As of March 31, 1999, 12,500 Note Holders' Warrants have been exercised to purchase 12,500 shares of Common Stock. No Attorney's Warrants have been exercised as of that date.

         KSH Investment Group Warrants. In connection with its Series D Preferred private placement, the Company has issued KSH Investment Group, Inc. Warrants to purchase 208,400 shares of Common Stock. These Warrants consist of Placement Agent Warrants to purchase 68,400 shares of Common Stock at any time not later than February 12, 2004 at exercise price of $2.50 per share for Warrants to purchase 55,539 shares of Common Stock, $2.69 per share for Warrants to purchase 10,461 shares, and $2.38 per share for Warrants to purchase 2,400 shares of Common Stock. The Investment Banking Fee Warrants consist of Warrants to purchase 140,000 shares of Common Stock at any time no later than March 1, 2004 at an exercise price of $2.38 per share. The KSH Investment Group Warrants contain provisions that protect holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The registered holders of the KSH Investment Group Warrants also may elect to exercise their Warrants by way of cashless exercise of the Warrants. The number of shares of Common Stock issuable on the cashless exercise of the KSH Investment Group Warrants is equal to the total number of Warrants issued to the holder times the difference between the then current market price and the exercise price of the Warrants divided by the market price of the Warrants. The holder of the KSH Investment Group Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. As of March 31, 1999, no KSH Investment Group Warrants have been exercised.

         Cyn Del and Win Capital Warrants. In connection with certain financing that Cyn Del and Win Capital provided to the Company, the Company issued Cyn Del Warrants to purchase 105,000 shares of Common Stock and Win Capital Warrants to purchase 35,000 shares of Common Stock. These Warrants are exercisable at any time not later than January 15, 2004 at $2.30 per share. The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the Warrants will not possess any rights as shareholders of the Company unless and until the holders exercise the Warrants. As of March 31, 1999, no Warrants have been exercised. On March 7, 1999, the Company's Board of Directors authorized the issuance of additional Warrants to Cyn Del to purchase 75,000 shares of Common Stock at an exercise price of $4.00 per share, on condition that Cyn Del exercises its Warrants to purchase 105,000 shares of Common Stock at $2.30 per share within 72 hours after receiving notice from the Company that this Registration Statement is effective. Similarly, on April 7, 1999, the Company's Board of Directors authorized the issuance of additional Warrants to Win Capital to purchase 25,000 shares of Common Stock at an exercise price of

$4.00 per share, on condition that Win Capital exercises its Warrants to purchase 35,000 shares of Common Stock at $2.30 per share within 72 hours after receiving notice from the Company that this Registration Statement is effective.

         Hemmer Warrants. In connection with the retirement of John W. Hemmer, Vice President of Finance, Treasurer, Chief Financial Officer and a director of the Company, the Company's Board of Directors has authorized the issuance of Warrants to Mr. Hemmer to purchase 125,000 shares of Common Stock. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.63 per share. The Warrants are exercisable through March 10, 2004. The Warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based on the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. On May 6, 1999, the Board of Directors also authorized the issuance of additional Warrants to Mr. Hemmer to purchase 75,000 shares of Common Stock at the same exercise price as the Class A Warrants, or $7.50 per share. However, these Warrants may not be exercised until the Warrants issued to Mr. Hemmer to purchase 125,000 shares of Common Stock have been exercised.

         La Jolla Warrants. In connection with its Series A Preferred private placement, the Company has issued La Jolla Securities Corporation ("La Jolla") Warrants to purchase 11,600 shares of the Company's Series A Preferred. Each warrant entitles La Jolla to purchase one share of Series A Preferred at a price of $4.00 per share at any time prior to May 8, 1999. These warrants are subject to redemption by the Company beginning on July 10, 1998 at a price of $0.05 per warrant, if the Company's Common Stock has been trading at a price equal to or above $7.50 per share for 20 consecutive business days ending within 15 days of the date of redemption.

         FAS Warrants. In connection with its Series B Preferred private placement, the Company issued First Associated Securities Group, Inc. ("FAS") Warrants to purchase 21,525 shares of the Company's Common Stock. Each warrant entitles FAS to purchase one share of Common Stock at a price of $3.00 per share. These warrants are currently exercisable and expire on December 31, 1999.

         Certain Provisions of Certificate of Incorporation. Paradigm's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, its directors shall not be liable to it and its stockholders. The Certificate of Incorporation also contains provisions entitling the officers and directors to indemnification by Paradigm to the fullest extent permitted by the Delaware General Corporation Law.

         Indemnification Agreements. Paradigm has entered into Indemnification Agreements with its officers and directors. Such Indemnification Agreements provide that Paradigm will indemnify its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of threatened, pending or completed legal action against any officer or director to the fullest extent permitted by the Delaware General Corporate Law.

         Transfer and Warrant Agent. Paradigm's transfer agent and registrar for its Common Stock and the Warrant Agent for the Class A Warrants is Continental Stock Transfer & Trust Company, New York, New York.


                              PLAN OF DISTRIBUTION

         The Company may solicit the exercise of Class A Warrants and Note Holders' Warrants through a registered or licensed broker-dealer. Upon exercise of Class A Warrants or Note Holders' Warrants, the Company will pay such soliciting broker-dealer a fee of 5% of the aggregate exercise price of Class A Warrants and Note Holders' Warrants exercised, if: (i) the market price of the Common Stock on the date the Class A Warrant or the Note Holders' Warrant is exercised is greater than the then exercise price of the Class A Warrant or the Note Holders' Warrant, respectively; (ii) the exercise of the Class A Warrant or the Note Holders' Warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Class A Warrant or the Note Holders' Warrant is not held in a discretionary account; (iv) disclosure of the compensation arrangements was made by delivery of this Prospectus or otherwise) both at the time of the offering and at the time of exercise of the Class A Warrant or the Note Holders' Warrant; and (v) the solicitation of exercise of the Class A Warrant or the Note Holders' Warrant is not in violation of Regulation M.

         In connection with the solicitation of the Class A Warrant or the Note Holders' Warrant exercises, the soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Company's securities for the period commencing either two or nine business days (depending on the market price of the Common Stock) prior to any solicitation activity for the exercise of Class A Warrants or Note Holders' Warrants until the later of
(i) the termination of such solicitation activity, or (ii) the termination (by waiver or otherwise) of any right which the soliciting broker-dealer may have to receive a fee for the exercise of Class A Warrants or Note Holders' Warrants following such solicitation. As a result, the soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods while the respective Class A Warrants or Note Holders' Warrants are exercisable.

         The Company does not plan to solicit Series C or Series D Preferred Stockholders regarding the conversion of their Series C or Series D Preferred Shares into shares of Common Stock which have been registered for resale upon conversion.

         The resale of the Common Stock by the Series C and Series D Preferred stockholders that elect to convert their shares of Series C and Series D Preferred Stock to shares of Common Stock and the holders of Class A Warrants, Underwriter's Warrants, Win

Capital Warrants, Note Holder's Warrants, Attorney's Warrants, KSH Investment Group Warrants and Cyn Del Warrants, that elect to exercise their respective warrants and purchase Company Stock (collectively, the "Selling Securityholders"), may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in The Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their shares of Common Stock directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the Common Stock from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). The Selling Securityholders will pay all commissions, transfer taxes, and other expenses associated with the sale of Common Stock by them.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Securityholders against certain liabilities under the Securities Act.

         From time to time this Prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, the Selling Securityholders are to cease sales until the Prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Securityholders, the Company has agreed to update and maintain the effectiveness of this Prospectus. Certain of the Selling Securityholders also may be entitled to sell their Shares without the use of this Prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby and certain other legal matters in connection have been passed upon for the Company by Mackey Price & Williams, Salt Lake City, Utah. The Company granted Mackey Price & Williams, the Company's counsel, Warrants to purchase 25,000 shares of Common Stock at $3.33 per share in partial payment for legal services in connection with the Company's public offering which was completed in July 1996. See "Description of Securities -- Bridge and Attorneys' Warrants."

                              INDEPENDENT AUDITORS

         The financial statements included in this prospectus, to the extent and for the periods indicated in their reports, have been audited by Tanner & Co., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                                   DEFINITIONS

         Unless the context indicates otherwise, the following words and terms, as used in this Prospectus, shall have the following meanings:

         Ablation. To surgically remove with laser energy breaking down the tissue.

         Acuity. The ability to se objects in focus. Perfect visual acuity is referred to as 20/20 vision or emmetropia.

         Anterior Chamber. The front section of the eye containing the cornea, lens and Iris, which refract and focuses light images onto the retina.

         Aspiration. Removal of tissue and fluids from the eye through suction.

         Cataract. Hardened opaque lens of the eye. Generally an age elated pathology. Cataracts become harder and more opaque over time, which reduces visual ability to the point of complete blindness. Cataracts can also be caused by genetic disorders and accidental trauma.

         Common Stock. The shares of voting Common Stock of the Company. See "Terms of the Offering - Common Stock."

         The Company. Paradigm Medical Industries, Inc., a Delaware corporation, and its predecessors.

         Cornea. The clear front exterior surface of the eye. Its domed curvature refracts images through the and to the retina. Its posterior surface inside the eye is the endothelium that is sensitive to shock or vibration.

         ECCE. Acronym for extracapsular cataract extraction. A cataract removal method using steel surgical instruments requiring a larger incision that is more invasive than phaco surgery.

         Emmetropia.  Normal visual acuity, 20/20 vision.

         Exchange Act.  The Securities Exchange Act of 1934, as amended.

         Fiber  Optic.   A  small,   flexible   quartz  strand  that   transmits
concentrated laser light energy for precise delivery to tissue in surgery.

         FDA.  The United States Food and Drug Administration.

         IOL. Acronym for intra-ocular lens. A clear plastic prosthetic implant that replaces the natural human lens after cataract removal surgery to restore sight.

         Internal Revenue Service. The United States Internal Revenue Service, the governmental agency that is responsible for administering the federal tax laws of the United States government.

         Intraocular Pressure. The pressure within the orbit of the eye usually expressed in millimeters mercury ("MM/Hg") abnormally high and low pressures of which are used as indicators of ocular pathologies.

         Investor  Questionnaire  and  Subscription   Agreement.   The  Investor
Questionnaire and Subscription Agreement attached hereto as Exhibit "B".

         Investors. Those persons or entities acquiring the Notes in the Offering.

         In Vitro. Refers to studies and/or phenomena that take place outside the body (for example, in test tubes).

         In Vivo. Refers to studies and/or phenomena that take place in animals or humans.

         Laser. An acronym for "Light Amplification by Stimulated Emission of Radiation." Lasers emit light in a highly intense beam of energy that radiates at a single wave length. Laser light energy can be selectively directed for a specific effect on body tissue and pin-pointed to a specific location through a small fiber optic for a wide variety of surgical purposes.

         Lens. The clear crystalline substance in the anterior chamber of the eye that accommodates focusing of images on the retina for visual acuity.

         Nasdaq. Abbreviation and registered service mark of The Nasdaq Stock Market, Inc.

         Note.  The Company's 12% Convertible, Redeemable Promissory Note.

         Phaco. Contraction of phacoemulsification. Ophthalmic medical term for the microsurgical cataract removal procedure and related surgical devises (i.e., to perform a phaco surgery, or to use a phaco instrument).

         Phacoemulsification. Minimally invasive surgical procedure for removing a hardened cataract from the eye. The process involves using an ultrasonic probe with a hollow vibrating needle that fragments the hardened cataract, while in the eye, and aspirates the unwanted cataract tissue from the eye. Generally considered a superior, less invasive alternative to ECCE.

         Posterior Chamber. The rear section of the eye containing the retina, vitreous and optic nerve, responsible for receiving light images from the anterior chamber and processing these into visual information to the brain.

         Pulsatile Intraocular Blood Flow. A measurement of blood reaching the retina derived from readings of intraocular pressure over a fixed period of time which is one determinate of the condition of the retina.

         Retina. Rear surface of the posterior chamber responsible for receiving and processing visual images.

         Round lot holder. A holder of 100 shares or more of a normal unit of trading.

         Section 510(k). Section 510(k) of the FDA Act providing medical device manufacturers premarket notification to facilitate sales of a device that is new to the manufacturer, but "substantially equivalent" to a device already legally marketed.

         Series A Preferred. The Company's Series A 6% Convertible Redeemable Preferred Stock, $.001 par value per share.

         Series B Preferred. The Company's Series B 12% Convertible Redeemable Preferred Stock, $.001 par value per share.

         Series C Preferred. The Company's Series C Convertible Preferred Stock, $.001 par value per share, $100 stated value.

         Securities Act. The Securities Act of 1933, as amended.

         Vitreous. Optically clear, fibrous gel-like fluid medium located in the posterior chamber that comprises the majority of the volume in the eye, and serves to give the eye its shape.

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                    INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Paradigm Medical Industries, Inc.


We have audited the balance sheet of Paradigm Medical Industries, Inc. (the Company) as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Medical Industries, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.






                                                       TANNER + Co.



Salt Lake City, Utah
March 5, 1999

--------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                                             F-2


                                                                         PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                            Balance Sheets

                                                                                         December 31, 1998
----------------------------------------------------------------------------------------------------------



              Assets

Current assets:
     Cash                                                                               $          114,000
     Receivables, net                                                                              566,000
     Inventories                                                                                   720,000
     Prepaid expenses                                                                               15,000
                                                                                        ------------------
                  Total current assets                                                           1,415,000

Capitalized engineering and design charges, net                                                    235,000
Property and equipment, net                                                                        547,000
Other                                                                                               44,000
                                                                                        ------------------

                  Total assets                                                          $        2,241,000
                                                                                        ------------------

----------------------------------------------------------------------------------------------------------
              Liabilities and Stockholders' Equity

Current liabilities:
     Payables                                                                           $          316,000
     Accrued liabilities                                                                           163,000
     Current portion of long-term debt                                                              13,000
                                                                                        ------------------
                  Total current liabilities                                                        492,000
                                                                                        ------------------

Long-term debt                                                                                      33,000
                                                                                        ------------------

Commitments                                                                                              -

Stockholders' equity:
     Preferred stock, $.001 par value:
         Series A, 500,000 shares authorized, 34,619 shares
           issued and outstanding (aggregate liquidation
           preference of $34,619)                                                                        -
         Series B, 500,000 shares authorized; 31,236 shares
           issued and outstanding (aggregate liquidation
           preference of $124,944)                                                                       -
         Series C, 30,000 shares authorized, 6,900 shares
           issued and outstanding                                                                        -
     Common stock, $.001 par value, 20,000,000 shares
       5,500,306  shares issued and outstanding                                                      5,000
Additional paid-in capital                                                                      17,704,000
Treasury stock, at cost                                                                             (4,000)
Unearned compensation                                                                              (94,000)
Stock subscription receivable                                                                       (8,000)
Accumulated deficit                                                                            (15,887,000)
                                                                                        ------------------
                  Total stockholders' equity                                                     1,716,000
                                                                                        ------------------

                  Total liabilities and stockholders' equity                            $        2,241,000
                                                                                        ------------------

----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.
                                                                                                       F-3

                                                                         PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                   Statement of Operations

                                                                                  Years Ended December 31,
----------------------------------------------------------------------------------------------------------




                                                                              1998             1997
                                                                       -----------------------------------

Sales                                                                  $       1,258,000  $        464,000
                                                                       -----------------------------------

Cost of sales                                                                    739,000           272,000
Amortization of capitalized engineering and design changes                        74,000            61,000
                                                                       -----------------------------------

                                                                                 813,000           333,000
                                                                       -----------------------------------

         Gross profit                                                            445,000           131,000
                                                                       -----------------------------------

Operating expenses:
     Marketing and selling                                                     1,021,000           591,000
     General and administrative                                                1,841,000         1,802,000
     Research and development                                                    298,000           540,000
                                                                       -----------------------------------

         Total operating expenses                                              3,160,000         2,933,000
                                                                       -----------------------------------

Operating loss                                                                (2,715,000)       (2,802,000)
                                                                       -----------------------------------

Other income (expense):
     Interest income                                                              49,000            57,000
     Interest expense                                                            (33,000)         (265,000)
     Other                                                                       (60,000)                -
                                                                       -----------------------------------

                                                                                 (44,000)         (208,000)
                                                                       -----------------------------------

Loss before provision for income taxes                                        (2,759,000)       (3,010,000)

Provision for income taxes                                                             -                 -
                                                                       -----------------------------------

Net loss                                                               $      (2,759,000) $     (3,010,000)
                                                                       -----------------------------------

Loss per common share - basic and diluted                              $           (.69)  $           (.82)
                                                                       -----------------------------------



----------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                                                                       F-4

                                                                PARADIGM MEDICAL INDUSTRIES, INC.
                                                                Statement of Stockholders' Equity

                                                           Years Ended December 31, 1998 and 1997
-------------------------------------------------------------------------------------------------

                                         Preferred Stock
                     -------------------------------------------------------
                          Series A           Series B          Series C           Common Stock
                     ----------------------------------------------------------------------------
                      Shares   Amount   Shares    Amount     Shares    Amount   Shares    Amount
                     ----------------------------------------------------------------------------

Balance at
January 1, 1997        121,704  $     -  448,398  $       -        -   $     -  3,194,061 $ 3,000

Conversion of
preferred stock
to common stock        (71,582)       - (403,015)         -        -         -    569,518   1,000

Issuance of common
stock for compensation       -        -        -          -        -         -     22,852       -

Warrants exercised for
common stock                 -        -        -          -        -         -     12,500       -

Issuance of warrants
in connection with
the issuance of debt         -        -        -          -        -         -          -       -

Amortization of
unearned compensation
                             -        -        -          -        -         -          -       -

Difference between the
convertible notes
payable conversion
price and common
stock fair value             -        -        -          -        -         -          -       -

                                                                                        Unrealized
                                                                  Stock                    Gain
                      Additional                      Unearned     Sub-       Accum-        on
                       Paid-In         Treasury Stock  Compen-   scription    ulated    Marketable
                                    -----------------
                       Capital      Shares   Amount    sation   Receivable   Deficit    Securities
                     -----------------------------------------------------------------------------
Balance at
January 1, 1997      $  8,162,000   2,600 $ (4,000) $ (63,000) $      -  $ (5,248,000) $ 10,000

Conversion of
preferred stock to
common stock                    -       -        -          -         -             -         -

Issuance of common
stock for compensation     78,000       -        -          -         -             -         -

Warrants exercised for
common stock               42,000       -        -          -         -             -         -

Issuance of warrants
in connection with
the issuance of debt      317,000       -        -          -         -             -         -

Amortization of
unearned compensation
                                -       -        -     63,000         -             -         -

Difference between the
convertible notes
payable conversion
price and common
stock fair value          235,000       -        -          -         -             -         -


--------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.
                                                                                            F-5

                                                                  PARADIGM MEDICAL INDUSTRIES, INC.
                                                                  Statement of Stockholders' Equity

                                                             Years Ended December 31, 1998 and 1997
---------------------------------------------------------------------------------------------------

                                         Preferred Stock
                     -------------------------------------------------------
                          Series A           Series B          Series C        Common Stock
                     ------------------------------------------------------------------------------
                        Shares   Amount  Shares     Amount   Shares    Amount   Shares     Amount
                     ------------------------------------------------------------------------------


Net change in
unrealized gain on
marketable securities        -        -        -          -        -        -           -        -

Net loss                     -        -        -          -        -        -           -        -
                      -----------------------------------------------------------------------------

Balance at
December 31, 1997       50,122        -   45,383          -        -        -    3,798,931    4,000

Issuance of Series C
preferred stock for:
  Cash                       -        -        -          -   19,937        -            -        -
  Debt                       -        -        -          -    9,950        -            -        -
  Subscription
   receivable                -        -        -          -       93        -            -        -

Conversion of
preferred stock to
common stock           (15,503)       -  (14,147)         -  (23,080)       -    1,354,424    1,000

Issuance of common
stock for:
  Services                   -        -        -          -        -        -       93,135        -
  Payables                   -        -        -          -        -        -       90,000        -
  Debt                       -        -        -          -        -        -       37,500        -
  Assets                     -        -        -          -        -        -      126,316        -

Issuance of stock
options for services         -        -        -          -        -        -            -        -

                                                                                   Unrealized
                                                               Stock                  Gain
                      Additional                   Unearned    Sub-       Accum-       on
                       Paid-In    Treasury Stock   Compen-   scription    ulated   Marketable
                                 -----------------
                       Capital    Shares  Amount    sation  Receivable   Deficit   Securities
                     -------------------------------------------------------------------------


Net change in
unrealized gain on
marketable securities           -       -        -         -         -           -    (10,000)

Net loss                        -       -        -         -         -  (3,010,000)         -
                      -----------------------------------------------------------------------

Balance at
December 31, 1997       8,834,000   2,600   (4,000)        -         -  (8,258,000)         -

Issuance of Series C
preferred stock for:
  Cash                  1,739,000       -        -         -         -           -          -
  Debt                    829,000       -        -         -         -           -          -
  Subscription
   receivable               8,000       -        -         -    (8,000)          -          -

Conversion of preferred
stock to common stock      (1,000)      -        -         -         -           -          -

Issuance of common
stock for:
  Services                290,000       -        -   (94,000)        -           -          -
  Payables                399,000       -        -         -         -           -          -
  Debt                     75,000       -        -         -         -           -          -
  Assets                  500,000       -        -         -         -           -          -

Issuance of stock
options for services      161,000       -        -         -         -           -          -


---------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                          F-6

                                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                               Statement of Stockholders' Equity

                                                          Years Ended December 31, 1998 and 1997
------------------------------------------------------------------------------------------------

                                         Preferred Stock
                     -------------------------------------------------------
                          Series A           Series B          Series C        Common Stock
                     ----------------------------------------------------------------------------
                      Shares   Amount   Shares    Amount    Shares  Amount    Shares    Amount
                     ----------------------------------------------------------------------------

Difference between
the series C preferred
stock conversion
price and common stock
fair value                   -        -         -        -      -         -           -         -

Net loss                     -        -         -        -      -         -           -         -
                      ---------------------------------------------------------------------------

Balance at
December 31, 1998       34,619 $      -   31,236  $      -  6,900  $      -   5,500,306  $  5,000
                      ---------------------------------------------------------------------------

                                                                                            Unrealized
                                                                     Stock                     Gain
                      Additional                         Unearned     Sub-         Accum-       on
                       Paid-In         Treasury Stock    Compen-    scription      ulated   Marketable
                                    ------------------
                       Capital      Shares      Amount   sation    Receivable      Deficit  Securities
                     ---------------------------------------------------------------------------------


Difference between
the series C preferred
stock conversion
price and common stock
fair value                4,870,000      -          -           -           -      (4,870,000)     -

Net loss                          -      -          -           -           -      (2,759,000)     -
                      --------------------------------------------------------------------------------

Balance at
December 31, 1998     $  17,704,000  2,600  $  (4,000) $  (94,000) $   (8,000)  $ (15,887,000) $   -
                      --------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                                   F-7



                                                                         PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                   Statement of Cash Flows

                                                                                 Years Ended December 31,
----------------------------------------------------------------------------------------------------------



                                                                                 1998              1997
                                                                       -----------------------------------
Cash flows from operating activities:
     Net loss                                                          $      (2,759,000)  $    (3,010,000)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                                           106,000           209,000
         Loss on disposal of equipment                                                 -            12,000
         Issuance of common stock for services                                   196,000            78,000
         Interest and stock compensation expenses related
         to common stock options/warrants                                        161,000           235,000
         Provision for losses on receivables                                      30,000                 -
         (Increase) decrease in:
              Receivables                                                       (475,000)         (102,000)
              Inventories                                                        240,000          (592,000)
              Debt offering cost                                                 259,000                 -
              Prepaid expenses                                                     1,000             8,000
         Increase (decrease) in:
              Payables                                                            14,000           466,000
              Accrued liabilities                                               (187,000)           72,000
                                                                       -----------------------------------
                  Net cash used in
                  operating activities                                        (2,414,000)       (2,624,000)
                                                                       -----------------------------------

Cash flows from investing activities:
     Purchase of property and equipment                                          (48,000)          (32,000)
     Notes receivable                                                            (44,000)                -
     Capitalized engineering and design charges                                        -          (370,000)
     Proceeds from the sale of marketable securities                                   -           500,000
                                                                       -----------------------------------
                  Net cash (used in) provided by
                  investing activities                                           (92,000)           98,000
                                                                       -----------------------------------

Cash flows from financing activities:
     Proceeds from issuance of Series C preferred stock                        1,739,000                 -
     Principal payments on long-term  debt                                        (6,000)           (3,000)
     Proceeds from issuance of  notes payable                                          -         1,070,000
     Proceeds from lines of credit                                                     -           980,000
     Payment on lines of credit                                                        -          (980,000)
     Payment of debt offering costs                                                    -          (165,000)
     Proceeds from exercise of warrants                                                -            42,000
                                                                       -----------------------------------
                  Net cash provided by
                  financing activities                                         1,733,000           944,000
                                                                       -----------------------------------

Net decrease in cash                                                            (773,000)       (1,582,000)

Cash, beginning of year                                                          887,000         2,469,000
                                                                       -----------------------------------

Cash, end of year                                                      $         114,000   $       887,000
                                                                       -----------------------------------

----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                                      F-8

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements

--------------------------------------------------------------------------------


1.   Organization and Significant Accounting Policies

Organization
Paradigm Medical Industries, Inc. (the Company) is a Delaware Corporation incorporated in October 1989.

The Company is engaged in marketing and selling advanced surgical systems for cataracts, various attachments and disposable accessories and diagnostic equipment and instrumentation. The Company is in the process of introducing a proprietary laser-based surgical machine which is expected to become its core business.


The Company is primarily dependent upon a single product line targeted toward minimally invasive cataract surgery devices. Revenues recognized to date primarily represent revenues from the sale of the Company's conventional ultrasound cataract surgery machine (the Precisionist) and related accessory instruments. The Company has recognized minimal revenue from the sale of its proprietary laser-based product, the Photon LaserPhaco System (the Photon). The Company's surgical and diagnostic systems are regulated as medical devices by the FDA under the FDC Act. In May 1995, the Company received regulatory approval to manufacture the Photon in limited quantities and conduct clinical trials in the U.S. on a limited basis. The Company is currently conducting clinical studies. The Company's ability to achieve profitability depends upon its ability to obtain the regulatory approvals required to manufacture and market the Photon on an unlimited scale.


During the year ended December 31, 1998, the Company acquired, the rights to begin manufacturing an established product line, which consists of ultrasound diagnostic devices used in eye care.

Liquidity

The Company incurred a net loss of $2,759,000 and negative cash flows from operating activities of $2,414,000 for the year ended December 31, 1998. As of December 31, 1998, the Company had an accumulated deficit of $15,887,000. In March 1999, the Company completed the private placement of 1,140,000 shares of Series D Preferred Stock at $100 per share (see Note 7), resulting in net proceeds of approximately $1,649,000, net of offering costs. Management believes that if sales projections are realized these net proceeds, plus existing working capital, will be sufficient to assure continuation of the Company's operations through December 31, 1999. However, no assurances can be given that management's plans will be successful in achieving profitability to positive cash flows.

--------------------------------------------------------------------------------
                                                                             F-9

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



1.   Organization and Significant Accounting Policies
     Continued

Cash Equivalents
For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Marketable Securities
The Company classifies its marketable debt and equity securities as "held to maturity" if it has the positive intent and ability to hold the securities to maturity. All other marketable debt and equity securities are classified as "available for sale." Securities classified as "available for sale" are carried in the financial statements at fair value. Realized gains and losses, determined using the specific identification method, are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders' equity. Securities classified as held to maturity are carried at amortized cost.


For both categories of securities, declines in fair value below amortized cost that are other than temporary are included in earnings.


Inventories
Inventories are stated at the lower of cost or market, cost is determined using the weighted average method.

Property and Equipment
Property and  equipment  are recorded at cost,  less  accumulated  depreciation.
Depreciation on property and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease.
Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in operations.
--------------------------------------------------------------------------------
                                                                            F-10

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------
1.   Organization and Significant Accounting Policies
     Continued

Capitalized Engineering and Design Charges
The capitalized portion of payments to a manufacturer for engineering and design services are being amortized using the straight line method over a five year period. At December 31, 1998 and 1997, the accumulated amortization was $135,000 and $61,000, respectively. Amortization expense for the years ended December 31, 1998 and 1997 was $74,000 and $61,000, respectively.


Income Taxes
Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to depreciation and accrued liabilities.


Earnings Per Share
The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.


Revenue Recognition
Revenues for sales of the Photon product, are recognized upon installation and acceptance by the customer. Revenues for sales of the Precisionist and ultrasound diagnostic devices are recognized when the product is shipped.

The Company offers the Precisionist with an unconditional arrangement under which the customer may trade in their Precisionist to upgrade to other systems, such as the Photon. Under this agreement, the customer will receive full credit for the purchase price of the Precisionist against the price of the other system.


Research and Development
Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research on behalf of the Company.


--------------------------------------------------------------------------------
                                                                            F-11

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------
1.   Organization and Significant Accounting Policies
     Continued

Concentration of Risk
The market for ophthalmic lasers is subject to rapid technological change, including advances in laser and other technologies and the potential development of alternative surgical techniques or new pharmaceutical products. Development by others of new or improved products, processes or technologies may make products developed by the Company obsolete or less competitive.


The Company's high technology product line requires the Company to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations and tasks. Substantially all of the Company's current products are manufactured and assembled by two companies, one of which is a related party (see Note 11). Although there are a limited number of suppliers and manufacturers that meet the standards required of a regulated medical device, management believes that other suppliers and manufacturers could provide similar components and services. A change in supplier or manufacturer, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely. In addition, since the supplier and manufacturer are related parties, there can be no assurance that comparable terms could be obtained.


The nature of the Company's business exposes it to risk from product liability claims. The Company maintains product liability insurance providing coverage up to $2 million per claim with an aggregate policy limit of $2 million. Any losses that the Company many suffer from any product liability litigation could have a material adverse effect on the Company.


A significant portion of the Company's product sales are in foreign countries. The economic and political instability of some foreign countries may affect the ability of medical personnel to purchase the Company's products and the ability of the customers to pay for the procedures for which the Company's products are used. Such circumstances could cause a possible loss of sales, which would affect operating results adversely.


--------------------------------------------------------------------------------
                                                                            F-12

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization and Significant Accounting Policies
     Continued

Concentration of Risk - Continued
Accounts receivable are due from medical distributors, surgery centers, hospitals and ophthalmologists located throughout the U.S. and a number of foreign countries. The receivables are generally due within thirty days for domestic customers and sixty days for international customers. Credit losses historically have not been significant.


The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Reclassifications
Certain accounts in the 1997 financial statements have been reclassified to conform with the presentation of the current year financial statements.


2.   Detail of Certain Balance Sheet Accounts

Receivables:
     Trade receivables                                        $         566,000
     Employee receivables                                                 9,000
     Other                                                               21,000
     Allowance for doubtful accounts                                    (30,000)
                                                              ------------------

                                                              $         566,000
                                                              ------------------



Inventory:
     Finished goods                                           $         493,000
     Raw materials                                                      227,000
                                                              ------------------

                                                              $         720,000
                                                              ------------------


--------------------------------------------------------------------------------
                                                                            F-13

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------
2.   Detail of Certain Balance Sheet Accounts
     Continued

Payables:
     Accounts payable                                     $          209,000
     Related party payables                                          107,000
                                                          ------------------

                                                          $          316,000
                                                          ------------------



3.   Property and Equipment

Property and equipment consists of the following:

Production rights                                         $         374,000
Office equipment                                                    135,000
Computer equipment                                                   84,000
Automobile                                                           26,000
Furniture and fixtures                                               21,000
                                                          -----------------

                                                                    640,000

Accumulated depreciation and
amortization                                                        (93,000)
                                                          -----------------

                                                          $         547,000
                                                          -----------------

4.   Long-Term Debt

Long-term debt consists of the following:


Note payable to a bank in monthly installments of
$418, including interest at 9.95% secured by an
automobile and due September 2001                         $          12,000

Capital lease obligations (see note 5)                               34,000
                                                          -----------------

                                                                     46,000

Less current portion                                                (13,000)
                                                          -----------------

                                                          $          33,000
                                                          -----------------

--------------------------------------------------------------------------------
                                                                            F-14

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

4.   Long-Term Debt
     Continued

Future maturities are as follows:


Year Ending December 31,                                       Amount
                                                          -----------------

                           1999                           $          13,000
                           2000                                      16,000
                           2001                                      17,000
                                                          -----------------

                                                          $          46,000
                                                          -----------------



5.   Lease Obligations

During the year ended December 31, 1998 the Company leased certain computer equipment under noncancellable capital leases. These leases provide the Company the option to purchase the leased assets at the end of the initial lease term. Assets under capital leases included in fixed assets and are as follows:


Computer equipment                                        $          36,000

Less accumulated amortization                                        (2,000)
                                                          -----------------

                                                          $          34,000
                                                          -----------------

Amortization expense on assets under capital leases during the year ended December 31, 1998 was $2,000.


--------------------------------------------------------------------------------
                                                                            F-15

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

5.   Lease Obligations
     Continued

Capital lease obligations have imputed interest rates of 22% and are payable in monthly installments of approximately $1,200 trough 2001. The leases are secured by computer equipment. Future minimum payments on the capital lease obligations are as follows:


1999                                                      $          16,000
2000                                                                 16,000
2001                                                                 14,000
                                                          -----------------

                                                                     46,000

Less amount representing interest                                   (12,000)
                                                          -----------------

                                                          $          34,000
                                                          -----------------



The Company leases office and warehouse space under operating lease agreements. Future minimum rental payments under noncancelable operating leases as of December 31, 1998 are as follows:


Year Ending December 31,                                       Amount
                                                          -----------------

                           1999                           $          94,000
                           2000                                      94,000
                                                          -----------------
                           Total future minimum rental
                            payments                      $         188,000
                                                          -----------------

Rent expense related to the  noncancelable  operating  leases was  approximately
$41,000  and  $62,000  for  the  years  ended   December   31,  1998  and  1997,
respectively.



--------------------------------------------------------------------------------
                                                                            F-16

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



6.   Income Taxes

The provision for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to loss before provision for income taxes for the following reasons:


                                                     Years Ended
                                                    December 31,
                                          ---------------------------------
                                                 1998            1997
                                          ---------------------------------

Federal income tax benefit at
  statutory rate                          $         938,000  $    1,174,000
Other                                                45,000               -
Change in valuation allowance                      (983,000)     (1,174,000)
                                          ---------------------------------

                                          $               -  $            -
                                          ---------------------------------

Deferred tax assets (liabilities) are comprised of the following:


                                                             December 31,
                                                                 1998
                                                          -----------------

Net operating loss carryforward                           $       3,606,000
Depreciation                                                        (18,000)
Research and development tax credit
  carryforwards                                                      34,000
Allowance and reserves                                               31,000
                                                          -----------------

                                                                  3,653,000

Valuation allowance                                              (3,653,000)
                                                          -----------------

                                                          $               -
                                                          -----------------

At December 31, 1998, the Company had net operating loss carryforwards of approximately $9,600,000 and research and development tax credit carryforwards of approximately $34,000. These carryforwards are available to offset future taxable income and begin to expire in 2006. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the change in ownership.

--------------------------------------------------------------------------------
                                                                            F-17

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


7.   Capital Stock

The Company has established four series of preferred stock with a total of 5,000,000 authorized shares and a par value of $.001, the series included certain rights and privileges, and one series of common stock with a par value of $.001 and a total of 20,000,000 authorized shares.


Series A Preferred Stock
On September 1, 1993, the Company established a series of non-voting preferred shares designated as the 6% Series A Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series A Preferred Stock has the following rights and privileges:

1. The holders of the shares are entitled to dividends at the rate of twenty-four cents ($.24) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series A Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.


2. Upon the liquidation of the Company, the holders of the Series A Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $1.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs.


3. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series A Preferred Stock for 1.2 common shares.


4.   The holders of the shares have no voting rights.


5. The Company may, at its option, redeem all of the then outstanding share of the Series A Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.


--------------------------------------------------------------------------------
                                                                            F-18

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Capital Stock
     Continued

Series B Preferred Stock
On May 9, 1994, the Company established a series of non-voting preferred shares designated at 12% Series B Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series B Preferred Stock have the following rights and privileges:

1. The holders of the shares are entitled to dividends at the rate of forty-eight cents ($.48) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series B Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.


2. Upon the liquidation of the Company, the holders of the Series B Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $4.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Such right, however, is subordinate to the right of the holders of Series A Preferred Stock to receive a distribution of $1.00 per share plus accrued and unpaid dividends.


3. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series B Preferred Stock for 1.2 common shares.


4.   The holders of the shares have no voting rights.


5. The Company may, at its option, redeem all of the then outstanding share of the Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.


--------------------------------------------------------------------------------
                                                                            F-19

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


7.   Capital Stock
     Continued

Series C Preferred Stock
In January 1998, the Company authorized the issuance of a total of 30,000 shares of Series C Preferred Stock, $.001 par value, $100 stated value. The Series C Preferred Stock have the following rights and privileges:

1. The holders of the shares are entitled to dividends at the rate of 12% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.


2. Upon the liquidation of the Company, the holders of the Series C Preferred Stock are entitled to receive an amount per share equal to the greater of
     (a) the amount they would have received if they had converted the shares into shares of Common Stock immediately prior to such liquidation plus declared but unpaid dividends; or (b) the stated value, subject to adjustment.

3. Each share is convertible, at the option of the holder at any time until January 1, 2002, into approximately 57.14 shares of common stock at an initial conversion price, subject to adjustments for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.75 per share of common stock.

4.   The holders of the shares have no voting rights.


Series D Preferred Stock
In January 1999, the Company's Board of Directors authorized the issuance of a total of 1,140,000 shares of non-voting Series D Preferred Stock, $.001 par value per share, $1.75 stated value. Each share initially is convertible into one share of Common Stock. Each share, which remains outstanding on January 1, 2002, shall be automatically converted into one share of Common Stock. Holders of the shares of Series D Preferred Stock are entitled to 10% non-cumulative dividends.


In March 1999, the Company closed a private placement of Series D Preferred Stock, selling 1,140,000 shares at a price of $1.75 per share. The net proceeds to the Company from the private placement were approximately $1.6 million.


--------------------------------------------------------------------------------
                                                                            F-20

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



7.   Capital Stock
     Continued

In August 1997, the Company entered into an investment banking agreement with Win Capital Corp. (Win Capital) for a two year period which may be extended an additional year. The Company pays a retainer to Win Capital of $2,000 per month for the first six months, $4,000 per month for the second six months and $6,000 per month for the remainder of the contract. The Company also issued a warrant to Win Capital.


8.   Stock Option Plan and Warrants

In November 1995, the Company's Board of Directors and shareholders approved the Company's 1995 Stock Option Plan (the Option Plan) which reserved 300,000 shares of the Company's authorized but unissued common stock for the granting of stock options. In June 1997, the Company's shareholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder by an aggregate of 300,000 shares.


The Option Plan provides for the grant of incentive stock options and non-qualified stock options to employees and non-employee directors of the Company. Incentive stock options may be granted only to employees. The Option Plan is administered by the Board of Directors or a Compensation Committee, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.


In addition, the Company has granted warrants to purchase the Company's common stock to various entities. During the years ended December 31, 1998 and 1997, the Company granted the following warrants:

o In connection with the Company issuing Series C Preferred Stock, the Company issued warrants to purchase up to 100,000 shares of common stock at a purchase price of $3.00 per share. The warrant is currently exercisable and expires on February 24, 2001. The fair value of the warrant of $336,000 has been netted against gross proceeds from issuance of Series C Preferred Stock.



o The Company issued warrants to purchase 100,000 shares of the Company's common stock at a price of $4.00 per share to an individual, as consideration for consulting legal services. The warrants are exercisable beginning in January 1999 and expire on December 18, 2008.


--------------------------------------------------------------------------------
                                                                            F-21

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------
8.   Stock Option Plan and Warrants
     Continued

o In connection with an investment banking agreement (see Note 7), the Company issued a warrant to Win Capital to purchase up to 191,000 shares of common stock at a purchase price of $3.00 per share. The warrant is currently exercisable and expires on August 19, 2000. The fair value of the warrant of $317,060 was recorded as debt offering costs and was amortized over the term of the debt.


A schedule of the options and warrants is as follows:


                                                                    Exercise
                                              Number of            Price Per
                                     ----------------------------
                                        Options       Warrants       Share
                                     ------------------------------------------

Outstanding at January 1, 1997              378,940     1,558,125 $ 3.00 - 8.13
     Granted                                135,000       191,000   3.00 - 5.00
     Exercised                                    -       (12,500)         3.33
     Expired                                (63,740)            -          5.00
                                     ------------------------------------------

Outstanding at December 31,
  1997                                      450,200     1,736,625   3.00 - 8.13
     Granted                                319,960       200,000   2.31 - 5.00
     Forfeited                              (50,000)            -          5.00
                                     ------------------------------------------

Outstanding at December 31,
  1998                                      720,160     1,936,625 $ 3.00 - 8.13
                                     ------------------------------------------

--------------------------------------------------------------------------------
                                                                            F-22

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


9.   Earnings Per Share

Financial accounting standards requires companies to present basic earnings per share (EPS) and diluted earnings per share along with additional informational disclosures. Information related to earnings per share is as follows:


                                                        Years Ended
                                                        December 31,
                                            ------------------------------------
                                                   1998              1997
                                            ------------------------------------
Basic and Diluted EPS:
  Net loss available to common
    stockholders                            $       (2,759,000)  $   (3,010,000)
                                            ------------------------------------

  Weighted average common shares                     4,022,000        3,663,000
                                            ------------------------------------

  Net loss per share                        $             (.69)  $         (.82)
                                            ------------------------------------




10.  Stock-Based Compensation

The Company adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized for stock options granted to employees. Had compensation expense for the Company's stock options been determined based on the fair value at the grant date for awards in 1998 and 1997 consistent with the provisions of SFAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:


                                                        Years Ended
                                                        December 31,
                                            ------------------------------------
                                                   1998              1997
                                            ------------------------------------

Net loss - as reported                      $       (2,759,000)  $   (3,010,000)
Net loss - pro forma                        $       (3,044,000)  $   (3,168,000)
Loss per share - as reported                $             (.69)  $         (.82)
Loss per share - pro forma                  $             (.76)  $         (.86)
                                            ------------------------------------

--------------------------------------------------------------------------------
                                                                            F-23

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

10.  Stock-Based Compensation
     Continued

The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:


                                                   December 31,
                                        -----------------------------------
                                               1998             1997
                                        -----------------------------------

Expected dividend yield                 $                -  $             -
Expected stock price volatility                        82%             102%
Risk-free interest rate                               5.0%             5.5%
Expected life of options                           6 years          5 years
                                        -----------------------------------



The weighted average fair value of options granted during the years ended December 31, 1998 and 1997 are $1.85 and $3.31, respectively.


The following table summarizes information about stock options and warrants outstanding at December 31, 1998:


                            Outstanding                      Exercisable
              ------------------------------------------------------------------
                               Weighted
                               Average
                  Number      Remaining    Weighted      Number        Weighted
   Range of     Outstanding  Contractual    Average    Exercisable      Average
   Exercise          at          Life       Exercise       at          Exercise
    Prices       12/31/98      (Years)       Price      12/31/98        Price
--------------------------------------------------------------------------------

$2.30 - 2.75       20,160       9.86          2.47            -     $     -
 3.00 - 4.00      736,625       2.91          3.29      644,958           3.19
 5.00 - 8.13    1,900,000       2.87          6.53    1,814,400           6.61
--------------------------------------------------------------------------------

$2.30 - 8.13    2,656,785       2.94          5.60    2,459,358     $     5.57
--------------------------------------------------------------------------------



11.  Related Party Transactions

The Company has entered into an exclusive three year design, engineering and manufacturing agreement (the Agreement) for its Photon laser cataract system with a company that is a shareholder (the Manufacturer). Under the provisions of the Agreement, the Company paid a total of $1,000,000 to the Manufacturer at various milestone dates for engineering and design services. $630,000 of this amount was charged to expense as research and development; the balance was recorded as capitalized engineering and design charges.


--------------------------------------------------------------------------------
                                                                            F-24

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Related Party Transactions
     Continued

In addition, the Company will pay the actual cost of tooling, plus a two percent mark-up, which is not expected to be significant. All items for tooling purposes will belong to the Company. The Agreement establishes the purchase price of the systems at the lesser of a fixed purchase price or the actual cost of manufacturing plus a markup.


The Company purchased research and development services, design and manufacturing services and systems from the Manufacturer in the amount of approximately $49,000 and $1,070,000 during the year ended December 31, 1998 and 1997, respectively.


The Agreement prohibits the manufacturer from participating in any activities, including manufacturing, related to laser surgical systems for any other company for a period of two years beyond the term of any renewed term of the Agreement. The Agreement includes certain termination provisions, which include the event that the Company is unable to obtain governmental or regulatory approvals. The Agreement is renewable for successive one year additional terms.


In 1997, the Company signed an amended exclusive patent license agreement with a company which owns the patent for the laser-probe used on the Photon machine. This company is owned by a shareholder of the Company. The agreement provides for the payment of a 1% royalty on all sales proceeds related directly or indirectly, to the Photon machine. The agreement terminates on July 7, 2003. Through December 31, 1998, no significant royalties have been paid under this agreement.


A law firm, of which a director of the Company is a shareholder, has rendered legal services to the Company. The Company paid this firm $97,000, and $119,000 for the year ended December 31, 1998 and 1997, respectively. As of December 31, 1998, the Company owed this firm $16,000, which is included in accounts payable.



--------------------------------------------------------------------------------
                                                                            F-25

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

12.  Supplemental Cash Flow Information

During the year ended December 31, 1998:

o The Company issued Series C Preferred Stock in exchange for long-term debt of $995,000 and debt-offering costs of $166,000.

o The Company issued common stock for future services in the amount of $94,000.

o    The Company issued common stock in exchange for long-term debt of $75,000.


o The Company issued common stock in exchange for a related-party payable of $399,000.

o The Company issued common stock in exchange for production rights of $374,000 and inventory of $126,000.

o The Company increased the accumulated deficit and additional paid-in capital by $4,870,000 due to the difference between the Series C preferred stock conversion price and the common stock fair value.


o The Company acquired computer equipment in exchange for long-term debt of $36,000.

During the year ended December 31, 1997, the Company issued warrants valued at $317,060 in exchange for services.


Actual amounts paid for interest and income taxes are as follows:


                                                      Years Ended
                                                     December 31,
                                        -----------------------------------
                                                  1998              1997
                                        -----------------------------------

Interest                                $           33,000  $        22,000
                                        -----------------------------------

Income taxes                            $                -  $             -
                                        -----------------------------------


--------------------------------------------------------------------------------
                                                                            F-26

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

13.  Export Sales

Total sales include export sales by major geographic area as follows:


                                                    Years Ended
                                                   December 31,
                                        -----------------------------------
Geographic Area                                1998              1997
---------------
                                        -----------------------------------

Middle East                             $          150,000  $         2,000
South America                                      140,000                -
Europe                                              11,000           38,000
Far East                                             3,000           18,000
                                        -----------------------------------

                                        $          304,000  $        58,000
                                        -----------------------------------


14.  Employment Agreements

Effective January 1, 1998, the Company entered into employment agreements with four officers which expire on January 1, 2003. The agreements provide for aggregate annual compensation of $480,000. In addition, the Company has entered into agreements which provide for additional payments to be made to these officers in the event the Company has a change of control.


15.  Profit Sharing Plan

The Company has adopted a profit sharing plan pursuant to which an amount equal to 10% of the pretax profits of the Company will be set aside for the benefit of the Company's officers and key employees. This amount will only be paid if the Company's qualified pretax profits exceed $10,000,000 for any fiscal year prior to December 31, 2001.


16.  Savings Plan

In November 1996, the Company established a 401(k) Retirement Savings Plan for the Company's officers and employees. The Plan provisions include eligibility after six months of service, a three year vesting provision and 100% matching contribution by the Company up to 3% of a participant's compensation. During the years ended December 31, 1998 and 1997, the Company contributed $10,646 and $36,136 to the Plan, respectively.

--------------------------------------------------------------------------------
                                                                            F-27

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------
17.  Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 1999. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.


18.  Restatement of the 1997 Financial Statements

The Company had previously issued financial statements for the year ended December 31, 1997. The accompanying revised 1997 financial statements reflect an adjustment due to correction of an error. The adjustment to the financial statements arises from the expense recognition for the difference between the conversion price and the fair value of the common stock into which the security is convertible.



The following schedule summarizes the adjustment leading to the restatement of the 1997 financial statements:


                                          As Originally
                Category                     Reported         Restated
---------------------------------------------------------------------------

Net loss                                $       (2,775,000) $    (3,010,000)

Interest expense                        $           30,000  $       265,000

The revised net loss reflects a change involving the recognition of a non-cash expense for the difference between the convertible notes payable conversion price and the fair value of the common stock, on the debt issuance date and has been recorded in interest expense for the year ended December 31, 1997. This adjustment resulted in an increase to the net loss and interest expense of $235,000.

--------------------------------------------------------------------------------
                                                                            F-28

         No dealer, salesman or any other person has been authorized to give information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              ---------------------

                                TABLE OF CONTENTS

                                                                            Page

  Prospectus Summary...........................................................1
  Risk Factors  ...............................................................5
  Use of Proceeds.............................................................11
  Capitalization..............................................................12
  Selected Financial Data.....................................................14
  Price of Common Stock and Class A
    Warrants and Dividend Policy..............................................15
  Management's Discussion and Analysis .......................................15
  Business ...................................................................18
  Management..................................................................31
  Principal Shareholders......................................................38
  Certain Transactions........................................................38
  Securityholders Registering Shares..........................................40
  Description of Securities ..................................................43
  Plan of Distribution........................................................47
  Legal Matters...............................................................48
  Independent Auditors........................................................48
  Definitions.................................................................48
  Index of Financial Statements..............................................F-1









                    6,496,359 Shares of Common Stock Issuable
                          Upon Exercise of Warrants and
                           Conversion of Series C and
                        Series D Preferred Stock and Note






                        PARADIGM MEDICAL INDUSTRIES, INC.

                                -----------------

                                   PROSPECTUS

                                -----------------







                                  May ___, 1999

  PART II

  INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 24.  Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

        The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part
(1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of the Company's Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to the Company's Bylaws, the Company's Certificate of Incorporation or the Delaware General Corporation Law.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discount (all amounts except the Securities and Exchange Commission filing fee and the NASD fee are estimated):


Filing fee - Securities and Exchange Commission.............       $    921
NASD fee....................................................          2,000
Printing and engraving expenses.............................            200
Legal fees and disbursements................................          3,500
Accounting fees and disbursements...........................          1,500
Blue Sky fees and expenses (including legal fees)...........            500
Miscellaneous...............................................            379
                                                                   --------
Total expenses..............................................        $ 9,000



Item 26.  Recent Sales of Unregistered Securities

         The following information is furnished with regard to all issuances of unregistered shares of the Company's securities during the past three years. Each of the following transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act and, where indicated, by either Rule 504 or 505 of Regulation D promulgated under the Securities Act.

         None of the following transactions involved a distribution or public offering. All share and per share information presented below have been adjusted to give retroactive effect to a 1-for-7.96 reverse stock split, which was approved in April 1993 and a 1-for-5 reverse stock split, which was approved in April 1994.

I.       12% Convertible, Redeemable Promissory Notes

         During the period from October 24, 1997 to December 8, 1998, the Company sold a total of 21.4 Units of 12% Convertible, Redeemable Promissory Notes to the 23 persons identified below in this Part III of Item 26, "Recent Sales of Unregistered Securities" (all of whom were accredited investors), through a private placement under Rule 505 of Regulation D promulgated under the Securities Act at a price of $50,000 per Unit, each Unit consisting of a $50,000 Unsecured 12% Convertible, Redeemable Promissory Note. The Company received $1,070,000 in cash as a result of the private placement transaction and paid $128,400 in commissions and expenses to Win Capital Corp., the exclusive placement agent of the offering.

         A.       On  December  8,  1997,   the  Company   issued  one  Unit  to
                  Continental Stock Transfer Corp. for a cash investment of $50,000.

         B. On December 8, 1997, the Company issued one Unit to Robert L. Frome for a cash investment of $50,000.

         C. On December 8, 1997, the Company issued two Units to Ronald A. Balkin, M.D. and Karen A. Balkin, JTWROS for a cash investment of $100,000.

         D. On December 8, 1997, the Company issued two Units to Michael Associates for a cash investment of $100,000.

         E. On December 8, 1997, the Company issued .50 Unit to Mark S. Richardson for a cash investment of $25,000.

         F. On December 8, 1997, the Company issued .30 Unit to Mark E. Cozens for a cash investment of $15,000.

         G. On December 8, 1997, the Company issued .50 Unit to Michael L. Salamone for a cash investment of $25,000.

         H. On December 8, 1997, the Company issued .70 Unit to Premier Alliance Group, Inc. for a cash investment of $35,000.

         I. On December 8, 1997, the Company issued .50 Unit to Gary W. Hammond for a cash investment of $25,000.

         J. On December 8, 1997, the Company issued .50 Unit to Jeffrey A. Strack and Penny Strack, JTROS for a cash investment of $25,000.

         K. On December 8, 1997, the Company issued .50 Unit to J. Michael Smith for a cash investment of $25,000.

         L. On December 8, 1997, the Company issued .50 Unit to Eileen M. O'Dea for a cash investment of $25,000.

         M. On December 8, 1997, the Company issued .40 Unit to Irwin W. Messer and Alexandra S. Urdang, JTWROS for a cash investment of $20,000.

         N. On December 8, 1997, the Company issued .50 Unit to Sheila Sandman for a cash investment of $25,000.

         O. On December 8, 1997, the Company issued one Unit to Joseph Aufiero for a cash investment of $50,000.

         P. On December 8, 1997, the Company issued one Unit to Ted Levine for a cash investment of $50,000.

         Q. On December 8, 1997, the Company issued .50 Unit to B. Michael Pisani for a cash investment of $25,000.

         R.       On December 8, 1997,  the Company issued one Unit to Alfred J.
                  Riccairdi  and  Joseph  Riccairdi,   JTWROS  and  for  a  cash
                  investment of $50,000.

         S. On December 8, 1997, the Company issued two Units to R.F. Lafferty Profit Sharing Plan FBO Henry Hackel for a cash investment of $100,000.

         T. On December 8, 1997, the Company issued one Unit to Rose W. Zee for a cash investment of $50,000.

         U. On December 8, 1997, the Company issued .50 Unit to Patrick F. Vetere, M.D. and Linda A. Vetere JTWROS for a cash investment of $25,000.

         V. On December 8, 1997, the Company issued two Units to MLPF&S Tax ID 13-3180817 FBO Dr. Joseph Nemeth IRA for a cash investment of $100,000.

         W. On December 8, 1997, the Company issued 1.5 Units to Bill L. Trahan for a cash investment of $75,000.



II.   Series C Preferred Stock

         During the period from February 2, 1998 to April 11, 1998, the Company sold a total of 20,300 shares of Series C Preferred Stock to the 58 persons identified below in this part IV. of Item 26, "Recent Sales of Unregistered Securities" (all of whom were accredited investors) through a private placement under Rule 505 of Regulation D promulgated under the Securities Act at a price of $100.00 per share. The Company received $2,003,000 in cash as a result of the private placement transaction and paid $235,360 in commissions and expenses to Win Capital Corp., the exclusive placement agent of the offering.

         A. On March 4, 1998, the Company issued 125 shares of Series C Preferred Stock to Robert M. Ball for a cash investment of $12,500.

         B. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Robert J. Braig for a cash investment of $10,000.

         C. On March 4, 1998, the Company issued 150 shares of Series C Preferred Stock to Thomas W. Brake for a cash investment of $15,000.

         D. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Craig S. Brewer for a cash investment of $25,000.

         E. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Consolidated Management Services, Inc. for a cash investment of $20,000.

         F. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Michael Demayo for a cash investment of $20,000.

         G. On March 4, 1998, the Company issued 125 shares of Series C Preferred Stock to C. Richard Dobson for a cash investment of $12,500.

         H. On March 4, 1998, the Company issued 750 shares of Series C Preferred Stock to Robert L. Frome for a cash investment of $75,000.

         I. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Steven F. Gallop and Karen M. Gallop, JTWROS for a cash investment of $10,000.

         J. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to William A. Gantz and Carol A. Gantz, JTWROS for a cash investment of $10,000.

         K. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to John A. Grue for a cash investment of $10,000.

         J. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Edward G. Hammond for a cash investment of $25,000.

         L. On March 4, 1998, the Company issued 750 shares of Series C Preferred Stock to Hi-Tel Group, Inc. for a cash investment of $75,000.

         M. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Rommie L. Honeycutt for a cash investment of $10,000.

         N. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Roy Lee Hounshell for a cash investment of $10,000.

         O. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Samuel C. Houser and Robin B. Houser, JTWROS for a cash investment of $10,000.

         P. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Randy N. Humphrey for a cash investment of $10,000.

         Q. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Jerry R. King for a cash investment of $20,000.

         R. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Terry F. King for a cash investment of $20,000.

         S. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Shannon E. Miller and Shannon S. Miller, JTWROS for a cash investment of $10,000.

         T. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Joseph R. Nemeth for a cash investment of $100,000.

         U.       On March 4, 1998,  the Company issued 1,000 shares of Series C
                  Preferred  Stock  to  Dr.  Joseph  Nemeth,   IRA  for  a  cash
                  investment of $100,000.

         V.       On March 4, 1998,  the  Company  issued 100 shares of Series C
                  Preferred   Stock  to   Christopher  C.  Northey  for  a  cash
                  investment of $10,000.

         W. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Eileen M. O'Dea for a cash investment of $75,000.

         X. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Laurence Leon Olive for a cash investment of $10,000.

         Y. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to John D. Phillips, Jr. for a cash investment of $20,000.

         Z. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Richard D. Poling for a cash investment of $10,000.

         AA. On March 4, 1998, the Company issued 150 shares of Series C Preferred Stock to Feliciano Sergio Sabates, III for a cash investment of $15,000.

         BB. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Claude W. Savage and Jean G. Savage, JTWROS for a cash investment of $10,000.

         CC. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Gregg Stokes for a cash investment of $10,000.

         DD. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to TSP Associates, Inc. for a cash investment of $100,000.

         EE. On March 4, 1998, the Company issued 130 shares of Series C Preferred Stock to William E. Webb, III for a cash investment of $13,000.

         FF. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Artas Corporation for a cash investment of $50,000.

         GG. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to United Growth Fund, Inc. Profit Sharing Plan for a cash investment of $50,000.

         HH. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Sterling Capital LLC for a cash investment of $25,000.

         II. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to John W. Hemmer and Barbara Bean Hemmer, JTWROS for a cash investment of $25,000.

         JJ. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Gregory J. Lavin for a cash investment of $25,000.

         KK. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Robert W. Millar for a cash investment of $25,000.

         LL. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Thomas F. Motter for a cash investment of $25,000.

         MM. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Marc N. Rubin for a cash investment of $50,000.

         NN. On March 4, 1998, the Company issued 300 shares of Series C Preferred Stock to Thomas R. Wolf and Erica P. Wolf, JTWROS for a cash investment of $30,000.

         OO. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Dr. Thomas R. Wolf, SEP IRA for a cash investment of $25,000.

         PP. On March 4, 1998, the Company issued 2,500 shares of Series C Preferred Stock to Canadian Advantage Limited Partnership for a cash investment of $250,000.

         QQ. On March 4, 1998, the Company issued 300 shares of Series C Preferred Stock to Paul N. Davis for a cash investment of $30,000.

         RR. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to RF Lafferty & Co. Profit Sharing Plan FBO Henry Hackel for a cash investment of $100,000.

         SS. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Roger Newman for a cash investment of $50,000.

         TT. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Samuel Richman for a cash investment of $25,000.

         UU.      On March 4, 1998,  the  Company  issued 250 shares of Series C
                  Preferred   Stock  to  Jeffrey  Zarry   Schwartz  for  a  cash
                  investment of $25,000.

         VV. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Richard C. Siskey for a cash investment of $50,000.

         WW. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Jeffrey G. Straus for a cash investment of $25,000.

         XX. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Wight Investment for a cash investment of $50,000.

         YY. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Michael W. Stelzer and Paula J. Stelzer, JTWROS for a cash investment of $25,000.

         ZZ. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Patrick Kolenik - IRA for a cash investment of $50,000.

         AAA. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Patrick Kolenik and Dolores Kolenik, JTWROS for a cash investment of $50,000.

         BBB. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Roger C. Husted for a cash investment of $25,000.

         CCC. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Lincoln Trust Company FBO Michael B. Limberg, M.D. for a cash investment of $100,000.

         DDD. On April 6, 1998, the Company issued 300 shares of Series C Preferred Stock to Charles F. Trapp for a cash investment of $35,000.

         EEE. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to BCN Associates for a cash investment of $50,000.

         FFF. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Charles R Thompson, Jr., M.D. for a cash investment of $25,000.

         GGG. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Continental Stock Transfer & Trust for a cash investment of $50,000.

         HHH. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Ronald A. and Karen A. Ballsin, JTWROS for a cash investment of $100,000.

         III. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Michael Associates for a cash investment of $100,000.

         JJJ. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Mark S. Richardson for a cash investment of $25,000.

         KKK. On March 4, 1998, the Company issued 150 shares of Series C Preferred Stock to Mark and Lori Cozins for a cash investment of $15,000.

         LLL. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Michael L. Salamone for a cash investment of $25,000.

         MMM. On March 4, 1998, the Company issued 350 shares of Series C Preferred Stock to Premier Alliance Group, Inc. for a cash investment of $35,000.

         NNN. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Gary Hammond for a cash investment of $25,000.

         OOO. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Jeffrey A. and Penny Strack for a cash investment of $25,000.

         PPP. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to J. Michael Smith for a cash investment of $25,000.

         QQQ. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Irwin Messer and Alexandra S. Urdang for a cash investment of $20,000.

         RRR. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Sheila Sandman for a cash investment of $25,000.

         SSS. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Joseph Aufrino for a cash investment of $50,000.

         TTT. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Ted Levine for a cash investment of $50,000.

         UUU. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to B. Michael Pisani for a cash investment of $25,000.

         VVV. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Alfred J. Ricciardi and Joseph Ricciardi for a cash investment of $50,000.

         WWW. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Rose W. Zee for a cash investment of $50,000.

         XXX. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Patrick and Linda Vetere, JTWROS, for a cash investment of $50,000.

III.  Common Stock

         A. On August 4, 1998, the Company issued 90,000 shares of Common Stock to Zevex International, Inc. ("Zevex") pursuant to the Stock Exchange for Satisfaction of Debt Agreement in which the Company agreed to issue such shares in exchange for the satisfaction of $400,000 in debt which the Company then owed to Zevex.

         B. On August 4, 1998, the Company issued 79,929 shares of Common Stock to Humphrey Systems Division of Carl Zeiss, Inc. ("Humphrey Systems") and 26,315 shares of Common Stock to Douglas Adams as consideration under an Agreement for Purchase and Sale of Assets in which the Company acquired the ownership and manufacturing rights to certain diagnostic instruments of Humphrey Systems.

         C. On November 19, 1998, the Company issued 21,053 shares of Common Stock to Humphrey Systems as consideration under an Agreement for Purchase and Sale of Assets in which the Company acquired the ownership and manufacturing rights to certain diagnostic instruments of Humphrey Systems.

IV.   Series D Convertible Preferred Stock

        During the period from January 14, 1999 to March 1, 1999, the Company sold a total of 1,140,000 shares of Series D Preferred Stock to the 71 persons identified below in this Part V of Item 26, "Recent Sales of Unregistered Securities" (all of whom were accredited investors) through a private placement under Rule 506 of Regulation D promulgated under the Securities Act at a price of $1.75 per share. The Company received $1,995,000 in cash as a result of the private placement transaction and paid $199,500 in commissions and expenses to KSH Investment Group, Inc., the placement agent of the offering. It also issued warrants to purchase shares to

         A. On February 12, 1999, the Company issued 15,000 shares of Series D Preferred Stock to A.J. Baccala for a cash investment of $26,250.

         B. On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Dr. Robert Bedrossian for a cash investment of $8,750.

         C. On February 12, 1999, the Company issued 15,000 shares of Series D Preferred Stock to Dr. Valery Berger for a cash investment of $26,250.

         D On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Berkeley Investments, Inc. for a cash investment of $17,500.

         E. On February 12, 1999, the Company issued 15,000 shares of Series D Preferred Stock to Paul and Judith Berkman for a cash investment of $26,250.

         F. On February 12, 1999, the Company issued 15,000 shares of Series D Preferred Stock to Edwin Bindseil for a cash investment of $26,750.

         G On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Dr. Kostaki Bis for a cash investment of $8,750.

         H. On February 12, 1999, the Company issued 70,000 shares of Series D Preferred Stock to Benjamin Bollag for a cash investment of $122,500.

         I. On February 12, 1999, the Company issued 23,316 shares of Series D Preferred Stock to Dr. Richard Bowe, IRA for a cash investment of $44,303.

         J. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to CarCap Co., LLC for a cash investment of $8,750.

         K. On February 12, 1999, the Company issued 40,000 shares of Series D Preferred Stock to James and Caren Cobb for a cash investment of $70,000.

         L On February 12, 1999, the Company issued 30,000 shares of Series D Preferred Stock to the Corman Foundation, Inc. for a cash investment of $52,500.

         M. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Brian and Irene Cotter for a cash investment of $17,500.

         N. On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Jonathan Cress for a cash investment of $8,750

         O. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Scott Crowther for a cash investment of $17,500.

         P. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to George and JoAnn Dick for a cash investment of $17,500.

         Q. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to James A. Erb for a cash investment of $17,500.

         R. On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Clifford A. Falkenau for a cash investment of $8,750.

         S. On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Helen Falkenau for a cash investment of $8,750.

         T. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Aaron I. Feder for a cash investment of $17,500.

         U. On February 12, 1999, the Company issued 9,000 shares of Series D Preferred Stock to Dale S. and Jack Feinblatt for a cash investment of $15,750.

         V. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Dr. Ronald Friedman, IRA for a cash investment of $17,500.

         W. On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Dr. Leon Gallin for a cash investment of $8,750.

         X. On February 12, 1999, the Company issued 17,000 shares of Series D Preferred Stock to Anthony Gardocki for a cash investment of $29,750.

         Y. On February 12, 1999, the Company issued 40,000 shares of Series D Preferred Stock to Shadow Capital, LLC for a cash investment of $70,000.

         Z. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Bonnie and Mort Goldberg for a cash investment of $17,500.

         AA. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to R. Steven Graves for a cash investment of $17,500.

         BB. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Sean Greene for a cash investment of $17,500.

         CC On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Halpert Enterprises, Inc. for a cash investment of $17,500.

         DD On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Douglas and Alexis Hogue for a cash investment of $17,500

         EE. On February 12, 1999, the Company issued 11,500 shares of Series D Preferred Stock to Dr. Roger Husted for a cash investment of $20,125.

         FF. On February 12, 1999, the Company issued 6,000 shares of Series D Preferred Stock to Irwin Kabat for a cash investment of $10,500.

         GG. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to A. William Kapler for a cash investment of $17,500.

         HH.      On February  12, 1999,  the Company  issued  10,000  shares of
                  Series  D  Preferred   Stock  to  Elaine  Khalaf  for  a  cash
                  investment of $17,500.

         II.      On February  12,  1999,  the Company  issued  5,000  shares of
                  Series  D  Preferred   Stock  to  Aaron  Kirzner  for  a  cash
                  investment of $8,750.

         JJ. On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Lyudmila Korets for a cash investment of $8,750.

         KK. On February 12, 1999, the Company issued 28,000 shares of Series D Preferred Stock to Walter and Carol Koschak for a cash investment of $49,000.

         LL. On February 12, 1999, the Company issued 100,000 shares of Series D Preferred Stock to Dr. Michael Limberg, IRA a cash investment of $175,000.

         MM. On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Morris Macy for a cash investment of $8,750.

         NN. On February 12, 1999, the Company issued 15,000 shares of Series D Preferred Stock to Michelle McDonough for a cash investment of $26,250.

         OO.      On February 12, 1999,  the Company  issued  100,000  shares of
                  Series D Preferred Stock to Dr. Joseph Nemeth for a cash investment of $175,000.

         PP. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Jules M. Ness for a cash investment of $17,500.

         QQ.      On February  12,  1999,  the Company  issued  5,000  shares of
                  Series  D  Preferred   Stock  to  James  Pickett  for  a  cash
                  investment of $8,750.

         RR On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Dr. Soleiman Rabanipour for a cash investment of $17,500.

         SS On February 12, 1999, the Company issued 20,000 shares of Series D Preferred Stock to Dr. Sheldon Rabin, IRA for a cash investment of $35,000.

         TT On February 12, 1999, the Company issued 8,000 shares of Series D Preferred Stock to the Reinhard & Reinhard M/P Plan for a cash investment of $14,000.

         UU On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Marsha and Barry Reiss for a cash investment of $17,250.

         VV On February 12, 1999, the Company issued 15,000 shares of Series D Preferred Stock to Alan Rothstein for a cash investment of $26,250.

         WW On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Scott W. Sakin for a cash investment of $17,500.

         XX On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Larry and Katina Snyder for a cash investment of $8,750.

         YY On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Jerold Stern for a cash investment of $8.750.

         ZZ On February 12, 1999, the Company issued 10,828 shares of Series D Preferred Stock to Steve Shook Construction P/S Plan for a cash investment of $18,949.

         AAA. On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Joseph and Sandra Stewart for a cash investment of $17,500.

         BBB On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to David Tadych for a cash investment of $8.750.

         CCC On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Miles and Rochelle Weinberg for a cash investment of $17,500.

         DDD On February 12, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Xanadu Associates, LLC for a cash investment of $17,500

         EEE On February 12, 1999, the Company issued 15,000 shares of Series D Preferred Stock to Dr. Alkis Zingas Trust for a cash investment of $26,250.

         FFF On February 12, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Dr. Igor Zlotin for a cash investment of $8,750.

         GGG On February 12, 1999, the Company issued 20,000 shares of Series D Preferred Stock to Simon Zunamon Revocable Trust for a cash investment of $35,000.

         HHH. On February 23, 1999, the Company issued 25,000 shares of Series D Preferred Stock to Jerry and Linda Bassin for a cash investment of $43,750.

         III. On February 23, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Bill D. and Claudia J. Berkeley for a cash investment of $17,500

         JJJ. On February 23, 1999, the Company issued 30,000 shares of Series D Preferred Stock to Thomas C. Coleman for a cash investment of $52,500.

         KKK. On February 23, 1999, the Company issued 9,356 shares of Series D Preferred Stock to Steven Kohn, IRA for a cash investment of $16,373.

         LLL. On February 23, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Robert Margolin, IRA for a cash investment of $8,750.

         MMM. On February 23, 1999, the Company issued 50,000 shares of Series D Preferred Stock to Mid-Lakes P/S Trust for a cash investment of $87,500.

         NNN. On February 23, 1999, the Company issued 5,000 shares of Series D Preferred Stock to Dr. Steven Rubel for a cash investment of $8.750.

         OOO. On February 23, 1999, the Company issued 10,000 shares of Series D Preferred Stock to Melvyn and Lea Ruskin for a cash investment of $17,500.

         PPP. On February 23, 1999, the Company issued 25,000 shares of Series D Preferred Stock to Judy Shapiro for a cash investment of $43,750.

         QQQ. On March 1, 1999, the Company issued 5,000 shares of Series D Preferred Stock to William and Marion Conley for a cash investment of $8,750.

         RRR. On March 1, 1999, the Company issued 20,000 shares of Series D Preferred Stock to John Donahue, IRA for a cash investment of $35,000.

         SSS. On March 1, 1999, the Company issued 15,000 shares of Series D Preferred Stock to John Harte for a cash investment of $26,250.

V. Common Stock

         A. On January 18, 1999, the Company issued 50,000 shares of Common Stock to John W. Hemmer, Vice President of Finance, Treasurer, Chief Financial Officer and a director of the Company, for services provided to the Company.

  Item 27.  Exhibits

  Exhibit
  Number                            Document Dexcription

      (a) Exhibits

      The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

    Table No.                       Document

      2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
      3.1        Certificate of Incorporation(1)
      3.2        Bylaws(1)
      4.1 Warrant Agency Agreement with Continental Stock Transfer & Trust Company(3)
      4.2        Specimen Common Stock Certificate (2)
      4.3        Specimen Class A Warrant Certificate(2)
      4.4        Form of Class A Warrant Agreement(2)
      4.5        Underwriter's  Warrant with Kenneth Jerome & Co., Inc.(3)
      4.6 Warrant to Purchase Common Stock with Note Holders re bridge financing(1)
      4.7        Warrant  to  Purchase   Common   Stock  with  Mackey   Price  &
                 Williams(1)
      4.8        Warrant to Purchase Common Stock with Win Capital Corp.(6)
      4.9        Specimen Series C Convertible Preferred Stock Certificate(6)
      4.10 Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(6)
      4.11       Specimen Series D Convertible Preferred Stock Certificate (10)
      4.12 Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock (10)
      4.13       Warrant to Purchase Common Stock with Win Capital Corp. (10)
      4.14       Warrant to Purchase Common Stock with Cyn Del & Co. (10)
      4.15       Warrant Agreement with KSH Investment Group, Inc. (10)
      4.16       Warrant to Purchase Common Stock with John R. Hemmer
      5.         Opinion of Mackey Price & Williams (10)
     10.1        Exclusive Patent License Agreement with Photomed(1)
     10.2        Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
     10.3        Confidential Disclosure Agreement with Zevex, Inc.(1)
     10.4        Indemnity Agreement with Zevex International, Inc.(1)
     10.5        Manufacturing Agreement with Sunrise Technologies, Inc.(1)
     10.6        Royalty  Agreement  dated  January  30,  1992,  with  Dennis L.
                 Oberkamp Design Services(1)
     10.7        Indemnity  Agreement  dated  January 30,  1992,  with Dennis L.
                 Oberkamp Design Services(1)

     10.8        Royalty  Agreement (for Ultrasonic Phaco Handpiece) with Dennis
                 L. Oberkamp Design Services(1)
     10.9        Lease Agreement with Eden Roc (6)
     10.10       Settlement and Release Agreement with Douglas A. MacLeod(1)
     10.11       Form of Indemnification Agreement(1)
     10.12       1995  Stock  Option  Plan  and  forms  of  Stock  Option  Grant
                 Agreements(1)
     10.13       Form  of   Promissory   Note  with  Note   Holders   re  bridge
                 financing(1)
     10.14       Employee's Lock-Up Agreement(1)
     10.15       Registering Shareholders Lock-Up Agreement(3)
     10.16 Amendment of Settlement and Release Agreement with Douglas A. MacLeod(3)
     10.17       Design,  Engineering  and  Manufacturing  Agreement with Zevex,
                 Inc.(5)
     10.18       License and Manufacturing Agreement with O.B.F. Labs, Ltd.(6)
     10.19       Settlement Agreement with Estate of H.L. Federman(6)
     10.20       Agreement with Win Capital Corp.(6)
     10.21       12% Convertible, Redeemable Promissory Note(6)
     10.22       Securities Exchange Agreement(6)
     10.23 Stock Exchange for Satisfaction of Debt Agreement with Zevex International, Inc. (7)
     10.24 Co-Distribution Agreement with Pharmacia & Upjohn Company and National Healthcare Manufacturing Corporation (7)
     10.25 Agreement for Purchase and Sale of Assets with Humphrey Systems Division of Carl Zeiss, Inc. (7)
     10.26       Employment Agreement with Thomas F. Motter(9)
     10.27       Employment Agreement with Robert W. Millar(9)
     10.28       Employment Agreement with Jack W. Hemmer(9)
     10.29       Employment Agreement with Michael W. Stelzer (9)
     10.30       Change of Control Termination with Thomas F. Motter (9)
     10.31       Change of Control Termination with Robert W. Millar  (9)
     10.32       Change of Control Termination with John W. Hemmer (9)
     10.33       Change of Control Termination with Michael W. Stelzer (9)
     10.34       Promissory Note with Win Capital Corp. (10)
     10.35       Promissory Note with Cyn Del & Co. (10)
     10.36       Consulting Agreement with Win Capital Corp. (10)
     10.37       Agreement with Win Capital Corp.
     10.38       Agreement with Cyn Del & Co.
     23.1        Consent of Medical Laser Insight(3)
     23.2        Consent of Frost & Sullivan(3)
     23.3        Consent of Ophthalmologists Times(3)
     23.4        Consent of Mackey Price & Williams (10)
     23.5        Consent of Tanner & Co.
     27.         Financial Data Schedule
     ----------------------------

     (1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
     (2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
     (3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
     (4) Incorporated by reference from Amendment No. 3 to Registration Statement on Form SB-2, as filed on June 28, 1996.
     (5) Incorporated by reference from Annual Report on Form 10-KSB, as filed on December 30, 1996
     (6) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998
     (7) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on August 19, 1998.

     (8) Incorporated by reference from Registration Statement on Form SB-2, as filed on June 15, 1998. (9) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on November 12, 1998. (10) Incorporated by reference from Registration Statement on Form SB-2, as filed on April 29, 1999.

     (b)  Reports on Form 8-K

                 None

  Undertakings

      The undersigned Registrant hereby undertakes (a) subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section; (b) to provide the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in the names as required by the Underwriters to permit prompt delivery to each purchaser; (c) if any public offering by the Underwriters is to be made on terms differing from those set forth on the cover page of the Prospectus, to file a post-effective amendment setting forth the terms of such offering; and (d) to deregister, by means of a post-effective amendment, any securities covered by this Registration Statement that remain unsold at the termination of this offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant also undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

      The undersigned Registrant further undertakes that it will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement, and (iii) include any additional or changed material information on the plan of distribution.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, State of Utah, on May 6, 1999.



                                        PARADIGM MEDICAL INDUSTRIES, INC.




                                        By: /s/ Thomas F. Motter
                                        ----------------------------------------
                                        Thomas F. Motter, Chairman of the Board,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Motter as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



          Signature                                       Title                                    Date


 /s/ Thomas F. Motter                   Chairman of the Board,                                 May 6, 1999
-------------------------
Thomas F. Motter                        President and Chief Executive Officer
                                        (Principal Executive Officer)


 /s/ Michael W. Stelzer                 Vice President of Operations, Chief                    May 6, 1999
-------------------------
Michael W. Stelzer                      Operating Officer, Secretary and Director


 /s/ Robert W. Millar                   Vice President of Engineering and                      May 6, 1999
-------------------------
Robert W. Millar                        Manufacturing and Director


 /s/ John W. Hemmer                     Treasurer, Chief Financial Officer and                 May 6, 1999
------------------------
John W. Hemmer                          Director (Principal financial and
                                        Accounting Officer)


                                        Director                                               May __, 1999
------------------------
Patrick M. Kolenik


                                        Director                                               May __, 1999
------------------------
Robert L. Frome


SBA-506M.PMI

          As filed with the Securities and Exchange Commission on April 27, 1999
                                             Registration Statement No. 33-77267

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                 AMENDMENT NO. 1

                                       TO

                                    EXHIBITS

                                       TO

                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

         Delaware                      3841                   87-0459536
  (State of jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)Identification Number)

                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)


                           Thomas F. Motter, President
                          1127 West 2320 South. Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)

                             ----------------------

                                   Copies to:


                             Randall A. Mackey, Esq.
                             Mackey Price & Williams
                        170 South Main Street, Suite 900
                         Salt Lake City, Utah 84101-1655
                            Telephone: (801) 575-5000



                                  EXHIBIT INDEX

    Table No.              Document
    ---------              --------

     2.1          Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
     3.1          Certificate of Incorporation(1)
     3.2          Bylaws(1)
     4.1          Warrant Agency Agreement with Continental Stock Transfer & Trust Company(3)
     4.2          Specimen Common Stock Certificate (2)
     4.3          Specimen Class A Warrant Certificate(2)
     4.4          Form of Class A Warrant Agreement(2)
     4.5          Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
     4.6          Warrant  to  Purchase   Common  Stock  with  Note  Holders  re  bridge financing(1)
     4.7          Warrant to  Purchase  Common  Stock with  Mackey  Price & Williams(1)
     4.8          Warrant to Purchase Common Stock with Win Capital  Corp.(6)
     4.9          Specimen Series C Convertible Preferred Stock Certificate(6)
     4.10         Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(6)
     4.11         Specimen Series D Convertible Preferred Stock Certificate (10)
     4.12         Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock(10)
     4.13         Warrant to Purchase Common Stock with Win Capital Corp. (10)
     4.14         Warrant to Purchase Common Stock with Cyn Del & Co. (10)
     4.15         Warrant Agreement with KSH Investment Group, Inc. (10)
     4.16         Warrant to Purchase Common Stock with John R. Hemmer
     5.           Opinion of Mackey Price & Williams (10)
    10.1          Exclusive Patent License Agreement with Photomed(1)
    10.2          Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
    10.3          Confidential Disclosure Agreement with Zevex, Inc.(1)
    10.4          Indemnity Agreement with Zevex International, Inc.(1)
    10.5          Manufacturing Agreement with Sunrise Technologies, Inc.(1)
    10.6          Royalty  Agreement  dated  January 30, 1992,  with Dennis L.  Oberkamp Design  Services(1)
    10.7          Indemnity  Agreement  dated January 30, 1992, with Dennis L. Oberkamp Design Services(1)
    10.8          Royalty Agreement (for Ultrasonic Phaco  Handpiece)  with Dennis L.  Oberkamp  Design  Services(1)
    10.9          Lease Agreement with Eden Roc (6)
    10.10         Settlement  and Release  Agreement  with Douglas A. MacLeod(1)
    10.11         Form of Indemnification  Agreement(1)
    10.12         1995 Stock Option Plan and forms of Stock Option Grant  Agreements(1)
    10.13         Form of Promissory Note with Note Holders re bridge financing(1)
    10.14         Employee's Lock-Up  Agreement(1)
    10.15         Registering  Shareholders  Lock-Up  Agreement(3)
    10.16         Amendment  of  Settlement  and  Release  Agreement  with  Douglas  A. MacLeod(3)
    10.17         Design, Engineering and Manufacturing Agreement with Zevex, Inc.(5)
    10.18         License and Manufacturing  Agreement with O.B.F. Labs, Ltd.(6)
    10.19         Settlement  Agreement with Estate of H.L.  Federman(6)
    10.20         Agreement with Win  Capital  Corp.(6)
    10.21         12%  Convertible,  Redeemable  Promissory  Note(6)
    10.22         Securities  Exchange  Agreement(6)
    10.23         Stock  Exchange for Satisfaction  of Debt  Agreement  with Zevex  International,  Inc. (7)
    10.24         Co-Distribution Agreement with Pharmacia & Upjohn Company and National
                  Healthcare Manufacturing Corporation (7)





    10.25         Agreement for Purchase and Sale of Assets with Humphrey Systems Division of
                  Carl Zeiss, Inc. (7)
    10.26         Employment Agreement with Thomas F. Motter(9)
    10.27         Employment Agreement with Robert W. Millar(9)
    10.28         Employment Agreement with Jack W. Hemmer(9)
    10.29         Employment Agreement with Michael W. Stelzer (9)
    10.30         Change of Control Termination with Thomas F. Motter (9)
    10.31         Change of Control Termination with Robert W. Millar  (9)
    10.32         Change of Control Termination with John W. Hemmer (9)
    10.33         Change of Control Termination with Michael W. Stelzer (9)
    10.34         Promissory Note with Win Capital Corp. (10)
    10.35         Promissory Note with Cyn Del & Co. (10)
    10.36         Consulting Agreement with Win Capital Corp. (10)
    10.37         Agreement with Win Capital Corp.
    10.38         Agreement with Cyn Del & Co.
    23.1          Consent of Medical Laser Insight(3)
    23.2          Consent of Frost & Sullivan(3)
    23.3          Consent of Ophthalmologists Times(3)
    23.4          Consent of Mackey Price & Williams (10)
    23.5          Consent of Tanner & Co.
    27.           Financial Data Schedule
    ----------------------------

    (1) Incorporated by reference from  Registration  Statement on Form SB-2, as filed on March 19, 1996.
    (2) Incorporated by reference from Amendment No. 1 to  Registration  Statement  on Form  SB-2,  as filed on May 14,  1996.
    (3) Incorporated by reference from Amendment No. 2 to Registration  Statement on Form SB-2, as filed on June 13, 1996.
    (4) Incorporated  by reference  from Amendment No. 3 to Registration Statement on Form SB-2, as filed on June 28, 1996.
    (5) Incorporated  by reference from Annual Report on Form 10-KSB,  as filed on December 30, 1996
    (6) Incorporated by reference from Annual Report on Form  10-KSB,  as filed on April 16, 1998
    (7) Incorporated  by reference from  Quarterly  Report on Form  10-QSB,  as filed on August 19,  1998.
    (8) Incorporated by reference from Registration Statement on Form SB-2, as filed on June 15, 1998.
    (9) Incorporated  by reference  from Quarterly  Report on  Form 10-QSB,  as filed on November 12, 1998.
   (10) Incorporated by reference from Registration Statement on Form SB-2, as filed on April 29, 1999.
